As filed with the Securities and Exchange Commission on   May 2, 2005

Registration No. 333-119112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------------

FORM S-1/A- 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

--------------------------

 POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	5075	23-2582701
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

 P.O. Box 1239

115 Canfield Road LaVernia, TX  78121

(830)-779-5213

 (Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant's Principal Executive Offices)

Charles Cleveland

Suite 304

Rock Point Centre

Spokane, Washington 99201

(509) 326-1029

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of

1933, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock $0.001 par value (2)	4,457,995	$ 1.48	$ 6,597,833	$ 837.26
Warrants to Purchase Common Stock, no par value	615,000	-0-	-0-	-0-
Common Stock, $0.001 par value	615,000[2] shares	$2.855[3]	$1,756,050	$223.63
Total Fee				$ 1,059.89

 [1]   Estimated  solely  for  the  purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's  Common  Stock  on the OTC Electronic Bulletin Board (Symbol: PWCL) on    April 25, 2005.

[2]

The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in various private placements undertaken by the Registrant) into shares of common stock, which warrants have various exercise prices.

[3]

Price is calculated as the average based upon the total funds that would be received if all warrants were exercised.

[4]

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions. It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.

[5]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

Prospectus

5,072,995 Shares

 POWERCOLD CORPORATION.

PO Box 1239

115 Canfield Road

LaVernia, TX  78121

We are registering for resale 4,457,995 shares of our common stock issuable upon exercise of a convertible term note and 615,000 shares of our common stock issuable upon the exercise of warrants. The convertible term note and warrants were issued to the selling shareholder identified in this prospectus.

We will not receive any of the proceeds from the sale of shares by the selling stockholder, other than payment of the exercise price of the warrants. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

 The selling shareholder will sell its shares at prevailing market prices or privately negotiated prices.

Our shares of common stock are listed on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the symbol “PWCL”.

The market price close as of   April 25, 2005 was $ 1.52 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

, 2005.

Until                 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

TABLE OF CONTENTS

Summary Information	5
Risk Factors	7
Forward Looking Statements	10
Use of Proceeds	10
Dividend Policy	10
Determination of Offering Price	10
Dilution	11
Capitalization	11
Selling Security Holder	11
Plan of Distribution	14
Description of Securities	1 5
Our Business	1 8
Legal Proceedings	2 8
Market Information	2 9
Selected Financial Data	30
Management’s Discussion and Analysis of Operations	31
Quantitative and Qualitative Disclosures about Market Risk	4 6
Directors, Executive Officers, Promoters and Control Persons	4 6
Security Ownership of Certain Beneficial Owners and Management	5 2
Certain Relationships and Related Transactions	5 3
Legal Matters	5 4
Experts	5 4
Where You Can Find More Information	5 4
Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters	5 4
Federal Tax Considerations to Non-United States Holders	5 5
Audited Financial Statements	5 6

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read the entire prospectus carefully, including the “Risks Factors” section and the remainder of the prospectus, before making an investment decision. In this prospectus we refer to PowerCold Corporation. as “PowerCold,” “we,” “our” and “us.”

PowerCold Corporation

We were formed on October 7, 1987 in the State of Nevada.  We design, engineer, manufacture, market and support energy efficient industrial refrigeration and HVAC (Heating/Ventilation/Air Conditioning) systems.  Our products are used in large food processors, hotel, assisted care living facilities, retail chain stores, fast food restaurants, as well as in small commercial air-conditioning units.

  We have four wholly owned subsidiaries:

** PowerCold Products, Inc. supports our product development, engineering and manufacturing.

**PowerCold ComfortAir Solutions, Inc., supports our sales and marketing offering turnkey high efficiency HVAC solutions for commercial buildings.

**PowerCold International, Ltd., markets all our products and system applications worldwide through various alliances and marketing agencies.

**PowerCold Technology, LLC holds title to all of our patents.

The Company's executive offices are located at 115 Canfield Road, LaVernia, TX  78121. Our telephone number is (830)-779-5213 and our facsimile number is (830)-253-8181. Unless otherwise indicated, references in this Prospectus to “PowerCold,”, “we,” “us” and “our” are to PowerCold Corporation.

The Offering

The selling stockholder is offering for resale 4,457,995 shares of our common stock issuable upon conversion of a convertible term note, together with warrants to purchase 615,000 shares of common stock and common stock acquirable upon exercise of such warrants, all of which were sold at various prices pursuant to the exemptions from registration provided by Regulation D promulgated under the Securities Act of 1933.

We agreed to register the stock underlying the convertible term note, the warrants, and stock underlying the warrants, for resale by the selling stockholders. This prospectus is part of the registration statement filed to meet our obligations under the registration rights agreement.

We will not be involved in the offer and sale of these shares other than registering such shares and warrants pursuant to this prospectus.

Our shares of common stock are quoted on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the Symbol “PWCL”.

THE OFFERING

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may not make an offer of the common stock in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

Common stock offered by the Selling Shareholder	5,072,995 shares

Common stock to be outstanding immediately after this offering [1]	33,449,291 shares

Use of Proceeds	We will not receive any proceeds from the sale of stock
.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

Dividend Policy	We have not paid any dividends and do not anticipate that we will do so in the foreseeable future. See “Description of Securities” for more information.

OTC BB symbol	PWCL

[1]

The number of shares of common stock to be outstanding upon completion of this offering is based on    23,635,817 shares of common stock outstanding as of    April 25, 2005; 3,784,979 options and 570,500 warrants that are in the money as of April 25, 2005 (on a fully diluted basis)

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

You should read the summary consolidated financial data presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus. The summary consolidated financial data at and for the fiscal years ended December 31, 2004, 2003, 2002, 2001 and 2000   are derived from our consolidated financial statements. Earnings per share is computed using the weighted average number of shares of common stock. Book value per share excludes the effect of any outstanding stock options. Results for past periods are not necessarily indicative of results that may be expected for any future period.

(All amounts except per share amounts are stated in thousands)

	Year Ended 12/31 /2004	Year Ended 12/31/2003	Year Ended 12/31/2002	Year Ended 12/31/2001	Year Ended 12/31/2000
Revenue	$ 9,091	$4,070	$1,506	$814	$395
Gross Profit (loss)	$ 1,884	$1,443	$257	$(15)	$112
Net Income (loss)	$(4,337)	$(2,657)	$(4,291)	$(2,328)	$(1,103)
Basic Earnings (loss) per share	$(0.20)	$(0.13)	$(0.25)	$(0.16)	$(0.13)
Diluted Earnings (loss) per share	$(0.20)	$(0.13)	$(0.25)	$(0.16)	$(0.13)
Dividends per share	N/A	N/A	N/A	N/A	N/A
Basic Average Shares (000)	22,156	20,163	17,118	15,005	10,157
Diluted Average Shares (000)	22,156	20,163	17,118	15,005	10,157
Working Capital	$ 1,199	$159	$(55)	$413	$126
Long Term Debt	$ 2,764	$0	$0	$0	$6
Shareholders’ Equity	$ 30	$1,562	$782	$2,339	$1,255
Total Assets	$ 8,576	$4,593	$1,685	$2,824	$1,781

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this Prospectus before you decide to invest in our common stock. There is a great deal of risk involved.  Any of the following risks could affect our business, its financial condition, its potential profits or losses and could result in you losing your entire investment if our business became insolvent.

Specific Risks Related to Our Business

We are subject to government regulations that may impose additional technology requirements to our products, which may increase our manufacturing costs, thus reducing our profitability.

Environmental regulations affect our business. There are many federal, state and local rules and regulations governing the environment.  The environmental laws affecting us most relate to the use of chemicals in refrigeration and heating systems and equipment and to minimum energy efficiency standards.  Some chemicals used in air conditioning and refrigeration equipment products may affect the ozone layer. None of our products use the banned chemicals and all of our equipment meets or exceeds current minimum energy efficiency standards as they apply to our existing product offerings. Our equipment uses substitutes for environmentally destructive chemicals such as Freon.  Failure to meet those regulations would seriously affect our income if the equipment we manufacture for the commercial heating and air conditioning market becomes obsolete.

As a result our business is subject to extensive, frequently changing, federal, state and local regulation regarding the following:

-     health, safety and environmental regulations;

-     changing technology requirements.

Some of these laws may restrict or limit our business. Much of this regulation, particularly technology requirements, is complex and open to differing interpretations. If any of our operations are found to violate these laws, we may be subject to severe sanctions or be required to alter or discontinue our operations. If we are required to alter our practices, we may not be able to do so successfully. The occurrence of any of these events could cause our revenue and earnings to decline.  Changes in regulations specifically governing the use of certain refrigerants may make some of our equipment designs obsolete, causing us to increase spending on research and development and impair the value of our patents. The magnitude of such risk cannot be quantified and would be speculative.  If our intellectual property were entirely impaired assets could be reduced by as much as $ 1,248,805 ..

We have a history of net losses. We expect to continue to incur net losses, and we may not achieve or maintain profitability. Independent auditors have expressed substantial uncertainties for our continuation as a going concern

We have incurred net losses each year since our inception in 1987 including net losses of approximately $4,337,032 for the year ended December 31, 2004, $2,656,548        in 2003 and $4,291,443 in 2002   . As of December 31, 200 4 , we had an accumulated deficit of approximately $ 20,614,502 .. The time required to reach profitability is highly uncertain. We may not achieve profitability on a sustained basis, if at all.  The “cash burn”, defined as the net loss for the period less depreciation, (the average is calculated by dividing by the interval period,) for the first quarter of 2004 was $415,708, $542,742 for the second quarter ended June 30, 2004 ,  $522,112 for the third quarter ended September 30, 2004 and $2,743,428 for the fourth quarter ended December 31, 2004 ..   The average quarterly cash burn for 2004 was $1,036,147 and for 2003 was $635,216.  Planned R&D activity for new product development and existing product improvement is projected at $ 650,000 over the twelve month period through December 200 6 and will be dependent upon available funds.

Our financial statements for the year ended December 31, 200 4 , were audited by our independent certified public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming we will continue as a going concern and that we have incurred operating losses since inception that raise substantial doubt about our ability to continue as a going concern.

We believe that there is substantial doubt about our ability to continue as a going concern due to our total accumulated deficit of $ 20,614,502 as of   December 31 , 2004. Net losses may continue for at least the next several years. The presence and size of these potential net losses will depend, in part, on the rate of growth, if any, in our revenues and on the level of our expenses. The number of employees has varied over the previous twenty-four month s and to some extent is dependant upon the backlog of orders from products manufactured by us.  There has been a net increase in the sales and marketing staff in an effort to increase revenue. This trend is expected to continue as the customer base expands.  Substantial increases in the cost of certain raw materials such as copper tubing and polyethylene resin may temporarily impact, in a negative way, the gross profit margins of equipment sold.  The cost of insurance coverage and regulatory compliance continues to escalate with little near term relief expected. We will need to generate significant additional revenues of at least $5,000,000 per year to achieve profitability at current gross margins and operating expenses .. Even if we do increase our revenues and achieve profitability, we may not be able to sustain profitability.

We will need additional funds in the future, which may not be available to us. If we do not secure additional financing, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures.

We require substantial working capital to fund our business. . We need at least $165,000 in funds per month to operate. We have had significant operating losses and negative cash flow from operations. Additional financing may not be available when needed on favorable terms or at all. If adequate  funds  are  not available or are not available on acceptable terms, we may  be  unable  to  develop  or  enhance our product line of evaporative condensers and fluid coolers, take advantage of approved vendor status with major hospitality chains  or  respond  to  competitive  pressures,  which  could result in a reduction of revenue growth or significantly reduced revenue.  Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated or find it necessary to reduce the size of our workforce limiting our ability  to respond rapidly to design and engineering requests and bid on new projects..

The loss of Francis L. Simola could impair the growth of our business.

We do carry key-man life insurance on our chief executive officer, Francis L. Simola in the amount of $1 million.  If he  dies or becomes disabled, we would have to divert time and money to locate an experienced replacement; to do so would be time consuming and expensive.  We would be competing against large companies seeking similar candidates. A loss of Mr. Simola would hurt our operations and financial condition as he has directed us since formation.  There is no one else associated with us who can manage our operations like Mr. Simola.  The magnitude of the risk to us would be at least $200,000 per year in salary costs, plus additional compensation.

Our Stock Value has fluctuated in an abrupt and volatile manner in the past and may do so in the future which may impair our ability to raise capital through equity offerings.

Our stock is traded on the Electronic, Over the Counter Bulletin Board. Stocks that trade on the OTC Bulletin Board tend to experience dramatic price volatility.  The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, limiting our ability to raise capital at favorable terms and increasing the cost of capital in the equity markets.  The lower our stock trades, the greater the dilutive effect upon stockholder value if equity offerings are used to raise capital.

If we fail to adequately protect our proprietary technologies, third parties may be able to use our technologies, which could prevent us from competing in the market.

Our success is dependent upon our proprietary information and technology. We rely on a combination of patent, contract, trademark and trade secret laws and other measures to protect our proprietary information and technology. The patents issued to us may not be adequate to protect our proprietary rights, to deter misappropriation or to prevent an unauthorized third party from copying our technology, designing around the patents we own or otherwise obtaining and using our products, designs or other information. In addition, patents may not be issued under future patent applications, and the patents issued under such patent applications could be invalidated, circumvented or challenged. It may also be particularly difficult to protect our products and intellectual property under the laws of certain countries in which our products are or may be manufactured or sold. There can be no assurance that the steps we have taken to protect our technology will be successful.

We believe our products and technology do not infringe on any proprietary rights of others. Any claims for infringement, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could result in a cessation of operations and limit funds available for operational needs as we do not have insurance coverage that provides for the legal defense of intellectual property. Legal defense costs in intellectual property actions are extremely costly and lengthy in duration.

We operate in an intensely competitive industry with rapidly evolving technologies, and our competitors may develop products and technologies that make ours obsolete.

We are in an extremely competitive market. We compete because of our service, price, quality, reliability and efficiency of our products. Several of our competitors have more money. Several of the Companies we compete with are RECold, BAC, and Evapco, York, and Carrier.

Our stock price is likely to be below $5.00 per share and is currently a "Penny Stock" which will place restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as "penny stock" under the Securities Exchange Act of 1934, and its rules. The SEC has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell our shares.

Anti-Takeover Provisions In Our Charter Documents And Nevada Law Could Make A Third-Party Acquisition Of Us Difficult. This Could Limit The Price Investors Might Be Willing To Pay In The Future For Our Common Stock.

Provisions in our amended and restated certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders and our amended and restated bylaws eliminate the right of stockholders to call a special meeting of stockholders, which could make it more difficult for stockholders to effect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

FORWARD-LOOKING STATEMENTS

The statements included in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. You can identify forward-looking statements by terminology including “could,” “may,” “should,” “except,” “plan,”  "expect," "project," "estimate," "predict," "anticipate," "believes", "intends", and the negative of these terms or other comparable terminology. Such statements are based upon our current expectations and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements include, without limitation, statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. These statements may be found in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholder.

Upon exercise of all of warrants in this offering, we would receive proceeds of $1,756,050.  There is no guarantee that any or all of the warrants will be exercised as they are price significantly above the market closing price of $ 1.52 on   April 25, 2005.

The proceeds from the exercise of the warrants will be used to produce and manufacture additional inventory of our new fluid cooler products and heat exchangers (estimated 20% of the proceeds), develop new and improved products (estimated 30% of the proceeds), expand sales and marketing activity with 50% of funds used for marketing and sales activities.

We estimate we will spend approximately $ 3 5,000 in registering the offered shares.

DIVIDEND POLICY

Our board of directors has never declared a cash dividend. We do not have any present intent to pay any cash dividends. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant.

 DETERMINATION OF OFFERING PRICE

The Selling Shareholder is expected to sell its shares at market prices.

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of our Selling Shareholders.

CAPITALIZATION

The following table shows our capitalization, as of   December 31 , 2004:

Actual:	On an actual basis, unadjusted for any exercise of outstanding options, warrants, and the convertible term note.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Actual (As of December 31 , 2004)	As Adjusted *
Cash and cash equivalents Debt (convertible)	$ 1,206,417 $ 5,000,000	$ 6,302,457 [1] $0[2]

Stockholders’ Equity:	$ 30,191	$ 10,126,231 [3]
Capital Stock	23,485,817	32,299,291 [4]
Additional Paid-in Capital	$ 20,621,207	$ 30,708,284 [5]
Retained Earnings (Accumulated Deficit)	$(20,614,502)	$(20,614,502)
Treasury Stock	Nil	Nil

__________________________

* Adjusted for the exercise of all warrants, options, price at $ 1.56 or less and conversion of convertible debt.

[1]

We have assumed that our cash is increased: $ 5,096,040 by the following exercise of options and warrants at or below $ 1.56 per share (the average of the high and low sales prices for PowerCold common stock during the first quarter of 200 5 ; exercise of 3,784,979 options at an average price of $ 1.17 per share for a total of $ 4,433,040 ; and the exercise of 570,500 warrants at an average price of $ 1.16 for $ 663,000 ..

[2]

We have assumed that our debt is reduced to $0 through the conversion to equity

[3]

We have assumed that our Shareholders’ Equity is increased $ 10,096,040 through the exercise of all options, warrants with and exercise price of $ 1.56 or less and the full conversion of the Laurus $5,000,000 convertible debt.

[4]

We have assumed that our Capital Stock is increased 8,813,474 :   3,784,979 with the exercise of all outstanding options with an exercise price of $ 1.56 or less; 570,500 with the purchase of all outstanding warrants with an exercise price of $ 1.56 or less; and the 4,457,995 being registered for the convertible debt instrument.

[5]

We have assumed that our Paid in Capital is increased $ 10,087,077 ; $5,000,000 for the convertible debt from Laurus; $ 4,433,040 upon the exercise of options; $ 663,000 upon the exercise of warrants less $8,963, the par value of the additional share issued and outstanding upon the exercise of options and warrants and conversion of debt for the number of shares in this registration ..

 SELLING SECURITY HOLDER

SELLING SHAREHOLDER

Securities Purchase Agreement

On July 29, 2004 we entered into a securities purchase agreement with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) for the purchase of a $5,000,000  convertible term note (“Note”). Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the Initial Exercise Date. The exercise prices of the warrants are $2.63 for the 300,000 shares and $3.07 for the remaining shares.

The note will mature on July 29, 2007. The note bears interest at the prime rate of interest plus 1 percentage point, with a minimum interest rate of 5% and a maximum rate of 8%.   Subject to the terms and conditions of the   note , it is convertible into our common stock in the discretion of                         Laurus or by    automatic conversion.  We also retain the right to prepay the note at 125% of the unpaid balance for 12 months from July 29, 2004; 115% of the unpaid balance for 12-24 months from July 29, 2004; and 110% of the unpaid balance after 24 months from July 29, 2004. As consideration for investment banking services in connection with the securities purchase agreement, we paid 4.29% of the gross proceeds to Laurus Capital Management, L.L.C., is the affiliate of Laurus Master Fund, Ltd, who received consideration for investment banking services in connection with the securities purchase agreement. Laurus Capital Management LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd, the Selling Shareholder, 0.04% to Loeb & Loeb, LLP a California limited liability partnership as the Escrow Agent for the transaction and 8.5% of the gross proceeds to the Dragonfly Capital Partners, LLC. (an affiliate of Oberon Group, LLC, a North Carolina limited Liability Company)

We are filing the registration statement, of which this prospectus is a part, primarily to fulfill a contractual obligation to do so.  No warrant solicitation fees were paid, and the gross proceeds received by us were $5,000,000.  Resale of the shares of our common stock issuable in connection with the convertible term note and warrants purchased under all of the investor’s agreements is covered by this Prospectus. The terms of the Note limit the amount that can be converted into our common stock. The limitations are as follows:  4.99% of the outstanding shares or an amount that does not exceed 35% of the dollar trading volume for 22 days before the conversion notice.  At no time can the Selling Shareholder’s beneficial ownership of our common stock exceed 19.99%

Laurus is not a natural person. Laurus does not file any reports under the Exchange Act. Laurus is not a majority subsidiary of a reporting Company under the Exchange Act. Laurus is not a registered investment adviser under the 1940 Act or a registered broker-dealer. Laurus has represented it has no agreement or understandings, directly or indirectly, with any person to distribute our securities, as of the time of their purchase of the Note and has not entered into any agreements or understandings, directly or indirectly, with any person to distribute our securities since the purchase of the note.  Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd., a “Selling Shareholder”. David Grin and Eugene Grin are the natural persons who exercise voting power over Laurus Capital Management, LLC.  Laurus Capital Management, LLC is the affiliate of Laurus Master Fund, Ltd. who received consideration for investment banking services in connection with the securities purchase agreement. Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd., a “Selling Shareholder”.

Laurus Master Fund, Ltd. is neither a registered broker-dealer nor a broker-dealer’s affiliate.

Ownership Table

Set forth below is listed the stockholder who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling stockholder prior to the offering. The "Common Shares Beneficially Owned Following the Offering" column assumes all shares registered hereby are resold by the Selling Stockholder. The Selling Stockholder identified in the following table is offering for sale 4,457,995 shares of common stock issuable upon conversion of the Note and 615,000 shares of common stock upon exercise of the warrants. None of these shares are being offered by directors, officers or principal stockholders.

We will not receive any proceeds from the sale of the shares by the Selling Stockholder.

Name of Shareholder **Subject to filing Forms 13D when required.	Common Stock Owned Beneficially Prior to Offering	Number of Common Shares Offered Hereby	Common Shares Beneficially Owned Following the Offering	Number of Warrants Held/ Exercise Price	Warrant Termination Date	Common Shares Beneficially Owned Following the Offering Greater Than 1%
Laurus Master Fund, Ltd. c/o M&C Corporate Services LimitedP.O. Box 1234 G.T. Ugland House South Church Street Grand Cayman Cayman Islands	0[*]	4,457,995	0	615,000[1]	July 29, 2007	0

_________________________

[*]   Laurus may own up to 4.99% of PowerCold common stock in accordance with a Convertible Term Note of July 29, 2004.   The Note is convertible into our common stock under the terms and conditions of the convertible promissory note dated July 29, 2004, subject to conversion by Laurus as well as an automatic conversion. Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the Initial Exercise Date. The exercise prices of the warrants are $2.63 for the 300,000 shares and $3.07 for the remaining shares.   As of December 31, 2004 Laurus did not own any PowerCold common stock but under certain conditions may convert more than 4.99% up to a maximum of 19.99% with 75 day written notification that it will acquire more than 4.99%.   As of the date of this report, Laurus has not converted any of its derivative securities into common stock and will not until this registration becomes effective.   The Company has filed a registration statement under Form S-1 to register 5,072,995 shares on behalf of Laurus. Upon the issuance of the shares from this offering and the exercise of the warrants Laurus would own 17.7% of PowerCold common stock on the diluted basis of this offering.   The current price of PowerCold’s stock is well below the exercise price of the warrants owned by Laurus and would likely not be exercised.   Upon the issuance of the common stock only from this offering the ownership upon dilution would be 15.9%. On a fully diluted basis, assuming the exercise of all options and warrants that are exercisable at or below $1.56 per share, the Laurus ownership would be 15.7% and 13.8% respectively.

 [1] Warrants for 300,000 shares exercisable at $2.63 per share and Warrants for 315,000 shares exercisable at $3.07 per share.

As of    April 25, 2005 , the number of shares of Common Stock that can be sold by officers, directors, principal shareholders, and others pursuant to Rule 144 is 9,472,795 ..

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

As of    April 25, 2005 , we had 23,635,817 shares of our common stock outstanding, which shares were held by approximately 1,850 shareholders of record.

For three years prior to July 29, 2004, Laurus had no material relationship with us.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Maryland, District of Columbia, Maryland, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming.

 PLAN OF DISTRIBUTION

We are registering on behalf of the selling stockholder, 4,457,995 shares of our common stock underlying a convertible term note it owns. We will also register         615,000 shares of common stock underlying the warrants. No warrant solicitation fee will be paid.  The selling stockholders may, from time to time, sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at prevailing market prices or privately negotiated prices.

The shares of common stock may be sold by the selling stockholder by one or more of the following methods, without limitation:

-

on the over-the-counter market;

-

to purchasers directly;

-

in ordinary brokerage transactions in which the broker solicits purchasers;

-

through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts,

concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

-

through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

-

through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

-

through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

-

in any combination of one or more of these methods; or

-

in any other lawful manner.

None of our officers, directors or principal stockholders are selling any stock pursuant to this prospectus.  Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.  If the selling shareholder enters into an agreement to sell its shares to a broker-dealer as principal and the broker-dealer is also acting as an underwriter, we will be required to file a post-effective amendment to identify the broker-dealer, provide the required information on the plan of distribution, revise the disclosures in this prospectus, as well as filing any underwriting agreement. The broker-dealer will be required to then seek the clearance of the Corporate Finance Department of the National Association of Securities Dealers as to any underwriting compensation and arrangements. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

The selling stockholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholder is subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for our common stock during the period when shares are being sold pursuant to this prospectus. Consequently, the selling stockholder, if they are also our officers and directors, must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our common stock in connection with the stock offered pursuant to this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholder will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholder may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of the registration statement estimated to be $ 35,000 including but not limited to, legal, accounting, printing and mailing fees are and will be paid by us. We have agreed to pay costs of registering the selling stockholder’s shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

 DESCRIPTION OF SECURITIES

Common Stock

We can issue up to 200,000,000 shares of Common Stock, $0.001 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intend to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Preferred Stock

We also can issue 5,000,000 shares of preferred stock. We did issue 1,250,000 shares of a Series convertible, preferred stock, $.001 par value. Those shares were subsequently converted to common stock. Currently no Preferred Stock is outstanding.

Warrants

The following chart summarizes warrants that are currently outstanding:

Number of Warrants	Date of Issuance	Exercise Price	Expiration Date
120,000	July 12, 2001	$1.00 per share	July 12, 2005	Not being registered
30,000	July 24, 2001	$1.00 per share	July 24, 2005	Exercised 12/28/04 for $30,000
10,000	August 3, 2001	$1.00 per share	August 3, 2005	Exercised 12/28/04 for $10,000
250,000	August 27, 2001	$0.50 per share	August 27, 2005	Exercised 12/28/04 for $125,000
75,000	September 5, 2001	$0.77 per share	September 5, 2005	Exercised 12/28/04 for $57,375
44,000	October 12, 2001	$1.38 per share	October 12, 2005	Exercised 12/28/04 for $60,720
44,000	October 12, 2001	$2.50 per share	October 12, 2005	Exercised 12/28/04 for $55,000
10,480	November 28, 2001	$2.50 per share	November 28, 2005	Exercised 12/28/04 for $13,100
13,333	January 24,2002 through February 1, 2003	$2.50 per share	February 1,2004	Expired unexercised
18,750	March 8, 2002	$3.00 per share	March 8, 2004	Expired unexercised
150,000	July 12, 2002	$1.00 per share	July 12, 2005	Not being registered
5,000	October 17, 2002	$2.50 per share	October 17, 2004	Expired unexercised
4,000	October 28, 2002	$2.25 per share	October 28, 2005	Included in registration 333-115094
60,000	December 9, 2002	$2.25 per share	December 9, 2005	Included in registration 333-115094
20,000	January 23, 2003	$2.25 per share	January 23, 2006	Exercised 12/28/04 for $25,000
35,000	February 20, 2003	$1.75 per share	February 20, 2006	Exercised 12/28/04 for $43,750
5,000	February 20, 2003	$1.75 per share	February 20, 2006	Included in registration 333-115094
50,000	May 13, 2003	$1.50 per share	May 13, 2006	Included in registration 333-115094
310,000	June 30, 2003	$2.25 per share	June 30, 2006	Included in registration 333-115094
70,000	June 30, 2003	$0.01 per share	June 30, 2006	Exercised on 7/8/03 for $700
75,000	December 17,2003	$2.00 per share	December 17, 2006	Included in registration 333-115094
330,000	January 12, 2004 through February 27, 2004	$1.50 per share	1 year exercise period from date of issuance	Exercised 12/28/04 for $330,000
115,500	March 1, 2004	$1.00 per share	March 1, 2009	Included in registration 333-115094
31,407	June 25, 2004 through June 28, 2004	$2.50 per share	3 year exercise period from date of issuance	Included in registration 333-115094
40,000	June 28, 2004	$1.50 per share	June 27, 2007	Exercised 12/28/04 for $40,000
125,000	June 28, 2004	$1.50 per share	June 27, 2007	Included in registration 333-115094
160,625	July 19, 2004	$2.00 per share	July 19, 2009	Not being registered
300,000	July 29, 2004	$2.63 per share	July 29, 2007	Included in this registration
315,000	July 29, 2004	$3.07 per share	July 29, 2007	Included in this registration
300,000	August 30, 2004	$1.87 per share	August 30, 2007	Included in registration 333-115094
59,375	December 28, 2004	$1.70 per share	December 28, 2009	Not being registered
665,000	March 9, 2005	$1.70 per share	March 9, 2010	Not being registered

On    March 9, 2005 we issued common stock purchase warrants to Laurus to purchase 665,000 shares of common stock, exercisable for five years from the Initial Exercise Date. The exercise price of the warrants is $ 1.70          .  These warrants were issued by us in connection with the      amendment of the secured convertible term note and the registration rights agreement with Laurus, all dated July 29, 2004, to reschedule the originally required effectiveness date (November 27, 2004) of the registration statement filed with the SEC to June 15, 2005, and to reschedule the initial principal payments due February, March, April and May 1, 2005 to April, May, June and July 1, 2007 .   For the amended rescheduled payments and new effective date the Company has agreed to issue a new warrant purchase agreement to Laurus for 665,000 shares for a term of five years at $1.70 per share.   We issued 215,000 warrants for the rescheduled principal payments and 450,000 warrants for the rescheduling of the required effectiveness date, and were not registered under any securities laws.

In 2002 151,515 warrants were exercised for gross proceeds to us of $227,272.50.

In 2003 239,869 warrants were exercised for gross proceeds to us of $255,503.50.

In 2004 1,776,907 warrants were issued, 878,480 warrants were exercised and $779,075 was received on exercise; 210,000 options were exercised and $210,000 was received upon exercise.

As of    April 25, 2005 , 2,855,907 warrants were outstanding at an average exercise price of $1.96 per share, no other warrants to purchase our common stock have been issued.

Options Outstanding

As of    April 25, 2005 we have 5,398,503 options to purchase our common stock outstanding at an average exercise price of $ 1.36 per share.

There are currently available 758,370 options under the 2002 Employee Stock Option Plan. As of    April 25, 2005 , 575,000 options have been granted under such Plan at a weighted average exercise price of $1.50 per share ..

Convertible Term Note

On July 29, 2004 we sold to Laurus Master Fund, Ltd. (“Laurus Funds”), of a Convertible Term Note in the principal amount of Five Million Dollars. The Note is convertible into our common stock at an initial fixed conversion price of $1.87 per share.  The fixed conversion price of $1.87 per share is applicable when the PowerCold stock average closing price for the five days prior to the repayment date (the first of each month) is at or above 110% of the fixed conversion price. Conversion at less than the fixed conversion price is set at 90% of the average of the five lowest trading days in the 22 trading days prior to the repayment date.  The fixed conversion price cannot be less than $1.10 per share.  Conversion is limited to 35% of the aggregate trading volume of the 22 trading days prior to the repayment date.   In the event that the required number of shares at conversion on the repayment date exceeds 35% of the aggregate trading volume of the 22 days prior to the repayment date the difference will be paid in cash at 102% of the amount due.

Laurus can convert to equity any portion of the principal balance and accrued but unpaid interest subject to the limitations of the 35% aggregate trading limit for the 22 days prior to redemption and the 4.99% total holdings limitation with the only exceptions being default and prior 75 day notification by Laurus that they will exceed the 4.99% ownership limitation but will be restricted to a 19.99% limitation not to exceed 4,457,995 shares.

Interest payable on the Note shall accrue at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus one percent (1.0%).  The interest rate shall not be less than five percent (5.0%) and no more than eight percent (8.0%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on August 1, 2004 and on the first business day of each consecutive calendar month thereafter until the Maturity Date, July 29, 2007.

Amortizing payments of the aggregate principal amount outstanding under this Note shall begin on February 1, 2005 and shall recur on the first business day of each succeeding month thereafter until the Maturity Date. Beginning on the first Amortization Date, We agreed to make monthly payments to Laurus Funds on each Repayment Date, each in the amount of $166,666.67 together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note, the Purchase Agreement or any other Related Agreement but have not been paid. Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.  We also retain the right to prepay the note at 125% of the unpaid balance for 12 months from July 29, 2004; 115% of the unpaid balance for 12-24 months from July 29, 2004; and 110% of the unpaid balance after 24 months from July 29, 2004.

We also agreed to file a registration statement within 45 days from July 29, 2004, registering the number of shares underlying the secured convertible term note and the warrants, and to have that registration statement declared effective with the Securities and Exchange Commission within 120 days from July 29, 2004. We are not registering the Note or the warrant granted to Laurus, only the underlying common shares.  In the event that the registration statement is not filed by the required deadline, we are obligated to pay Laurus Master Fund 1% of the original principal amount of the convertible note, for each 30-day period, or portion thereof, during which the registration statement is not filed. In the event that the registration statement is not declared effective by the Securities and Exchange Commission by the required deadline, which is 120 days from the date of the Securities Purchase Agreement, we are obligated to pay to Laurus Master Fund 1% of the original principal amount of the convertible note, for each 30-day period, or portion thereof, during which the registration statement is not effective.

We filed the registration statement for Laurus Funds 4 days after the required deadline.  Since the registration statement was still under review by Laurus at the required 45 day filing deadline, Laurus agreed to waive the penalty fee associated with the late filing of the registration statement.  A copy of the waiver is filed as an exhibit.

The securities purchase agreement, secured convertible term note and the registration rights agreement with Laurus, all dated July 29, 2004, were amended on March 9, 2005 to reschedule the originally required effectiveness date (November 27, 2004) of the registration statement filed with the SEC to June 15, 2005, and to reschedule the initial principal payments due February,

March, April and May 1, 2005 to April, May, June and July 1, 2007 .   For the amended rescheduled payments and new effective date the Company has agreed to issue a new warrant purchase agreement to Laurus for 665,000 shares for a term of five years at $1.70 per share.   The Company will take a fair market value charge of $125,302 for the issuance of 215,000 warrants for the rescheduled principal payments over the period from February 1, 2005, through August 1, 2007.    In addition the Company will take a fair market value charge of $262,260 for the issuance of 450,000 warrants as a result of   the registration statement filed with the SEC not being effective as of November 27, 2004 and being extended to June 15, 2005.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Computershare Trust Company, Inc., 350 Indiana Street, Suite 300, Golden, CO 80401.

OUR BUSINESS

General Development of Business

Company History

We were established in October, 1987 (f/k/a International Cryogenic Systems Corporation) to fabricate and market freezer systems. We originally developed and patented a "quick freeze" system. On December 28, 1992, the Company acquired the patent rights (U.S. Patent No. 4,928,492) and related engineering and technology to a process of quick freezing food products, and cleaning and treating various nonfood products by using a circulating cryogenic liquid in a closed pressurized vessel system, in exchange for 2,414,083 shares of common stock.  The common stock was valued at $.30 per share, which was determined by management to be the fair market value.  Two directors of the Company were also directors of the company selling such patent rights.

In January l993, we merged into Marco Ventures. During 1995 and 1996 we acquired four businesses in an exchange of stock transaction: RealCold Products, Inc., RealCold Maintenance Systems, Inc., Technicold Services, Inc. and Nauticon, Inc.

Our name was changed to PowerCold Corporation (PowerCold) in April 1997, and we currently trade on the OTC Bulletin Board under the symbol PWCL.

RealCold Products and RealCold Maintenance designed and manufactured custom refrigeration systems; Technicold Services provided consulting services for commercial refrigeration and freezing systems; and Nauticon owned a line of patented evaporative condensers and heat exchange systems for the HVAC and refrigeration industry. In July 1997 we sold the assets of RealCold Products to Wittcold Systems, Inc., a wholly owned subsidiary of Dover Resources and Dover Corp. We ceased operations of our subsidiary Technicold Services in June 2003 and discontinued consulting and educational services to the commercial refrigeration industry.  Effective January 1, 2002,  RealCold Products, Inc. name was changed to PowerCold  Products,  Inc., and Nauticon, Inc. was dissolved as an operating  entity.  The Nauticon product line is being supported under PowerCold Products, Inc.

All of our operations are now conducted through our four subsidiaries, namely, PowerCold Products, Inc.; PowerCold ComfortAir Solutions, Inc., PowerCold    Technology, LLC .., and PowerCold International, Ltd.

Financial Information About Business Segments

The table below summarizes certain financial information about our subsidiaries for the past three years.

PowerCold Products, Inc	2004	2003	2002
Sales	N/A	$620,209	$628,217
Gross Profit	N/A	($179,341)	($17,168)
Operating Income (Loss)	($1,490,215)	($759,357)	($1,113,179)
Total Assets	$310,487	$352,255	$577,966
PowerCold ComfortAir Solutions, Inc	2004	2003	2002
Sales	$9,090,743	$3,450,267	$877,673
Gross Profit	$1,884,467	$1,571,273	$273,937
Operating Income (Loss)	($1,458,898)	($283,193)	($178,671)
Total Assets	$5,410,463	$2,720,169	$358,598
Technicold Services, Inc (1)	2004	2003	2002
Sales	N/A	$36,000	$90,032
Operating Income (Loss)	N/A	N/A	$9,336
Gross Profit	N/A	$6,646	$24,327
Total Assets	N/A	$0	$26,966
PowerCold International, Ltd	2004	2003	2002
Sales	$0	$0	N/A
Operating Income (Loss)	($102,542)	$0	N/A
Gross Profit	$0	$0	N/A
Total Assets	$0	$0	N/A
PowerCold Technology, LLC (2)	2004	2003	2002
Sales	$0	N/A	N/A
Operating Income (Loss)	($39,465)	N/A	N/A
Gross Profit	$0	N/A	N/A
Total Assets	$1,248,805	N/A	N/A

______________________________

(1)

Technicold Services, Inc. discontinued operations in June 2003

(2)

PowerCold Technology, LLC was formed in February 22, 2004 to hold and license the intellectual property of PowerCold.

Narrative Description of Business

The following is a description of our business.

Subsidiary Companies

PowerCold Products, Inc. PowerCold Products, Inc., is a Texas Corporation, formed on February 1, 1995 (“PCP”). It provides product research and development, engineering and manufacturing of patented evaporative condensers and heat exchange systems for the heating, ventilation and air condition (HVAC) and refrigeration industry.  PCP supports the Company’s Nauticon® and EV Chill™ product lines with engineering design, manufacturing and packaging its products.  PCP also supports custom refrigeration systems by designing, engineering and packaging special customer orders.  As of    March 31, 2005 PowerCold Products had fourteen (14) employees in its business segment.  Two in Corporate Administration, one in Division Administration, two in Research and Development  three in Engineering and five in plant operations.

Major PowerCold Products, Inc customers constituting 10 % or more of annual revenue are as follows:

2002

Alturdyne Inc. $100,204; 15.8% of revenue; E-PAK Technology, Inc. $315,991; 49.8% of revenue

2003

Shun Sheong Electrical Engineering $129,066; 39.9% of revenue; ACCRA-TEMP, Inc. $35,135; 10.9% of revenue; E-PAK Technology, $$39,510; 12.25 of revenue; Trane – Clarksville, $44,035; 13.6%..

2004

None

PowerCold Products operates out of facilities located in LaVernia, Texas.

During Fiscal 2004/ 2003/2002, sales by PowerCold Products represented about 0.0% 15.2% and 39.4%   respectively of our total revenue; with export sales representing 0.0%, 3.87% and 0.88%   respectively.

The Nauticon patented products are  simple to manufacture. They are used for evaporative condensers, fluid coolers, sub-coolers, commercial and industrial refrigeration system components, and custom refrigeration products for commercial and industrial use.   PowerCold has continued to invest and improve the Nauticon product line, greatly expanding its products ranging from a single 10-ton unit up to 300-tons. We have three patents related to the Nauticon product line and one patent pending Application No. 20050039892 Compact Heat Exchanger with High Volumetric Air Flow originally filed on 08/02/2002 with provisional patent pending Application No. 60/400,609 .. [Patent application 20050039892 Compact heat exchanger with high volumetric air flow, Calton, Dean, S.; et al. February 24, 2005 claims priority from and benefit of U.S. provisional patent application 60/400,609 which is incorporated by reference herein as if fully set forth in its entirety.]  Patent No. 5,582,241, Heat Exchanger for Air Conditioning Assemblies, issued2/14/1994 and expires 2/14/2011; Patent No. 5,501,269, Condenser Unit for Air Conditioning, issued 3/26/1996 and expires 3/26/2013; Patent No. 5,787,722, Heat Exchange Unit for Air Conditioning, issued 7/29/1997 and expires 7/29/2014. All patents are held by PowerCold Technology, LLC and licensed to PowerCold Products, Inc. and PowerCold ComfortAir Solutions, Inc.  The patented products sold by PowerCold Products, Inc. were    60% in 2002 ,  100% in 2003 and 0% in 2004 of PCP total revenue. Commencing in January 2004 PCP products were sold through the PowerCold ComfortAir Solutions, Inc. subsidiary of PowerCold Corporation.

PowerCold ComfortAir Solutions, Inc. PowerCold ComfortAir Solutions, Inc., is a Nevada Corporation, formed on December 27, 2000 (“PCS”). PCS supports sales and marketing for all U.S. operations offering high efficiency design build HVAC solutions for new and retro-fit commercial buildings, including major hotel chains, national restaurant and retail store chains, extended care facilities, and office buildings. PCS provides these national accounts with turnkey solutions for the design, engineering and installation of complete efficient HVAC solutions. The Company’s services are specifically targeted toward large national accounts, such as hospitality providers and national retailers who standardize their HVAC systems across all of their properties.  .As of    March 31, 2005 PowerCold ComfortAir Solutions Inc. had twenty- six (26) employees in its business segment.  Four in Division Administration, seven in Engineering,  twelve in Sales and three in Customer Service.

Major PowerCold ComfortAir Solutions, Inc customers constituting 10% or more of annual revenue are as follows:

2002

All Facility Service PLC, $277,633, 31.7% of revenue; Buron Construction $191,360, 21.8% of revenue; Dick Anderson Co., $208,044, 23.7% of revenue.

2003

Zakco Commercial Consultants, Inc . , $800,000, 19.3% of revenue; Alturdyne, $460,000; 11.1% of revenue

2004   Wingate Inn New Orleans (Gulf Development LLC) $1,485,754, 16.3 % of revenue; Wingate Inn NV (Sparkle LLC) $1,251,644, 13.8% of revenue and Health First $ 920,116 , 10.1 % of revenue.

We introduced two new applications to support our national chain store business:  (i) the BreezeMaster system, designed for use by large chain retail and fast food stores, is a closed loop cooler that prevents moisture buildup associated with standard evaporative condensers. This application is for high volume 10 to 30 ton commercial rooftop unit market,  where weight and height are an issue; and  (ii) The DesertMaster system is a energy efficient fresh air system. It uses cool or warm exhaust air being circulated out of a building to cool or heat incoming outside fresh air. The desiccant section is then used to remove the moisture from all the public spaces, 24 hours per day seven days per week.

We have signed a five-year sales and marketing agreement with the Unitary Products Group of YORK International Corporation, whereas YORK® and PowerCold® will promote our respective HVAC products with joint sales calls to specific national chain customers.   York is supporting the relationship promoting our systems with joint sales calls, promotional literature, product specifications, performance software and plant tours. The joint marketing efforts will target a number of specific customers and chain accounts including hotels, restaurants, healthcare facilities and pharmacies.   York equipment will be sold exclusively to target accounts introduced to PowerCold by York.   The York products included in the marketing and sales agreement do not compete with products manufactured by PowerCold and provides an alternate source of roof top air conditioning units for national chain store accounts.

PowerCold ComfortAir Solutions operates out of facilities located in Largo, Florida.

During Fiscal Years   2004/ 2003/2002, sales by PowerCold ComfortAir Solutions represented about 100%, 84.8% and 55.0%   respectively of our total revenue; with export sales representing 2.9%,  0% and 15.9%   respectively.

PCS has an operating division known as  Applied Building Technology.  In August 2002, PCS acquired all the assets of Applied Building Technology, a supplier of complete standardized heating, ventilation and air conditioning packages for standard-sized commercial buildings.  This acquisition allowed us to focus on the market for small commercial HVAC systems for national chain accounts.  Increasing power costs and new clean air regulations have forced corporations with chain store operations to focus on energy savings and cleaner air.

During Fiscal Years 2004/ 2003/2002, sales by Technicold Services, Inc. represented about 0%, 0.1% and 5.6%   respectively of our total revenue; with export, industrial tools and sales representing 0%, 0% and 0% respectively.   Technicold Services, Inc. discontinued operations in June of 2003.

PowerCold Energy Systems, Inc.  In 1999, We formed Alturdyne Energy Systems, Inc. to acquire the natural gas engine driven chillers and rotary engine generator business assets of Alturdyne, Inc.,(an independent entity) . The name was later changed to PowerCold Energy Systems in June 2002.  In September 2002 we acquired an exclusive license from Alturdyne, Inc. to manufacture, package, market, develop and use intellectual property for the natural gas engine driven chillers and the natural gas rotary engine gen-set for a period not to exceed ten years.  We paid Alturdyne, Inc. $400,000 as a prepayment against the first $8,000,000 in royalty payments as part of an exclusive license.  In September 2003 Alturdyne, Inc. purchased 63 rotary engines from PowerCold for $460,000, Subsequently, the prepaid royalty and the rotary engine receivable was combined and structured as an outright purchase of the engine driven chiller technology.

 The technology and intellectual property we acquired enhances our ability to offer customers complete packaged solutions for their HVAC and power generation needs.  The engine driven chillers include standard and custom packaging of natural gas, electric and diesel-fueled engine driven chillers used for HVAC system applications.  PowerCold Energy Systems, Inc. is an operating division of PowerCold ComfortAir Solutions, Inc., has no employees and does not sell directly to customers.  The engineering staff of PowerCold ComfortAir Solutions, Inc. is knowledgeable in the technology of PowerCold Energy Systems and incorporates it into HVAC system designs where appropriate to the customer needs.

During the year ending December 31, 2002 we elected to dispose of Channel Freeze Technologies, Inc. (CFTI). Channel Freeze Technologies, Inc. was formed in September 1998, as a PowerCold subsidiary, to acquire certain assets of Channel Ice Technologies. The technology included a proprietary patent for a multi-purpose freezing system. During 2002 the company decided to allocate all its resources to its current product line. We decided there was no synergy for the Channel Freeze technology and did not conform to our future business plans. We elected to discontinue CFTI, as an operating entity in 2002, and returned its intellectual property to the previous owners in exchange for a release from an unpaid liability of $200,000 as well as a release from any other contingent or future liabilities.

Rotary Power Enterprise, Inc. was formed in September 1998 as a new PowerCold entity to acquire the Natural Gas Engine Generator Business from Rotary Power International, Inc. At that time we were also a major shareholder of Rotary Power International, Inc. (OTCC: RPIN) In 1996, as part of a planned merger which never took place, we invested $1,000,000 in Rotary Power International, Inc. (“RPI”) in exchange for 2,000,000 shares of RPI’s common stock representing 33.5% of the common stock outstanding.  As our investment in RPI represented more than 20% but less than 50% of RPI’s common stock outstanding, the equity method was used to account for our interest.  Although we advanced additional funds of $216,768 to RPI, deteriorating financial conditions and increasing losses in RPI caused us to write off our entire investment in RPI by the end of 1997.

During 2001, our investment in RPI decreased to less than 20% of RPI’s stock outstanding.  In view of the changed circumstances, we elected to recognize our investment in RPI as “available for sale securities”.  As of December 31, 2001, the fair market value of these securities was $970,000.  At December 31, 2002, the fair market value of the securities was reduced to $38,800.  At December 31, 2003, the fair market value of the securities was reduced to $19,317.At September 30, 2004, the fair market value of the securities was reduced to $0.  This change in value has been recognized as “other comprehensive loss”  in accordance with SFAS No. 115.

The agreement included: the business assets including intellectual property, inventory and packaging capability; North American rights to the small 65 series Mazda natural gas engine block, subject to a new Mazda Agreement; and a Distributor Agreement for the Rotary Power 580 series engines from Rotary Power International, Inc.  In August 2000 Rotary Power Enterprise signed a non-exclusive manufacturing license agreement for the 580 series natural gas engine with Rotary Power International. During 2002, Rotary Power Enterprise was dissolved as an operating entity; the Company merged all its assets into PowerCold Energy Systems.

On December 1, 2000, we acquired the assets of Ultimate Comfort Systems, Inc., including its technology rights, patent rights (U.S. Patent No. 5,183,102), and license agreement for integrated piping technology for a heating and air conditioning system.  This acquisition gave the Company exclusive, non-transferable United States transfer rights to the aforementioned technology and all related assets. PowerCold filed for an enhanced patent, Environmental Air Treatment System, for worldwide use that supports all of the Company’s integrated technology including desiccant and solar energy systems.  This technology was then placed into a newly formed, wholly owned subsidiary of the Company, PowerCold ComfortAir Solutions, Inc. formerly, Ultimate Comfort Systems.

In this transaction, we paid $65,000 cash, assumed two lines of credit [At December 31, 2003, 2002 and 2001, notes payable consisted of an unsecured line of credit bearing interest at 7% which was assumed as part of the consideration for the acquisition of a technology license and intellectual property in December 2002.  The line of credit is payable to Royal Bank of Canada for $34,014 U.S ($50,000 Canadian).  The Company made interest only payments on this line of credit which is unsecured.  Interest expense on this loan was $2,430 for each of the years ended December 31, 2002 and 2001.  During the year ended December 31, 2003, the Company discontinued making the interest payments and is disputing the loan which was in the name of Steven and Susan Clark and remains in dispute as of the date of this filing, The second line of credit was with TD Bank Credit Line for $3,401.40 ($5,000 Canadian) which was disposed of in 2001.]., forgave a payment of $28,571 from projects in process, issued 100,000 shares of its common stock [100,000 shares valued at $50,000 for a technology license], and granted 150,000 of stock options at $1.00 per share.  This technology was then placed into a newly formed, wholly owned subsidiary of the Company, PowerCold ComfortAir Solutions, Inc. formerly, Ultimate Comfort Systems.

December 1, 2001 we acquired 100% of Power Sources, Inc. to market cogeneration systems, which use engine-driven generators to produce both electricity and thermal power as a way of cutting power costs. We included customer contracts, pertinent selected technology and relevant intellectual property for the cogeneration systems business.

Effective August 1, 2002, PowerCold Corporation acquired 100% of the assets of Applied Building Technology, Inc. (“ABT”), a St. Petersburg, Florida based supplier of complete standardized heating, ventilation and air conditioning packages for standard-sized commercial buildings.  ABT’s assets were transferred into PowerCold’s wholly owned subsidiary, PowerCold ComfortAir Solutions, Inc., formerly Ultimate Comfort Systems.  As consideration for the acquisition of assets valued at $221,110, which include contracts in place and all intellectual property including patents, licenses and copyrights and the rights, title and interest in and to the name Applied Building Technology, Inc., the Company paid the owners of ABT $65,000 in cash and 500,000 shares of PowerCold common stock at the fair market value of $450,000.  In addition, PowerCold agreed to issue 175,000 options to the owners of ABT that will vest over a 3 year period.  At December 31, 2002, 58,833 common stock options were vested with a fair market value of $41,416 and the Company recorded a commitment of $125,333 for the future vesting of the remaining options.  The acquisition was accounted for under the purchase method.  During the year ended December 31, 2003, an additional 58,833 common stock options were vested with a fair market value of $58,916 which reduced the commitment to $69,417 for the future vesting of the remaining options.

During the year ended December 31, 2002, we disposed of Power Sources, Inc. The acquired assets and liabilities have been returned to the original owner.  The stock and options given in exchange for the acquisition have been rescinded. We did not receive the appropriate sales and revenue due as per its contractual agreement. We decided to support the co-generation business through PowerCold Energy Systems.

PowerCold International Ltd  PowerCold International, Ltd., is a Nevada Corporation, formed on July 1, 2003 (“PCI”).  It markets all company products and system applications worldwide through various alliances and marketing agencies. Agents and alliances are being organized in various countries worldwide to market and support the company’s products and application systems.  Two alliances include: Shun Cheong Electrical Engineering Co., Ltd., Hong Kong, and Industrias Polaris S. A., Monterrey, Mexico. We executed an exclusive marketing agreement with Shun Cheong for Hong Kong and the surrounding area for Nauticon products.  The exclusive nature of the agreement included minimum purchase requirements which have not been achieved.   .                   PowerCold International, Ltd did not record any sales between its formation on July 1, 2003 and December 31, 2003.  Since the formation of PowerCold International marketing efforts have been initiated in Hong Kong, Qatar, England, Jamaica, China, Saudi Arabia, Mexico, Canada and Kuwait.  One individual in a sales and marketing capacity is employed by PowerCold International, Ltd.  With his termination effective August 1, 2004 the sales and marketing effort is being directed out of the PowerCold ComfortAir Solutions, Inc. office in Largo, Florida through the existing sales, customer service and engineering staff.

Effective August 1, 2004, PCI operates out of our facilities located in Largo, Florida.

On February 27,  2003, PowerCold signed an Agency Agreement with Shun Cheong Electrical Engineering Co., Ltd., Kowloon, Hong Kong, to market and sell PowerCold Nauticon products.  Shun Cheong   is PowerCold’s non- exclusive agent in Hong Kong and Macao, and the non-exclusive agent for Shanghai and Guangdong Province, China.

Shun Cheong Electrical Engineering Co., Ltd., a subsidiary of Shun Cheong Holdings Ltd. is a public multi-national design & build electrical and mechanical contracting firm with offices in China, Hong Kong, Macao and Qatar.  The company is involved in a wide range of building services including, electrical, HVAC, fire protection, building security, plumbing & water supply and environmental protection.  PowerCold Products sold twelve demonstration Nauticon units to Shun Cheong for evaluation in July and August of 2003 and signed an exclusive agent contract, however no subsequent orders have been received under their agency agreement with PowerCold International, LTD. The exclusive nature of the agreement included minimum purchase requirements which have not been achieved.                  . Shun Cheong was notified by registered mail on January 26, 2005 that the grant of exclusivity was changed to non-exclusive and provided notice of termination effective July 26, 2005 unless there is substantial   compliance with Section 14(a) and Section 14(b) minimum purchase requirement

PowerCold Technology, LLC.  PowerCold Technology, LLC, is a Nevada limited liability company, formed on February 22, 2004 (“PCT”) to hold title to all of our intellectual property as well as licensing such intellectual property.  PowerCold Technology, LLC licenses intellectual property rights to PowerCold Products, Inc and PowerCold ComfortAir Solutions, Inc.

There are no offices for PCT.

Products

Nauticon Evaporative Condensers

Our primary products are proprietary evaporative condensing systems used in air conditioning systems. Our Nauticon patented products are innovative in design, use new material technology, are simple to manufacture, and have a low operating cost due to the self cleaning coils that shed scale, no water treatment chemicals required, the dump flush water control saving up to 43% of the water recommended for Traditional Bleed Method in the ASHRAE 2004 “Systems and Equipment Handbook” Chapter 36.1 8 - 36.19 and the resulting lower maintenance needs. They are used for evaporative condensers, fluid coolers, sub-coolers and custom refrigeration products for commercial and industrial use. Nauticon products can reduce power cost in the air condition and refrigeration industry by up to 40% when used as a replacement for air cooled condensers.  The efficiency of water cooled condenser technology is well understood in the industry and is the preferred method in large central chiller plants reducing kW per ton of cooling for chilled water air conditioning from a typical 1.08 kW/ton at a suction temperature of 45 F and condensing temperature of 130 F for air cooled condensers to 0.67 kW/ton at a suction temperature of 45 F and condensing temperature of 95 F for evaporative (water) cooled condenser, a 38% reduction in kW demand.  Capacity and power consumption is estimated from data published in the ASHRAE 2004 Handbook, HVAC Systems and Equipment Handbook, Chapter 34.6, Fig. 2 Capacity and Power-Input curves for Typical Hermetic Reciprocating Compressor.

EV Chiller Systems

PowerCold Products designs, packages and markets energy efficient chiller systems utilizing the Nauticon evaporative condensers (“EV Chillers”). Four chiller systems are made available that meet a wide variety of industry requirements for HVAC and refrigeration system installations, namely:

EV-Chill: water chillers, namely, water chilling and refrigeration systems utilizing water evaporative condensers for commercial and industrial use.

EV-Cool: air conditioning units utilizing evaporative condensers for commercial and industrial use.

EV-Dry: dehumidification system utilizing evaporative fluid coolers to cool warm dry air for commercial and industrial use.

EV-Frig: refrigeration condensing units utilizing evaporative condensers for commercial and industrial use.

HVAC Systems

We also own the exclusive U.S. technology rights for an integrated piping technology system for heating, ventilating and air conditioning systems (“HVAC”). The patented HVAC system uses existing pipes to deliver hot and chilled water to individual fan coil units. The proprietary technology is designed to utilize existing fire sprinkler piping to circulate the cooling water around the building.  In addition, the domestic hot water lines also distribute heating energy.  The dual use of the piping system provides cost effective, high quality, compressor-free systems to the hospitality industry with the comfort of four-pipe air conditioning. The PowerCold ComfortAir system provides the precise comfort control of four pipe air conditioning at a lower capital cost through the elimination of separate hot water and chilled water cooling loops reducing the number of pipe loops from four to two. The existing fire sprinkler piping is used to deliver chilled water throughout the building and the domestic hot water piping system is utilized to deliver hot water for heating to the fan coils in each guest room.  Installation and construction costs are comparable to conventional through-the-window Packaged Terminal Air Conditioners (PTAC) units.  The Ultimate Comforts System also avoids the discomfort of poor temperature/humidity control and sleepless nights from noisy compressor cycling. High quality chiller systems, manufactured by PowerCold Products provide even more economical installations with their energy efficient design features reliability and ease of maintenance. PowerCold’s HVAC system provides energy saving operating advantages through the use of energy efficient evaporative cooled chiller equipment with EER (Energy Efficiency Ratio) ratings from 12.5 to 19.9 and energy recovery heat exchange technology that recovers heat or cooling from the exhausted building air and transfers it to the fresh air entering the building.

Revenue by Product or Service Greater than 15% of Total Revenue in the Last Three Fiscal Years

Product	2004	2003	2002
HVAC Systems	91%	84%	55%
Nauticon Products	N/A	15%	24%
Packaged Chillers	NA	NA	NA
Consulting Services	NA	NA	NA

Customer Dependence – over the previous three years the revenue for the Nauticon & EV-Chill and ComfortAir HVAC products have increased due to increasing market acceptance. The revenue for the Nauticon & EV-Chill products is not concentrated in any one customer that would constitute more than 10% of annual revenue.  The rate of growth for ComfortAir HVAC products is the result of marketing to national chain accounts which includes the sale of HVAC packages to entities with multiple locations.  The nature and long life of the products provided by PowerCold do not presuppose a continuous stream of revenue after the initial sale and installation.  New accounts and new locations from existing National Accounts are acquired on a regular basis. Sales to some National Accounts are transacted with franchisees and would not be expected to produce repeat business with the franchisee.  During the previous three reporting years Eckerd Drug Stores, at that time a wholly owned subsidiary of J.C. Penney, accounted for 13% of 2003 revenue.  J.C. Penney has sold its Eckerd Drug Stores to two pharmacy chain stores, CVS and Jean Couteau. PowerCold continues to supply its HVAC technology to Eckerd under its new ownership however three contracts scheduled for completion in 2004   were cancelled , at a value of $162,000, due to store location market overlap. The loss of ten contract opportunities  reduce d anticipated revenue in the first ,  second and third quarters of 2004 by approximately $540,000 .. The loss of all business with the new Eckerd entities will slow the rate of revenue growth in HVAC products and staff reductions would be expected to compensate for a reduction in anticipated revenue. Future opportunities will be dependant upon establishing a National Account relationship with CVS and Jean Couteau.

Environmental Regulations - Changes in environmental regulation could materially impact PowerCold Corporation adversely as the majority of PowerCold’s revenue is generated from the sales of products used in HVAC and Refrigeration systems.  The chemical compounds used as refrigerants are highly regulated and could be restricted from sale in the future.  This could make existing equipment design obsolete.  The likelihood that PowerCold would have sufficient time to adapt to the changes in regulation is good as industry trends and regulations affecting the industry are monitored closely through several industry group affiliations such as ASHRAE and AEE.  With this understood there is no guarantee that existing technology would be adaptable.  At the current time there are no material capital expenditure required or anticipated to maintain environmentally compliant products or equipment.

Competition

Competition in the industry is driven by product quality and performance.  Energy efficiency has become more prominent recently as minimum requirements have been legislated in some states and is under consideration by others.  The increasing cost of utility provided power reinforces the importance of energy efficiency in product selection.  As in almost all market segments price, service, product warranty, reliability and availability are factors in the competitive landscape. Product pricing is not a competitive advantage for us as many of our competitors are significantly larger and have greater resources.  Several of these larger competitors are Carrier, Trane and York.  We have focused on energy efficiency and low maintenance aspects of our patented technologies in the market for mid-range refrigeration and chiller systems in the 50 to 200 ton systems and turnkey HVAC systems.

Competition for our Nauticon products vary from the small to the very large air condition manufactures in the industry, all competing for this multi billion-dollar industry.  Marketing of our Nauticon systems is focused primarily on the mid-range, 40 to 250 ton systems. We have competition in large systems by Evapco and BAC, smaller systems by Recold.  These competitors are well established and have substantially greater financial and other resources. Based upon the internal research of our sales and marketing staff      no single manufacturer has integrated all of the features of the patented Nauticon unit, such as energy efficiency, low maintenance, condensing coils that continuously shed scale without the use of water treatment chemicals, lower water usage, and an enclosure constructed with non-metallic, corrosion resistant, materials. The Nauticon units are low maintenance as the result of the self-cleaning features, chemically free sump water, dump/flush programming and corrosion resistant enclosure.

Competition for EV Chillers varies from the small to the very large air condition manufactures in the industry, all competing for this multi billion-dollar industry. Significant industry vendors, including the large manufacturers such as Carrier,  Trane  and York, are well established and have substantially greater financial and other resource, but none has the all the specific patented features of the Nauticon unit incorporated into their chiller packages.

Competition for HVAC Systems. There is no competition from a one-source vendor for the specialized hospitality market to support a totally integrated HVAC system.  No one has a patented, integrated piping system combined with an evaporative chiller system which includes the patented Nauticon evaporative condenser.  The major industry vendor’s including the large manufacturers such as Carrier, Trane and York are well established and have substantially greater financial and other resources to produce a chiller system, but none produce and install a complete turn key HVAC system designed with a patented integrated piping system, the patented Nauticon evaporative condensers.

We believe that our Energy Efficient HVAC and Refrigeration Technologies Can Significantly Cut Peak Power Demand and Costs:  Deregulated electricity during the hot summer peak-power-demand-days can cost 10-100 times more than normal. Commercial customers’ demand-surcharges, which are based on their peak-power usage during the 20-30 days per year when temperatures soar to 95° + F, can represent 30-50% of their total electric bill in some parts of the country.  Consequently, reducing peak power demand during these few days could significantly reduce the costs of the demand premium charged by utilities.  Commercial air conditioning and refrigeration (accounting for $7 billion of 2000’s $37 billion in peak-power demand costs) are our initial target markets. America is well entrenched with air condition and refrigeration systems, but there is a great niche market for our evaporative condensers and chiller products.

Intellectual Property

We own a number of patents, including pending patent U.S. Serial No. 10/244,936 Evaporative Condenser System; pending patent U.S. Serial No. 10/328,877 Environmental Air Treatment System; U.S. Patent No. 5,582,241 Heat Exchanging Fins with Fluid Circulation Lines Therewithin; patent pending U.S. Serial No. 10/792,166 Stackable Heat Exchanger System;  patent pending application 20050039892;    February 24, 2005, Compact Heat Exchanger with High Volumetric Air Flow

(Patent application 20050039892 Compact heat exchanger with high volumetric air flow, Calton, Dean, S.; et al. February 24, 2005 claims priority from and benefit of U.S. provisional patent application 60/400,609 filed August 2, 2002, which is incorporated by reference herein as if fully set forth in its entirety.) ; U.S. Patent No. 5,787,722 Heat Exchange Unit; U.S. Patent No. 5,501,269 Condenser Unit; and patent pending U.S. Serial No. 10/661,023Environmental Air Treatment System.  We also own trademarks and copyrights, such as Nauticon® Serial Number 76146005, Registration Number 2703600, Date of Registration 04/08/2003, Section 8 notification due 04/08/2009, Section 8/9 renewal due 04/08/2013;  PowerCold® Serial Number 76357073, Registration Number 2697451, Date of Registration 03/18/2003, section 8 notification due 03/18/2009, section 8/9 renewal due 03/18/2013; Desert Master™ Serial Number 7652104, Date of Filing 06/06/2003, Published for opposition 08/10/2004, no opposition filed to our knowledge; PlexCoil™  Serial Number 7656065, Date of Filing 12/12/2003, has cleared review and is scheduled for publication.

Patents & Trademarks – PowerCold holds four patents, for heat exchange and condenser technology for air conditioning, which expire seventeen years from date of issue, a ten year license on patent #5,183,102 for the integrated piping system technology which expires in December 2010, five patents pending and five trademarks.

United States Patent

5,501,269

March 26, 1996

Condenser unit

A housing is provided for an air conditioning condenser of the type providing a fan creating an upward path of air movement through the housing, a heat exchange coil having and inlet and an outlet for connection to a source of hot refrigerant in a refrigerant loop and means for spraying water on the coil. The housing is made of rotomolded plastic and comprises a base, a plurality of identical walls and a top. The base and top are rotocast as a single piece and then cut horizontally with a saw to provide the two pieces. The base includes a U-shaped foot arranged to receive fork lift tines and oriented so the fork lift does not damage the inlet and outlet to the heat exchange coils.

United States Patent

5,582,241

December 10,, 1996

Heat exchanging fins with fluid circulation lines therewithin

A conduit for use in directing the flows of primary fluid and a secondary fluid in heat exchanging relationships comprising a plurality of elongated members to direct a flow of  a primary fluid in a first path.  The first path is comprised of separate generally parallel channels.  It includes means to direct a flow of air over, under and between the plurality of elongated members in a second path.  The first path and the second path are in spaced alternating relationship in generally parallel planes and with the first path in a first direction and the secondary path in a second direction perpendicular to the first direction.  Coupling means are associated with the input and output ends of the first and second paths whereby when a first fluid is fed through the first paths at a first temperature and a second fluid is fed through the second paths at a second temperature, a heat transfer occurs therebetween.

United States Patent

5,787,722

August 4, 1998

Heat exchange unit

A heat exchange unit for an air conditioning/refrigeration system includes a plurality of independent spiral coils carrying hot refrigerant. Water is sprayed onto an upper set of the coils and passes through a bank of surface media onto a lower set of coils and then into a sump where it is recirculated. Water is also sprayed onto the lower coils. Air flows upwardly though the unit and cools the downwardly moving water droplets. Although most of the cooling in the unit is from evaporation, an unusual feature is the almost complete lack of scale buildup. The unit is almost completely dark inside so algae doesn't grow. Periodic high water temperatures and periodic purging of the recirculated water minimizes fungi growth. The coils are supported in such a manner that the tubes are allowed to lengthen and expand radially when temperatures are high and shrink when temperatures are low.

US Patent

6,651,455

November 25, 2003

Evaporative Condenser System

An evaporative condenser system has an air handler with an input and an output end with a fan to facilitate the movement of the air.  An air cooler has at least one conical spiral coil having a top end and a bottom end, each with linear extents in the output ends and the input ends of the air handler.  A pump moves a working fluid through the coil.  A cooling water path has a water recycle input and a reservoir for the cooling water adjacent to the bottom of the air cooler coils.  The reservoir has a submersible sump pump for moving the cooling water to an elevated location with a sprayer.

Patent

 5,183,102  Ten Year License

February 2, 1993

Integrated Piping System Technology

Integrated HVAC, Plumbing, and Fire Sprinkler System

A system for heating and cooling a building, said building having a first piping system that forms a fire sprinkler piping system and a second piping system forming a domestic hot-water piping system, said system for heating and cooling comprising:

Water-cooling means for supplying and maintaining water in said first piping system at a first temperature;

Domestic water-heating means for supplying water to said second piping system and for exclusively maintaining water in said second piping system at a second temperature; and

A plurality of fan-coil assemblies located throughout said building, said  fan-coil assemblies able to access said water at said first temperature from said first piping system and also able to access said water at said  second temperature from said second piping system, wherein each of said  fan-coil assemblies includes air-circulating means and a first coil, said  fan-coil assembly circulating air about said first coil, thereby  transferring heat from the water in said first coil to the air if said  first coil is accessing said water at said second temperature, and  transferring heat from the air to the water in said first coil if said  first coil is accessing said water at said first temperature.

 PowerCold has five patents pending for improvements and enhancements of existing and new products and continuously evaluates the need to protect its intellectual property with additional patent application submissions. Patents and acquired technology are amortized on a straight-line basis over a 15 year life, commencing with the beginning of product sales.

Research & Development – Estimated expenditure for company sponsored Research & Development totaled  $650,000 ,  $300,000 and $630,000 in  2002 ,  2003 and 2004 respectively.

Properties

Our Corporate Offices are in La Vernia, Texas, with an administrative office in Philadelphia, Pennsylvania.  PowerCold Products. Inc. administrative, engineering and manufacturing facilities are located in La Vernia, Texas.  PowerCold ComfortAir Solutions, Inc., sales, administrative and engineering facilities are located in Largo, Florida.  PowerCold International Sales & Marketing offices are located in Largo, Florida.

The La Vernia, Texas office and plant facility is 47,000 sq. ft. and is leased for 3 years. PowerCold ComfortAir Solutions, Inc., Largo, Florida offices is 6,000 sq. ft. and supports administrative and engineering operations.

Employees

As of    March 31, 2005 , PowerCold employed 40 people.

LEGAL PROCEEDINGS

Two of our subsidiaries, namely PowerCold Products, Inc. and PowerCold ComfortAir Solutions, Inc.  f/k/a Ultimate Comfort Systems Inc., are named as  Third-Party Defendants. The plaintiff is ERA Refrigeration Company, Inc., and the named Defendants are Nicholas Ladopoulos, et al. The third party plaintiffs are Yahara Crossing, LLC; Windsor Commons, LLC; Progressive Designs, LLC; All Star Properties and all of the third party defendants are Steve Clark, PowerCold Products, Inc., Total Comfort Solutions, Inc. and PowerCold ComfortAir Solutions, Inc. The lawsuit is based on a 1999 third-party design of two HVAC systems installed by a local third-party mechanical contractor.  The Third Party Plaintiffs are asking for a  unspecified damages, costs and attorneys fees.  The suit was filed on February 2, 2004. (Dane County, Wisconsin, Circuit Court Branch 9. Case Code No. 03-CV-3452). As of    As of March 18, 2005 the defendant, and all four third party defendants have agreed   to a settle ment    .           PowerCold ’s portion of the settlement is $52,500, of which $26,250 was paid by our   insurance carrier                   with a full release from future claims by all parties.

PowerCold ComfortAir Solutions, Inc., is also named as a Defendant in an action for recovery of $16,170 in fees, costs and attorneys fees, claimed by the Plaintiff Big Sky Plumbing & Heating, a mechanical contractor. Big Sky seeks such fees for the installation of a third party designed cooling system. PowerCold ComfortAir Solutions inherited this installation from a previous licensed technology application. We believe that Big Sky Plumbing & Heating submitted fraudulent invoices to PowerCold ComfortAir Solutions in excess of amounts authorized for services.  The suit was filed on March 30, 2004. We have  filed a counterclaim against Plaintiff for unspecified damages, costs, and attorneys fees.   As of April 25, 2005 the plaintiff has failed to respond to discovery requests by the due date.  A jury trial date has been set for December 12, 2005 with a pretrial court ordered settlement conference, with a neutral third party settlement master, no later than May 13, 2005.  (Montana First Judicial District Court, Lewis & Clark County, Cause No. ADV-2004-151).

PowerCold ComfortAir Solutions and PowerCold Products is also named as a Defendant in an action for recovery of $37,708.25 in a suit filed by Nickson’s Machine Shop against Alturdyne Energy Systems (a California company) for repair work for two engine drive chiller sold by Alturdyne to Grapetech Winery Solutions a division of Nickson’s Machine Shop.   PowerCold Products provided materials and packaging.   The contract for the equipment purchase was between Alturdyne Energy Systems and Grapetech Winery Solutions.   PowerCold is negotiating an equitable settlement for a release from this action by Nickson’s Machine Shop. The suit was filed on January 25, 2005 in the Superior Court of California, County of Santa Barbara, Santa Maria, CA, Cook Division, Case No. 1171633. Service was acknowledged on February 7, 2005 for PowerCold ComfortAir Solutions and February 17, 2005 for PowerCold Products, Inc.

PowerCold  ComfortAir Solutions, Inc, filed suit against Compass Group, Inc.  (a General Contractor) , Centennial Insurance Company, Florida Community Bank and Sea-Wall Motor Lodge, Inc in the Circuit Court, Seventh Judicial Circuit for St. Johns County, Florida – Case No.CA04-525 Division 55 on October 11, 2004; for damages for breach of bond contract including cost overruns for change orders and failure to pay for equipment and services provided in excess of $15,000 and attorney’s fees.  In addition PowerCold has placed a construction lien on the property seeking payment of $91,675.80 in unpaid and past due receivables on a contract of $285,579.00 after the first change order ..   Additional sums may become due in the future.

PowerCold ComfortAir Solutions, Inc., filed suit against Takagi USA, Inc. for damages related to defective products sold to PowerCold ComfortAir Solutions, Inc. in Circuit Court in Pinellas County, Florida – Case No. 04-7819-CI-13 on November 2, 2004 for damages in excess of $160,000 and attorney’s fee. As of March 3, 2005 discovery between the parties is proceeding.

PowerCold ComfortAir Solutions, Inc. has a suit pending, to be filed against Pat Cook Construction in the County Court of the Twelfth Judicial Circuit in and for the County of Sarasota, Florida for damages in the amount of $11,017.10, an unpaid balance due for work completed, plus interest and attorney’s fees pending written confirmation from the project developer that Pat Cook Construction has been paid in full for the products provided by PowerCold ComfortAir Solutions, Inc..

PowerCold ComfortAir Solutions, Inc. had filed a claim with Mid-Continent Casualty Company against Bond No.BD-89172 for the Project: CO; Wingate Inn, Principal: TDC/Bass Joint Venture, LLC in the amount of $195,882.10 which was acknowledged on September 24, 2004.   As of April 25, 2005 no resolution regarding payment has been reached and PowerCold is moving forward with litigation in the appropriate venue in Colorado.

PowerCold Corporation produced a demand letter on February 25, 2005, through its attorney, in the amount of $128,589.50 due by March 15, 2005, regarding claims against Industrias Polaris, S.A. for costs incurred for defective product, the return of advance payments for product never delivered and $2,000 for attorney fees in regards to the material breach of the manufacturing agreement between PowerCold and Polaris. Polaris has engaged counsel in Texas and initiated discussions.

Pending failure to comply with the demand for payment, arbitration as stipulated in the manufacturing agreement, will be pursued.

It is the opinion of management that   the three matters in which PowerCold is a defendant will not have a materially adverse effect on the Company as third party engineering designs are believed to be the cause of the problems and not our equipment.

We are vigorously defending   these matters , however the company has reserved $64,000 for settlement in the unresolved actions where PowerCold is the defendant. .

MARKET INFORMATION

Our common stock is issued in registered form.  Computershare Investor Services, Inc. (located in Denver, Colorado) is the registrar and transfer agent for our common stock.

On    April 25, 2005 , the shareholders’ list for our common shares showed 23,635,817 shares outstanding held by approximately 1,850 shareholders.

Our common shares trade on the electronic OTCBB. The trading symbol on the OTCBB for our common stock is “PWCL” and the cusip number for our common stock is 739 31Q 103.  Our common stock began trading on the Electronic OTC-BB in April 19, 1994.

The following table sets forth, in U.S. dollars and in dollars and cents (in lieu of fractions), the high and low sales prices for each of the calendar quarters indicated, on the OTCBB of our common shares for the last eight fiscal quarters.  Prices are provided at Yahoo Finance Historical Price Quote and such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The price of the last trade was $ 1.52 on April 25 , 2005.

Fiscal Quarter Ending	High Sales Price	Low Sales Price
1st Qtr. 2005 – 03/31/2005	$1.77	$1.35
4th Qtr. 2004 -12/31/2004	$1.56	$1.38
3rd Qtr. 2004 -9/30/2004	$1.90	$1.28
2nd Qtr. 2004 – 6/30/2004	$2.60	$1.65
1st Qtr. 2004 – 3/31/2004	$1.97	$1.60
4th Qtr. 2003 – 12/31/2003	$2.24	$1.51
3rd Qtr. 2003 – 9/30/2003	$1.75	$1.30
2nd Qtr. 2003 – 6/30/2003	$1.73	$1.18

There are no restrictions that limit our ability to pay dividends on our common stock.  We have not declared any dividends since incorporation and do not anticipate declaring any dividends in the foreseeable future because our present policy is to retain future earnings for use in our operations and the expansion of our business.

During the year ended December 31, 2004, the Company issued 1,909,067 shares of common stock. The Company issued 248,000 shares of common stock for consulting fees of $108,000 and the services of $123,250.   In addition 390,625 shares of common stock with 192,032 warrants attached were issued in a private placement for cash of $320,000.    Each warrant is exercisable at $2.00 to $2.50 until June 30, 2004.     Additionally, 878,480 warrants were exercised for cash of $779,075 and 210,000 options were exercised for cash of $210,000.   The Company issued 156,962 common stock shares for a loan conversion of $253,501 and 25,000 shares of common stock toward a partial interest in a patent acquisition at $1.50 per share for a value of $37,500.

SELECTED FINANCIAL DATA

The selected financial data in the following table is for Fiscal 2004/ 2003/2002 ended December 31st and it was derived from the financial statements of our Company which were audited by Williams & Webster, independent auditors, as indicated in their report which is included elsewhere in this document.  The selected financial data for Fiscal 2001/ 2000 was derived from financial statements of our Company, not included herein.

The selected financial data was extracted from the more detailed financial statements and related notes included herein and should be read in conjunction with such financial statements and with the information appearing under the heading, Management's Discussion and Analysis of Financial Condition and Results of Operations".

Annual Selected Financial Data

 (Dollars in 000, except per share data)

SUMMARY STATEMENT OF OPERATIONS (In thousands, except per share data)

Year Ended December 31,

2004

2003

2002

2001

2000

(Restated)

(Restated)

(Restated)

Revenues

$    9,091

$  4,070

$  1,506

$     814

$     395

Operating (loss)

$(3,730)

$(2,283)

$(3,300)

$(2,191)

$(1,103)

Net Income (loss)

$(4,337)

$(2,657)

$(4,291)

$(2,328)

$(1,319)

Net Income (loss) per share

$   (0.20)

$  (0.13)

$  (0.25)

$  (0.16)

$  (0.13)

Weighted average number of shares

   22,156

   20,163

  17,118

   15,005

   10,157

SUMMARY BALANCE SHEET (In thousands, except per share data)

Year Ended December 31,

2004

2003

2002

2001

2000

(Restated)

(Restated)

(Restated)

Total assets

$8,576

$4,593

$1,685

$2,824

$1,781

Total liabilities

$8,545

$3,303

$   903

$   485

$   351

Long term debt

$2,764

$       0

$       0

$       0

$       6

Shareholders' equity

$      30

$1,562

$   782

$2,339

$1,255

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-looking statements made herein are based on current expectations of the Company that involves a number of risks and uncertainties and should not be considered as guarantees of future performance.   The factors that could cause actual results to differ materially include; interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.

The following Management’s Discussion and Analysis (“MD&A”) is intended to help the reader understand PowerCold Corporation. MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes (“Notes”).

The accompanying consolidated financial statements contemplate our continuation     as a going concern.   At December 31, 2004, we    had an accumulated deficit of $20,614,502 and recurring losses from operations for each year presented.   Property, equipment, accounts receivables and intangibles comprise a material portion of our   assets. Accounts receivable as of December 31, 2004 are $5,411,110 with reported revenue for the year ended December 31, 2004 at $9,090,743. The recovery of these assets is dependent upon collection of outstanding receivables and achieving profitable operations.   The ultimate outcome of these uncertainties cannot presently be determined.   We actively seek sufficient financing to achieve profitability.   Realization of a major portion of the assets in the accompanying balance sheet is dependent upon   our continued operations    , and   successful     future operations.   Our plans for 2005 include concentrating on two specific proprietary applications: Central HVAC Air Condition Systems and Plastic Heat Exchange Products.   During 2004 we experienced a significant growth in revenue from the Central HVAC Air Conditioning Systems and higher gross margins from Plastic Heat Exchange Products.    We have expended considerable capital and manpower resources developing these applications over the last two years.   Subsequently, business opportunities from projects for Central HVAC Systems and Plastic Heat Exchange Products in the first quarter of 2005 support our plans going forward.   We plan to exploit the last two years of engineering development and focus our   engineering, sales and marketing resources on our   proprietary Environmental Air Treatment System, which is our central HVAC air conditioning system for large commercial buildings, focusing on the growth segments of the hospitality industry.    We also plan to expand   direct marketing efforts to corporate national account chain stores and restaurants with our proprietary HVAC system, and reduce our custom bid spec marketing for retail stores and restaurants that have lower gross margins per project.   Secondly, we intend to capitalize upon the last two years of development for plastic product applications.   During the last quarter of 2004, we   shipped our first Nauticon plastic coil fluid cooler units to multiple installations in Florida. Initial system installations have been very successful and we are    instituting a major marketing program for plastic products in the first quarter of 2005.   We have     also developed “plastic kits” for four OEM fluid cooler companies.   Two fluid cooler OEM companies showed their proprietary products with   our plastic components for the first time at the ASHRAE convention in early February 2005.   Recently, we have successfully developed and installed the first plastic fluid cooler that can be used for residential buildings and expanded to larger commercial buildings.   We expect added revenue and improved margins in products that use plastic coils in place of copper coils.   We are also focusing on cash management and addressing the past due accounts receivable through a rigorous collections policy. We attribute the high accounts receivable to the significant revenue growth rate and startup marketing growth pains during 2003 and 2004.   We intend to focus on the hospitality industry and plastic products in 2005 and away from bid spec jobs that have historically generated lower gross margins. We intend to raise capital through the licensing of our heat exchange technology in markets outside of North America with five and ten year licensing agreements that include annual renewal fees and royalties based on sales. We expect better cash flow and improve margins. We believe that actions presently being taken to increase sales, collect receivables and obtain additional financing as needed provide the opportunity to continue as a going concern.

OVERVIEW

We design, develop and market heating, ventilating and air conditioning systems (HVAC) and energy related products for commercial use. Air conditioning and refrigeration are two of the more energy intensive operational costs many businesses face.   Increasing power costs and new clean air regulations have motivated corporations of all sizes to focus both on energy savings and indoor air quality. Over the past few years we have acquired and developed various technologies related to the HVAC industry and employ experienced and qualified industry professionals. Our focus is to provide HVAC turnkey solutions that are designed to reduce energy consumption and provide a clean and comfortable indoor air environment.

PowerCold operations include four wholly owned subsidiary companies with respective operating divisions: PowerCold Products, Inc., (PCP) supports product development, engineering and manufacturing.  PowerCold ComfortAir Solutions, Inc., (PCS) supports sales and marketing offering turnkey HVAC solutions for commercial buildings, including major hotel chains, national restaurant and retail store chains, extended care facilities and office buildings.  There are two operating divisions of PCS, Applied Building Technology (ABT) that supports related engineering and design build HVAC applications, and PowerCold Energy Systems (PES) that supports related energy products including generators and engine driven chillers.  PowerCold International, Ltd., (PCI), a new operating subsidiary company effective July 1, 2003, markets all company products and system applications worldwide through various alliances and marketing agencies.  PowerCold has also established alliances with various companies in the industry to market and manufacture related HVAC and Energy products. PowerCold Technology, LLC. was formed in February 2004 to hold and manage the intellectual property and patents owned by PowerCold Corporation and it’s subsidiaries and license the technology to the operating divisions and other entities.

We derive our revenues from four principal product line applications: The first is proprietary applications for the HVAC industry which includes a patented four pipe integrated piping system for large commercial buildings and turnkey HVAC systems for light commercial national chain store applications.  The second is a line of evaporative condensers, heat exchange systems and fluid coolers for the HVAC and refrigeration industry.  The third is the design and packaging of custom chiller systems for the HVAC and refrigeration industry. The fourth is energy products including generators, engine driven chillers and engineering services.

We initiated our marketing and sales program in January 2003 with a planned business concept - create synergy of products and synergy of marketing.  Establish multiple alliances with other industry vendors to support our respective proprietary products and direct our combined marketing efforts at national chain businesses that supplement multiple sales opportunity and growth.  We have created a nationwide network alliance of HVAC mechanical contractors, general contractors, engineers, architects and equipment suppliers to design, build and equip new and retrofit building projects with our proprietary HVAC systems.

Our network of strategic alliances is a success supporting our proprietary HVAC products.  Over the past eighteen months    we have submitted proposals for our products to twenty national chain customers representing eighty-four drug stores, restaurants, hotels, extended care facilities and hospitals.

We have recently entered into a marketing assistance agreement with a multi-national hospitality company which introduces our proprietary HVAC system to their franchisees. Each franchisee has sole discretion in making purchases. Prior to this agreement s ome of these franchisees  have previously done business with PowerCold ComfortAir Solutions and are listed   as customers of PowerCold ComfortAir Solutions, Inc. who provide 10% or more of annual revenue. No revenue is derived from the marketing agreement with the hospitality company . Revenue is generated when a franchisee selects the PowerCold HVAC system for installation.                   The  benefit to us   is a potential reduction   in sales and marketing costs as most if not all of the franchisees are known to us or would be know to us through ongoing industry marketing efforts.          .   As of April 25, 2005 no revenue or contracts have resulted from this agreement although several bid proposals have been generated and may lead to future business.   The agreement is a marketing tool but not material to future revenue as no revenue is guarantee by the agreement.

We have also been selected as an approved HVAC vendor by another multi-national hospitality company that franchises over 6,500 hotels. Under the terms of the hospitality marketing agreement, we will provide the engineering design, equipment installation of our proprietary HVAC plumbing and fire sprinkler systems for the hospitality company’s U.S. franchise hotel chains.  The hospitality chain provides us with franchisee contact information, project location, scope and construction planning information. Each franchisee has sole discretion in making purchases. Some of these franchisees  have previously done business with PowerCold ComfortAir Solutions, Inc.and are listed   as customers of PowerCold ComfortAir Solutions, Inc. who provide 10% or more of annual revenue. No revenue is derived from the agreement with the hospitality company, only from the franchisees.                The agreements are annual and renewable for a fee.   The agreements are not a guarantee of any revenue. The benefit to us    is a potential reduction in sales and marketing costs as most if not all of the franchisees are known to us or would be know to us through other ongoing industry marketing efforts.   As of April 25, 2005 no revenue or contracts have resulted from this agreement although several bid proposals have been generated and may lead to future business. The agreement is a marketing tool but not material to future revenue as no revenue is guaranteed by the agreement.

Last year we  entered into a joint Development Agreement and a License Agreement with DuPont Canada, Inc. and E.I. du Pont de Nemours relating to DuPont Caltrel® Fluid Energy Transfer System Applications that incorporates their engineered polymeric materials. This year we selected fluid coolers as a project application per the Development Agreement for an exclusive three-year period.  The product is similar to our Nauticon® Fluid Cooler, but will now use new plastic tubing material replacing the copper coils.  We applied to the U.S. Patent Office for a new modular design heat exchanger patent that features modular designed plastic components.  Our new proprietary PlexCoil™ fan coil air handlers, primarily used in commercial buildings for room air distribution, will be the first application for the new patent heat exchanger.

We also  signed a sales and distribution agreement with Amcot Cooling Tower Corporation, Rancho Cucamonga, CA, a global supplier of high-performance fiberglass cooling towers. Amcot’s parent company, Liang Chi Industry Co. Ltd., Taiwan, one of the largest manufacturers of cooling towers in the world is interested in marketing our new fluid cooler design concept for the Asian market.  We are currently designing plastic coils and components for three other OEM companies that produce and distribute fluid coolers.

The 2003 reorganization of our three wholly owned subsidiary companies and their respective products is strategic to revenue growth from the PowerCold ComfortAir, Inc. subsidiary which provides turnkey design build HVAC applications for new and retrofit construction projects for the hospitality industry, national retail chain stores, national restaurant chains, assisted care living facilities, and other facilities suitable for our product offerings.  The engineering design bid proposal backlog total more than $ 37 million at year end 2004 ..  Proposals that become contracts have a typical completion cycle of three to six months for retail and restaurant chain stores and six to twelve months for the hospitality industry. Our revenue is increasing as the result of our focus on turnkey design, equipment and project management for hospitality and other large HVAC customers. Our revenue is no longer solely derived from the sale of manufactured and repackaged equipment.  We are no longer dependant upon equipment sales to drive company growth.  We now offer design, equipment and project management integrated into a single proposal which is coordinated with allied general contractors, regional engineering firms and national and international HVAC equipment vendors to provide flexible, cost effective and reproducible proposals acceptable to hotel chains and national retail accounts.  The revenue from each project is 50% to 200% greater than the comparable equipment only sale.  The focus has changed from an equipment manufacturing orientated sales organization to a design, engineering and project management group marketing our equipment along with other select suppliers for integrated HVAC solutions.

Field testing and R&D continues with the PlexCoil™ polymeric heat exchange products.  Initial field trials are promising and new products will easily integrate with the turnkey HVAC design build program.  Additionally, the opportunity exists to provide the technology as basic components for assembly by OEMs around the world.  The corrosion resistant and light weight characteristics of the plastic along with the heat transfer properties present numerous opportunities to replace copper and aluminum in many fluid/air heat exchange applications.  The investment in this technology will continue for the next several years .   C ommercial products using plastic heat exchange tubing generated $230,000 in revenue from shipments in the fourth quarter of 2004.

Continued investment in the patented Nauticon® Evaporative Condensers and Fluid Coolers to increase capacity and refine system integration controls is necessary to expand the market potential for these products.  Controls have become more important to the management and integration of various pieces of HVAC equipment to achieve proper operation and obtain maximum energy efficiency from the total system.

Future profitability is dependant upon obtaining and maintaining gross profit margins greater than 30%, execution of the company’s sales and market plans to generate a minimum of $1 million per month in sales, managing travel, administration, warranty, legal, accounting, regulatory and other controllable expenses within the constraints of the budget are necessary for sustained profits, We make no guarantee that we will be able to achieve the factors affecting future profitability.  Sufficient cash may not be generated from operations due to the extended payment terms required for some of our sales in order to meet our operating needs.  Cash availability is a significant concern.  Revenue growth strains our resources as material must be purchased, salaries paid and operating and administrative overhead supported.   Future cash needs from debt or equity are dependant upon the collection of receivables and gross margins. Contracts and retentions receivable from the sale of heating and air-conditioning systems for commercial properties are based on contracted prices.   Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.   Normal contracts receivable are due 30 days after the date of the invoice.   Contract retentions are due 30 days after completion of the project and acceptance by the owner. Typically contract retentions range from 5% to 20% and are withheld from each progress payment.   In addition the final 10% of the contract may be withheld if there are disputes concerning change orders. Receivables past due more than 120 days are considered delinquent.   Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.   Our policy is not to accrue interest on trade receivables.   We carry contracts and retentions receivable at cost less an allowance for doubtful accounts.   On a periodic basis, we evaluate accounts receivable and establish an allowance for doubtful accounts, based on a history of past write-offs, collections and current credit conditions.   As of December 31, 2004, our   allowance account was $529,389. Most contracts with general contractors contain a pay when paid clause which may delay payment for work completed if the owner does not pay the general contractor promptly upon presentation of a release for the delivery of goods or services.   Two disputes, one with the general contractor that was fired from the job and the other when the general contractor quit resulted in $287,558 being uncollectible are a direct result of failure to collect based upon a pay when paid clause in a contract.   At year end uncollected retentions from contracts in progress totaled $416,725 and collection is dependant upon various factors including the release of retentions held back from the general contractor by the owner, lien releases from subcontractors, liability insurance confirmation, punch list completion, warranty coverage, etc., and may delay the collection for one to twelve months after the contract completion.   Change orders beyond the scope of the original contracts are slow to collect from the general contractor. Uncollected receivables for completed contracts, including retentions on these contracts, totaled $1,773,245 at year end. A significant allowance for bad debt, $1,664,928, was taken at year end.   The bad debt reserve includes claims totaling $331,137 against payment bonds issued on the behalf of general contractors; $675,812 sought in litigation to recover past due receivables; a claim of $128,590 if unpaid will be arbitrated, and others lawsuits are contemplated if collection efforts prove unsatisfactory. Included is $529,389 as an allowance for doubtful accounts based upon the age of the receivables some of which is retained funds on completed jobs.                              The collection of sufficient receivables to reduce the current 222  DSO (Days Sales Outstanding), based upon 3rd and 4th quarter revenue, to 120 days      , would   significantly reduce the need for new cash from debt or equity placement.  Revenue growth, the timely collection of receivables and improvement in gross margins are the primary focus of management.

We recently secured two major funding facilities to support future growth; a $25 million financing program from a major commercial mortgage corporation that provides a finance lease and credit line facility to our customers for the engineering, design, equipment and installation of our HVAC systems and a $5 million secured convertible note with Laurus Funds that is payable in cash or convertible into shares of our common stock.

Management intends to maximize our intangible assets with continued development and marketing of new and existing products based upon our intellectual property.  Accounts receivables and intangible assets comprise the material portion of our assets.  Continued emphasis on more effective collection effort and accelerated project completion are expected to improve cash flow and reduce future funding needs.

Our continued existence is uncertain as there is presently insufficient cash to support operations for the next twelve months. On July 29, 2004 w e  secured convertible debt funding, which  provide s sufficient cash for a period of six months or longer.  Cash as of December 31 , 2004 was $ $1,306,417. Cash as of April 25, 2005 is $356,130. Based upon the average monthly cash burn of $345,000 for the year    2004 we have sufficient cash to sustain operations through   May 2005.  Accelerated collection of existing receivables will provide additional cash to fund operations but continued growth at an accelerated pace will create a significant demand for limited funds.  At present there are no immediate plans to raise more capital through either debt or equity funding, however the cash is monitored closely and future fund raising may be necessary at some time in 2005.   We plan to license certain of our technologies     that will provide some cash for operations through annual renewable licensing and the collection of royalties.

Results of Operations.

Fiscal year ended December 31,    , 2004   , 2003 and 2002

The following table sets forth the company's results of operation as a percentage of net sales for the periods indicated below:

	Year Ended December 31,
	2004	(Restated) 2003	(Restated) 2002
Revenue	100%	100%	100%
Cost of Revenue	79.3%	64.5%	82.9%
Gross Margin	20.7%	35.5%	17.1%
Operating Expense	61.8%	91.6%	(236.2%)
Operating Income (Loss)	(41.0%)	(56.1%)	(219.1%)
Net Income (Loss)	(47.7%)	(65.3%)	(285.0%)

Consolidated Statements of Operations: Fiscal year ended December 31, 2004 compared to fiscal year ended December 31, 2003 and December 31, 2002:

	%Increase (Decrease) 2004/2003	2004	2003	2002
Revenue	123.3%	$9,090,743	$4,070,476	$1,505,890
Gross Profit	30.6%	$1,884,467	$1,443,349	$265,769
Operating Loss	63.4%	($3,729,837)	($2,283,302)	($3,299,752)
Net Loss	63.3%	($4,337,032)	($2,656,548)	($4,291,443)
Net Loss Per Share	53.8%	($0.20)	($0.13)	($0.25)
Weighted Average Number of Shares	9.9%	22,156,331	20,163,045	17,117,692

We initiated a new sales and marketing program in early 2003 and continued those efforts through 2004.   Annual revenue exceeded $9 million for the first time and gross profits were positive, increasing 30.6%.   Operating losses were due to fixed operating expenses (overhead) and insufficient sales necessary to support the new marketing efforts and ramped up production operations.   During 2004, we received orders in excess of $11.5 million, and stated revenue in excess of $9 million for the year ended December 30, 2004.   In 2003 and 2004, the Company’s revenues were primarily attributable to multi-month contracts, while revenues in prior years were primarily attributable to sales of Company-manufactured equipment.   During its 2003 audit, the Company discovered errors in its procedures for accounting for multi-month contract revenues.   Working with its auditors, the Company prepared percentage-of-completion schedules for all contracts in progress and resultantly realized that certain year-to-date contract revenue reported earlier in the year was overstated and incorrectly recorded in advance of being earned. In retrospect, the Company’s management believes that the attribution of restated revenue to “two circumstances” (suspension/cancellation of certain contracts and adoption of the percentage-of-completion method) is incorrect and should be replaced by the aforementioned information in the preceding paragraph.   While we are using the percentage-of-completion method for accounting for longer term contracts, it should be noted that we never adopted the completed contract method but rather chose to correct internal accounting procedures.

Our backlog reflects signed contracts for which we have not yet incurred expenditures.   At December 31, 2004, the backlog was approximately $2.5 million. Subsequently, through March 1, 2005 we have entered into additional contracts with estimated revenues of $3.3 million.    Over $37 million in design build bid proposals have been submitted to date for national account customers and hospitality franchisees.   Over the past twelve months we have received new building engineering bid specifications at an average of $3 million per month and expect this to increase to $4 million per month in new design build contracts based on new building activity projections from national accounts.

The total contract value for a commercial HVAC design build project includes engineering design, equipment and the turnkey trade installation for all components and labor, and includes the Company’s patented 4-pipe system for a large project such as a hotel or extended care facility. The opportunity to market commercial HVAC systems for retail national chain stores and restaurant accounts continues to expand with the recent addition of four new chains to our list of national accounts. We expect sales and revenue to continue to grow during 2005.   We have over $37 million in proposals in process with various national account customers. The majority of PowerCold ComfortAir Solutions’ engineering design proposals are for commercial building projects from national chain accounts.   We expect to close new sales contract proposals at a 10% - 15% rate per quarter and generate revenue from those contracts through the following six to fifteen month installation cycle based upon the historical closure rate for the company over the last two years and the increase in sales and marketing staff to capitalize upon outstanding proposals. We anticipate reduced losses with increased revenue but will not attain profitability in the near term.   Changes in revenue, cost of revenues, and operating expenses are a result of the design build program established almost one year ago.   Future revenue, margins, gross profits or reduced losses based upon historical trends or projections have no certainty and in fact these projections may not be met.

Because of our decision to further enhance the Nauticon evaporative condenser product line to greater capacity and efficiency during 2002 and 2003, sales for Nauticon units have steadily increased during 2004.   As of March 1, 2005 booked orders for current delivery were $155,000.   We continue to manufacture Nauticon units at the LaVernia plant, and are evaluating a manufacturing company which has produced two Nauticon units that are being tested. Gross profit margins for manufactured Nauticon products have improved due to increase in sales volume, and should improve with more efficient production and engineering design modifications for material cost reduction.   We believe that the Company is in position to generate new business in 2005 due to the $1.7 Millions in Nauticon proposals submitted to potential customers however future sales or profitability are not projected based upon proposals submitted to customers for Nauticon units.

Operating expenses for 2004 increased 50.7% over the previous year while revenue increased by more than 123% for the same period.   These expense increases were primarily attributed to a charge of $1,664,928 to bad debt reserve, an increase of $439,000 in salaries for the hiring additional sales personnel and sales support staff for PowerCold ComfortAir Solutions operations, an increase of $380,000 in R&D expense primarily due to work on the plastic heat exchange product, an increase of $329,000 in sales, marketing and advertising expense and an increase of $142,000 in legal and account expense primarily due to lawsuits and stock registration. General and administrative expense decreased by almost $729,000 as resources were focused on sales and marketing activities and travel expenses were reduced by $142,000 by deploying personnel on a regional rather than a national basis. The Company’s total net loss increased 60.3% from the prior year, and the net loss per common share was ($0.20) per share.   Operating losses increased due to lower gross profit margins due to competitive pressures in the pursuit of new business and increased operating expenses related to the replacement of hot water heating equipment at three hotels that did not satisfy design specifications. The net loss increased due to higher operating loss and interest and financing expenses totaling more than $635,000 for the twelve month period ended December 2004. It is expected that future operating losses will decline as revenue increases, margins improve and operating expenses remain stable however there is no guarantee that operating expenses will not increase or that margins will improve.

Consolidated Balance Sheet :   Fiscal year ended December 31, 2004, December 31, 2003 and December 31, 2002:

	% Increase (Decrease)	2004	2003	2002
Total Current Assets	123.7%	$6,980,243	$3,119,982	$ 569,100
Total Assets	86.7%	$8,575,550	$4,592,716	$1,684,550
Total Current Liabilities	95.3%	$5,781,223	$2,960,897	$ 624,411
Total Long Term Liabilities	N/A	$2,764,136	$ 0	$ 600
Total Stockholder’s Equity	(98.1)%	$ 30,191	$1,562,402	$ 781,636

ASSETS

Assets increased $3,982,834 due to the increase of $3,022,615 in accounts receivables from new contracts and cash of $931,739 from the proceeds of convertible debt and private equity placements.   Consequently, payables due on those contracts increased current liabilities by $2,820,326.   And net stockholders equity decreased by $1,532,211 to $30,191.   The current ratio is 1.21:1. The increase in assets was mainly due to cash from the convertible debt funding and the rise of Accounts Receivable primarily from large design projects. Accounts Receivable currently exceeds Accounts Payable and Billings in Excess of Costs and Estimated Earning on Contracts in Progress by $2,579,958.   The Company’s receivables are disproportionately high in relation to sales and reflect, among other things, contract terms, the timing of when the Company bills (i.e., sends progress billings for contracts in progress and final billings for completed contracts), the timing of when the Company receives payment for such bills, the timing of when the Company incurs contract-related expenses, and the timing of when the Company starts, sequentially executes, and ultimately completes its contracts.   Often, the Company will bill in advance for work to be performed; accordingly, this “over-billing” is reflected on the Company’s balance sheet in the captioned liability “Billings in Excess of Costs and Estimated Earnings on Contracts in Progress.” The Company’s contract terms vary significantly by contract but routinely include a contract down payment and progress billings upon certain stipulated costs being incurred or certain phases/activities being completed.   Some contracts may contain a retainage provision to provide time to ensure that the work is satisfactory and that underlying contract parties are paid.   Typically the retained percentage is withheld from each progress payment and can result in aging well beyond terms especially with contract that exceed six months or more.   At times delays regarding releases from contractors and subcontractor have resulted in later than anticipated payments not directly related to the obligations of or materials provided by the company.   Many projects have extended payment terms increasing accounts receivables. In addition change orders and disputes between subcontractors and general contractors on several jobs have resulted in delays for certain payments requiring us to files claims against a general contractor’s bond provider and other collection efforts as appropriate where contracts are complete and balances remain outstanding. Most contracts with general contractors contain a pay when paid clause which may delay payment for work completed if the owner does not pay the general contractor promptly upon presentation of a release for the delivery of goods or services.   Two disputes, one with the general contractor that was fired from the job and the other when the general contractor quit resulted in $287,558 being uncollectible are a direct result of failure to collect based upon a pay when paid clause in a contract.   At year end uncollected retentions from contracts in progress totaled $416,725 and collection is dependant upon various factors including the release of retentions held back from the general contractor by the owner, lien releases from subcontractors, liability insurance confirmation, punch list completion, warranty coverage, etc., and may delay the collection for one to three months or more after the date of contract completion.   Change orders beyond the scope of the original contracts are slow to collect from the general contractor. Uncollected receivables for completed contracts, including retentions on these contracts, totaled $1,773,245 at year end. A significant allowance for bad debt, $1,664,928, was taken at year end.   The bad debt reserve includes claims totaling $331,137 against payment bonds issued on the behalf of general contractors; $675,812 sought in litigation to recover past due receivables; a claim of $128,590 if unpaid will be arbitrated, and others lawsuits are contemplated if collection efforts prove unsatisfactory. Included is $529,389 as an allowance for doubtful accounts based upon the age of the receivables some of which is retained funds on completed jobs.   Billings in Excess of Costs and Estimated Earnings on Contracts in Progress in the amount of $380,873 is reflected in accounts receivable.   A portion of accounts receivables and billings in excess of costs and estimated earnings on contracts in progress are offsetting asset and liability items on the balance sheet. All of these factors combined with revenue growth are reflected in the high ratio of receivable to sales. Inventory increased by $109,770 from the year ended December 31, 2003 to $120,926 in order to support the increase in activity with Nauticon Evaporative Condenser and Fluid Coolers and reduce the time between order acceptance and product shipment.

LIABILITIES

Accounts Payable, Accrued Expenses, Commissions Payable and Billings in Excess of Costs and Estimated Earnings on Contracts in Progress increased by $2,191,268 from the year ended December 31, 2003.   Whenever possible, extended payment terms are negotiated with vendors.   The increase in liabilities since December 31, 2003 was due to increases in Accounts Payable by $2,680,630 to $3,577,077 and Commissions Payable by $244,768 to $252,948.   Billings in Excess of Costs and Estimated Earnings on Contracts in Progress decreased by $566,934 to $380,873 as contracts were completed and Accrued Expenses declined from $365,583 to $189,387. During 2004 we incurred $5 Million in Convertible Debt from Laurus Master Fund, Ltd.   At the year ended December 31, 2004 the current portion of notes payable and convertible debt increased by $629,058 from the year ended December 31, 2003 to $1,380,938.   Long Term Debt at year end 2004 was $2,764,136.   There was no long term debt on December 31, 2003.   Commitments and contingencies of $69,417 are from old outstanding accounts payable from the previous RealCold Products and Nauticon operations.   We believe that these contingency debts will be written off over time.

STOCKHOLDERS EQUITY

Stockholders equity decreased by $1,532,211 to $30,191.

Liquidity and Capital Resources :   At December 31, 2004, the Company’s working capital was $1,199,020.   Included in current liabilities was an advance of $172,236 from related parties.   The Company raised $1,831,327 in equity capital in 2004, and subsequently, the Company has received Senior Convertible Debt Note for $5,000,000 on July 29, 2004. Total assets increased 86.7% and stockholders equity decreased 98.1% for the year as the result of the $5 million convertible debt and financing expense. Management believes that its working capital may not be totally sufficient to support its projected growth plans for the next few years if it does not raise additional financing.

During the year ended December 31, 2004, the Company issued 1,909,067 shares of common stock. The Company issued 248,000 shares of common stock for consulting fees of $108,000 and the services of $123,250.   In addition 390,625 shares of common stock with 192,032 warrants attached were issued in a private placement for cash of $320,000. Of the attached warrants 31,407 are exercisable at $2.50 per share until June 30, 2007 and 160,624 are exercisable at $2.00 per share until July 19, 2009.   The calculated Black-Scholes fair market valuation is $108,732.   Additionally, 878,480 warrants were exercised for cash of $779,075 and 210,000 options were exercised for cash of $210,000.   The Company issued 156,962 common stock shares for a loan conversion of $253,501 and 25,000 shares of common stock toward a partial interest in a patent acquisition at $1.50 per share for a value of $37,500 .

During the year ended December 31, 2004, the Company issued 3,075,799 common stock options with an average exercise price of $1.61 per share and a fair market value of $1,897,463.   These options expire from January 2007 through January 2010.   Options issued as compensation totaled 2,635,799 with an average exercise price of $1.51 per share and a fair market value of $1,768,982.   Common stock options issued for services totaled 440,000 with an average exercise price of $2.17 per share and a fair market value of $128,481.

Status of Operations:   We intend to continue to utilize and develop the intangible assets of the Company.   At December 31, 2004, accounts receivable and intangible assets comprised a material portion (77.7%) of the Company's assets. The recovery of the receivables and the intangible assets is dependent upon management effectively executing positive business operations and achieving profitable operations.   It is our opinion that the Company's cash flow generated from current intangible assets is not impaired, and that recovery of its intangible assets, upon which profitable operations will be based, will continue to occur.

We are projecting that operating revenues   should continue to   increase in 2005 and 2006 based upon the increasing size of the portfolio of job bids and our historical closing rate of 10% to 15% of bid jobs on a quarterly basis although there is no guarantee that the company will close on any of its bid jobs.   There is also no guarantee that gross margins will remain the same or increase.   The Company commenced sales and marketing operations in 2003 after years of extensive product development.   Management expects revenue growth from its wholly owned subsidiary PowerCold ComfortAir Solutions, Inc., which provides turnkey design build HVAC applications for new and retrofit construction.   The 2003 reorganization of the Company’s three wholly owned subsidiary companies and their respective products has resulted in revenue growth from $1,505,890 in 2002 to $9,090,743 in 2004 with sustained yearly operating losses since 2002 of $3,299,752, $2,283,302 and $3,729,837 respectively.   Projections for increased revenue, sustained or improved gross margins or reduced losses may not in fact be met.

Fiscal year ended December 31, 2003, 2002 and 2001

The following table sets forth the company's results of operation as a percentage of net sales for the periods indicated below:

	Year Ended December 31,
	2003	(Restated) 2002	(Restated) 2001
Revenue	100%	100%	100%
Cost of Revenue	64.5%	82.9%	101.8%
Gross Margin	35.5%	17.1%	(1.8%)
Operating Expense	91.6%	(236.2%)	(267.2%)
Operating Income (Loss)	(56.1%)	(219.1%)	(269.1%)
Net Income (Loss)	(65.3%)	(285.0%)	(285.9%)

Consolidated Statements of Operations: Fiscal year ended December 31, 2003 compared to fiscal year ended December 31, 2002 and December 31, 2001:

	%Increase (Decrease) 2003/2002	2003	2002	2001
Revenue	170.3%	$ 4,070,476	$ 1,505,890	$ 814,338
Gross Profit	443.1%	$ 1,443,349	$ 265,769	($14,934)
Operating Loss	(59.2%)	($2,283,302)	($3,299,752)	($2,191,184)
Net Loss	(38.1%)	($2,656,548)	($4,291,443)	($2,328,402)
Net Loss Per Share	(48.0%)	($0.13)	($0.25)	($0.16)
Weighted Average Number of Shares	9.9%	20,163,045	17,117,692	15,005,371

Total revenue for 2003 increased 170.3% to $4,070,476 from $1,505,890 for 2002      ; gross profit for 2003 increased 462.1% to $1,443,349 from $256,769 for 2002        ; operating losses for 2003 decreased 30.8% to ($2,283,302) from ($3,299,752) for 2002,       ; the net loss for 2003 decreased 38.1% to ($2,656,548) and ($0.13) per share from ($4,291,443) and ($0.25) per share for 2002            .  Net loss per share was based on weighted average number of shares of 20,163,045 for 2003, 17,117,692 for 2002    .

During 2003, the Company received orders for in excess of $7 million, and stated revenue in excess of $5 million for the nine months ended September 30, 2003.  Subsequently, total revenue for the year ending December 31, 2003 was restated to approximately $4.1 million.  The following information is relevant.  In 2003, the Company’s revenues were primarily attributable to multi-month contracts, while revenues in prior years were primarily attributable to sales of Company-manufactured equipment.  During its 2003 audit, the Company discovered errors in its procedures for accounting for multi-month contract revenues.  Working with its auditors, the Company prepared percentage-of-completion schedules for all contracts in progress and resultantly realized that certain year-to-date contract revenue reported earlier in the year was overstated and incorrectly recorded in advance of being earned.  In retrospect, the Company’s management believes that the attribution of restated revenue to “two circumstances” (suspension/cancellation of certain contracts and adoption of the percentage-of-completion method) is incorrect and should be replaced by the aforementioned information in the preceding paragraph.  While the Company is using the percentage-of-completion method for accounting for its long-term contracts, it should be noted that the Company never adopted the completed contract method but rather chose to correct its internal accounting procedures.  The Company’s backlog reflects signed contracts for which the Company has not yet incurred expenditures.  At December 31, 2003, the Company’s backlog was approximately $667,000.  Subsequently, through March 15, 2004 the Company has entered into additional contracts with estimated revenues of $1,600,000. From the beginning of the year through the second quarter 2004 has signed $7.6 million in design build contracts.  Over $35 million in design build bid proposals have been submitted through June 30, 2004 for national account customers. The total contract value for a commercial HVAC design build project includes engineering design, equipment and the turnkey trade installation for all components and labor, and includes our patented 4-pipe system for a large project such as a hotel or extended care facility.  We also secured a contract for both the equipment and the trade installation for a national retail chain account, and secured a contract for the patented 4-pipe system and equipment for a large commercial account.

After reviewing the effects of bonding issues with general contractors for its large commercial design build projects, management is evaluating the potential benefits of establishing a self insuring independent sub-contracting bonding program for the additional revenue opportunity for the total turnkey trade installation. The general contractor bonding issues do not affect our sales and revenue projections for its patented HVAC 4-pipe system including the equipment for all large commercial building design build projects,

Because of management’s decision to further enhance the Nauticon evaporative condenser product line to greater capacity and efficiency during 2002, sales for Nauticon units have steadily increased during 2003.  Orders are expected to be over $250,000 for the first quarter 2004 based upon customer input ..  We are continuing to manufacture Nauticon units at the LaVernia plant, and anticipate additional manufacturing will be done at other sub-contracted plants. Gross profit margins have greatly improved due to increase in sales volume, and should improve with more efficient production of manufacturing and engineering design build projects. Management believes that we are in position to generate substantial new business in 2004, producing greater revenues as we have been given estimates for new build projects from two hotel chains and a restaurant chain.   Our projections are based upon customer input, historical performance and management analysis for revenue, margins and income.   Investors should not consider these projections with any degree of certainty and these projections, in fact, may not be met.

Operating expenses for 2003 increased less than 5% over the previous year while revenue increased over 170% for the same period.  These expense increases were primarily attributed to hiring additional office staff and sales personnel for PowerCold ComfortAir Solutions operations. Sales, marketing and advertising expense increased 78.1% to $499,370; General and Administrative expense increased 43.9% to $877,831; Travel expense increased 43.3% to $243,422 in support of the increased revenue as compared to the year ended December 31, 2002.   Other significant changes in expenses were an increase in Bad Debt of 243.9% to $193,365; a decrease in legal and accounting expense of 65.9% to $81,039; a decrease in consulting expense of 50.2% to $275,839 and a 77.2% smaller loss on impairment of inventory at $33,506.   Bad debt expense increase was due primarily to retentions on contract that became uncollectible because of delayed startup and disputed change orders some of which were beyond our control.    Decreases in legal and consulting expenses were directly related to better use of internal resources and several one time charges totaling mare than $150,000 from 2002 related to the disposal of two companies and settlement of disputes involving Channel Freeze Technologies, Inc. and Nauticon, Inc. and the cost of due diligence of the never completed acquisition of Alturdyne. Consulting cost decreased in 2003 as many of the industry consultants hired in 2002 to help the company develop the marketing of the Ultimate Comfort Systems integrated piping system for hotel properties either expired and were not renewed or were hired as employees of Ultimate Comfort Systems in 2003.   Inventory impairment in both 2003 and 2002 was related to custom manufactured refrigeration equipment which became obsolete with the development of new designs.  Our total net loss decreased 38.1% from the prior year, and the net loss per common share was ($0.13) per share.

Consolidated Balance Sheet :   Fiscal year ended December 31, 2003, December 31, 2002 and December 31, 2001:

	% Increase (Decrease)	2003	2002	2001
Total Current Assets	448.2%	$3,119,982	$ 569,100	$ 724,745
Total Assets	172.6%	$4,592,716	$1,684,550	$2,824,192
Total Current Liabilities	374.2%	$2,960,897	$ 624,411	$ 311,285
Long Term Liabilities	N/A	$ 0	$ 600	$ 5,413
Total Stockholder’s Equity	99.9%	$1,562,402	$ 781,636	$2,339,194

ASSETS

Assets increased $2,908,166 due to the increase of $2,092,316 in accounts receivables from new contracts, cash of $286,065 from the proceeds of private equity placements and $245,535 from the increase in Costs and Estimated Earnings in Excess on Contracts in Progress.   Consequently, payables due on those contracts increased current liabilities by $2,336,486 and net stockholders equity increased by $781,039 to $1,562,402.   The current ratio is 1.05:1. The increase in assets was mainly due to increase of Accounts Receivable primarily from large design projects.   Accounts Receivable and Costs and Estimated Earnings in Excess on Contracts in Progress currently exceeds Accounts Payable and Billings in Excess of Costs and Estimated Earning on Contracts in Progress by $433,193.   Our   receivables are disproportionately high in relation to sales and reflect, among other things, contract terms, the timing of when our   bills (i.e., sends progress billings for contracts in progress and final billings for completed contracts), the timing of when we   receive payment for such bills, the timing of when we   incur contract-related expenses, and the timing of when we   start, sequentially execute, and ultimately complete its contracts.   Often, we   will bill in advance for work to be performed; accordingly, this “over-billing” is reflected on our   balance sheet in the captioned liability “Billings in Excess of Costs and Estimated Earnings on Contracts in Progress.” Our   contract terms vary significantly by contract but routinely include a contract down payment and progress billings upon certain stipulated costs being incurred or certain phases/activities being completed.   Some contracts may contain a retainage provision to provide time to ensure that the work is satisfactory and that underlying contract parties are paid.   Typically the retained percentage is withheld from each progress payment and can result in aging well beyond terms especially with contract that exceed six months or more.   At times delays regarding releases from contractors and subcontractor have resulted in later than anticipated payments not directly related to the obligations of or materials provided by us .   Many projects have extended payment terms increasing accounts receivables. In addition change orders and disputes between subcontractors and general contractors on several jobs have resulted in delays for certain payments requiring us to files claims against a general contractor’s bond provider and other collection efforts as appropriate where contracts are complete and balances remain outstanding. Most contracts with general contractors contain a pay when paid clause which may delay payment for work completed if the owner does not pay the general

contractor promptly upon presentation of a release for the delivery of goods or services.   At year end uncollected retentions from contracts in progress totaled $121,882 and collection is dependant upon various factors including the release of retentions held back from the general contractor by the owner, lien releases from subcontractors, liability insurance confirmation, punch list completion, warranty coverage, etc., and may delay the collection for one to three months or more after the date of contract completion.   Change orders beyond the scope of the original contracts are slow to collect from the general contractor. Uncollected receivables for completed contracts, including retentions on these contracts, totaled $1,169,666 at year end. A bad debt expense, $193,356, was taken at year end for uncollectible receivables. Billings in Excess of Costs and Estimated Earnings on Contracts in Progress in the amount of $947,807 is reflected in accounts receivable.   A portion of accounts receivables and costs and estimated earnings in excess on contracts in progress and billings in excess of costs and estimated earnings on contracts in progress are offsetting asset and liability items on the balance sheet. All of these factors combined with revenue growth are reflected in the high ratio of receivable to sales. Inventory decreased by $169,277 from the year ended December 31, 2002 to $11,156 partly due to an impairment of $33,506 and a reduction in raw material and finished goods at year end due to low seasonal demand for Nauticon products.

LIABILITIES

Accounts Payable, Commissions Payable and Billings in Excess of Costs and Estimated Earnings on Contracts in Progress increased by $1,818,701 from the year ended December 31, 2002.   Whenever possible, extended payment terms are negotiated with vendors.   The increase in liabilities since December 31, 2002 was due to increases in Accounts Payable by $917,780 to $1,253,030.   Billings in Excess of Costs and Estimated Earnings on Contracts in Progress increased to $947,807. Billings in excess of costs and estimated earnings on contracts in progress was not a balance sheet item in 2002. During 2003 accounts payable to a related party (Simco, Inc.) increased by $220,476 to $417,236.   At the year ended December 31, 2003 the current portion of notes payable increased by $517,785 from the year ended December 31, 2002 to $751,880.   There was no Long Term Debt at year end 2003.   There was no long term debt on December 31, 2003.   Commitments and contingencies of $69,417 are from old outstanding accounts payable from the previous RealCold Products and Nauticon operations and represents a reduction of $208,486.   We believe that the balance of these contingency debts will be written off over time.

STOCKHOLDERS EQUITY

Stockholders equity increased by $780,766 to $1,562,402.

Liquidity and Capital Resources :   At December 31, 2003, our   net working capital was less than our current liabilities by $2,801,812 and current assets exceeded current liabilities by $159,083.   Included in current liabilities were an advance of $417,236 from related parties and a short term loan of $300,000.   We   raised $2.5 million in equity capital in 2003, and subsequently, we    received $1,650,000, as a cash bridge loan, in anticipation of securing a convertible interest bearing, Senior Debt Note for up to $10,000,000, pending final terms and conditions. The $300,000 short term loan was subsequently included in the bridge loan financing. The bridge loan is for a term of 120 days maturing between May 12, 2004 and June 28, 2004.   It bears no interest rate and is convertible at the option of the holder anytime before redemption at $1.50 per share into our   common stock.   The bridge loan is comprised of $50,000 promissory note units with a warrant to purchase 10,000 shares of   our   common stock exercisable at $1.50 per share for a period of one year.   Upon placement of the anticipated Senior Debt offering the Bridge Loan offering will be redeemed with funds received.    Total assets increased 172.6% and stockholders equity increased nearly 99.9% for the year. We believe that our working capital may not be totally sufficient to support our projected growth plans for the next few years if we do not raise additional financing. We    are currently negotiating a combined equity and senior debt funding for up to $10 million at terms consistent with the best interests of the stockholder and our    future financial needs.

During the year ending December 31, 2003 the company elected to fully dispose of Technicold Services, Inc (TSI), and recorded costs associated from discontinued service operations of $18,160. The financial statements for prior periods have been restated for the discontinued segment of Technicold Services, Inc.

During the year ended December 31, 2003, we   issued 282,000 shares of common stock for prepaid consulting fees of $120,000 and services of $96,000.   On January 8, 2003 Simco Group, Inc was issued 160,000 shares of common stock for financial consulting services at the fair market value of the stock of $0.75 per share; and an additional 50,000 shares were issued at $0.84 per share on Aug 13, 2003 to Shareholder Intelligence Services, Inc. for market statistical analysis, and 72,000 shares were issued at $0.75 per share on October 1, 2003 to Summit Investor Relations for market support services.   In addition 2,317,300 shares of common stock were issued for cash of $2,032,125 and 200,000 shares with a fair market value of $1.50 were issued for the acquisition of ABT. Additionally, 335,384 warrants were exercised for cash of $503,776.   We   issued 5,000 shares of common stock as compensation for $3,745 and cancelled 5,000 shares upon termination of an employee.

Status of Operations:   We intend to continue to utilize and develop our intangible assets    .   At December 31, 2003, accounts receivable and intangible assets comprised a material portion of our   assets. The recovery of the receivables and the intangible assets is dependent upon our ability to effectively executing positive business operations and achieving profitable operations.   We believe      that our   cash

flow generated from current intangible assets is not impaired, and that recovery of   intangible assets, upon which profitable operations will be based, will continue to occur.

We are    projecting that operating revenues   should continue to   increase in 2004 and 2005 based upon the increasing size of the portfolio of job bids and our historical closing rate of 10% to 15% of bid jobs on a quarterly basis although there is no guarantee that the company will close on any of its bid jobs.   There is also no guarantee that gross margins will remain the same or increase.   After years of extensive product development, 2003 was our   first year of sales and marketing operations.   We expect   our   major revenue growth from our    subsidiary PowerCold ComfortAir Solutions, Inc., which provides turnkey design build HVAC applications for new and retrofit construction.   Our 2003 reorganization of    three wholly owned subsidiary companies and their respective products is expected to fulfill our   current and long term strategic plans.   Projections for increased revenue, sustained or improved gross margins or reduced losses may not in fact be met.

Fiscal year ended December 31, 2002, 2001 and 2000

The following table sets forth the company's results of operation as a percentage of net sales for the periods indicated below:

	Year Ended December 31,
	(Restated) 2002	(Restated) 2001	2000
Revenue	100%	100%	100%
Cost of Revenue	82.9%	101.8%	71.1%
Gross Margin	17.1%	(1.8%)	36.5%
Operating Expense	(236.2%)	(267.2%)	(331.6%)
Operating Income (Loss)	(219.1%)	(269.1%)	(279.2%)
Net Income (Loss)	(285.0%)	(285.9%)	(333.9%)

Consolidated Statements of Operations: Fiscal year ended December 31, 2003 compared to fiscal year ended December 31, 2002 and December 31, 2001:

	%Increase (Decrease) 2003/2002	2002	2001	2000
Revenue	84.9%	$ 1,505,890	$ 814,338	$ 395,040
Gross Profit	1,879.6%	$ 256,769	($14,934)	$ 114,001
Operating Loss	50.6%	($3,299,752)	($2,191,184)	($1,195,847)
Net Loss	84.3%	($4,291,443)	($2,328,402)	($1,319,195)
Net Loss Per Share	56.3%	($0.25)	($0.16)	($0.13)
Weighted Average Number of Shares	14.1%	17,117,692	15,005,371	10,156,716

Fiscal 2002, ended December 31st vs. Fiscal 2001

Total revenue for 2002 increased 84.9% to $1,505,890 from $814,338 for 2001; gross profit for 2002 increased to $256,769 from a loss of $14,934 for 2001; operating losses for 2002 increased 50.6% to ($3,299,752) from ($2,191,184) for 2001; the net loss for 2002 increased 84.4% to ($4,291,443) and ($0.25) per share from ($2,328,402) and ($0.16) per share for 2001. Net loss per share was based on weighted average number of shares of 17,117,692 for 2002, and 15,005,371 for 2001.

Sales for PowerCold Products Nauticon evaporative condenser units were delayed during 2002 because of management’s decision to further enhance the product line to greater capacity and efficiency.  The EV chiller products were therefore affected by this decision because they incorporate the Nauticon units. A new patent (third product patent) was filed for this greatly improved evaporative condenser. Management believes that the added time and development cost spent in 2002 will greatly improve revenues and profits hereafter for the Company’s essential product line that supports most all the Company’s business.  During this ongoing development time approximately $600,000 of the older model units were still produced and sold. Ultimate Comfort Systems continued to generate new orders and produced over $900,000 in revenue from mainly its hotel business. The Company’s new acquisition of the vast market for small commercial HVAC systems for national chain accounts will produce a greater volume of sales that will greatly enhance cash flow. Manufacturing process improved during 2002 by mainly reducing direct labor costs generating a 17.1 % profit margin. Profit margins will greatly improve, as sale volume increases, as material and direct labor cost will decrease. A new marketing plan was implemented in September 2002 and additional sales staff was hired. Management believes that the Company is in position to generate substantial new business in 2003, producing greater revenues and profits. Our projections are based upon customer input, historical performance and management analysis for revenue, margins and income.   Investors should not consider these projections with any degree of certainty and that these projections in fact may not be met.

Operating expenses increased due to the significant increase,158.5%, in general and administrative expenses and salaries and benefits.  These increases were primarily attributed to hiring additional office staff and sales personnel for PowerCold Products operations and the start up facility cost for Ultimate Comfort Systems and its new hires.   Increases in legal and accounting expenses totaling more than $150,000 related to the disposal of two companies and settlement of disputes involving Channel Freeze Technologies, Inc. and Nauticon, Inc. and the cost of due diligence from the never completed acquisition of Alturdyne resulted in a 106% increase in these expenses. Additional one-time general expenses were incurred with disposing of two subsidiary companies.   Contributing to 51% loss from continuing operations     was a one-time $147,204 write-off of inventory and an increase in consulting expenses for financial support services and funding programs. The R&D expenditure was 50% lower, at $226,738, than the prior year with the Nauticon redesign to increase capacity nearing completion.   Our  total net loss of $4,291,443 for 2002 included a one-time write-off of $852,188 for discontinued operations for the disposed two companies and an unrealized loss of $931,200 on investments ..

Consolidated Balance Sheet :   Fiscal year ended December 31, 2002, December 31, 2001 and December 31, 2000:

	% Increase (Decrease)	2002	2001	2000
Total Current Assets	(21.5%)	$ 569,100	$ 724,745	$ 694,301
Total Assets	(40.4%)	$1,684,550	$2,824,192	$1,780,860
Total Current Liabilities	100.6%	$ 624,411	$ 311,285	$ 350,915
Long Term Liabilities	(88.9%)	$ 600	$ 5,413	$ 6,826
Total Stockholder’s Equity	(66.6%)	$ 781,636	$2,339,194	$1,254,819

ASSETS

Assets decreased $1,139,642 due to the decreases in cash of $197,324, inventory of $61,420, securities available for sale of $931,200 and $684,494 from discontinued operations. Accounts receivables increased $121,724 to $296,179 as did patent rights and related technology by $544,608 to $926,716. The current ratio is 0.91:1.   A bad debt expense, $56,263, was taken at year end for uncollectible receivables.   We   incurred a loss for the impairment of inventory in the amount of $147,204 for equipment that became obsolete.

LIABILITIES

Total current liabilities increased by $313,126 to $624,411 from the year ended December 31, 2001.   The increase in liabilities since December 31, 2001 was due to increases in Accounts Payable by $118,379 and accounts payable to a related party (Simco, Inc.) in the amount of $196,760.   The Long Term Debt at year end 2002 was $600 as compared to $5,413 at year end 2001.   Commitments and contingencies increased by $109,603 to $277,903 which are from old outstanding accounts payable from the previous RealCold Products and Nauticon operations.   We believe that the balance of these contingency debts will be written off over time.

STOCKHOLDERS EQUITY

Stockholders equity decreased by $1,557,558 to $ 781,363.

Liquidity and Capital Resources

Liquidity and Capital Resources:   At December 31, 2002, our   working capital was less than its current liabilities, which included an advance of $196,760 from our   CEO for working capital during the fourth quarter 2002.   Some of the accounts payable are over three years old from a previous subsidiary, and management had attempted to contact vendors to arrange payments. Commitments and contingencies include; $149,820 from vendors that could not be contacted or did not respond to management’s correspondence, and $128,083 for options due for an acquisition. During the year ended December 31, 2002, we   issued 1,658,666 shares of common stock for cash of $2,562,126.   In the same period, 32,000 warrants were exercised at $1.00 per share; 82,562 shares of common stock were issued for compensation at the fair market value of the stock of $0.58 per share; and an additional 440,956 shares of common stock were issued for services at the fair market value of the stock of $1.05 per share.   For the acquisition of ABT, we   issued 300,000 shares of common stock with a fair market value of $1.50 per share. The decrease in total assets and stockholders equity was due to the discontinued operations and write off of the two wholly owned subsidiary companies and the unrealized loss of $ 931,200 on investments was due to the reduced value of Rotary Power International securities available for sale.

Status of Operations :   We intend to continue to utilize and develop our intangible assets    .   At December 31, 2002, intangible assets and a prepaid royalty comprise a material portion of our   assets.   The recovery of these intangible assets is dependent upon achieving profitable operations. We believe

that our   cash flow generated from current intangible assets is not impaired, and that recovery of our intangible assets, upon which profitable operations will be based, will occur. We believe that its working capital is not sufficient to support   current growth plans for 2003 and plan to raise additional operating capital and establish a line if credit.

Our operating revenues and profits should substantially increase in 2003 due to the restructuring of the organization, which includes the addition of experienced marketing personnel, and a new enhanced Nauticon product line for PowerCold Products.   We expects major revenue growth and improved margins from our wholly owned subsidiary Ultimate Comfort Systems and its newly acquired Applied Building Technology national accounts business although profitability is not expected in the near term. The reorganization of our   two wholly owned subsidiary companies and their respective products will fulfill our   current and long term strategic plans. Investors should not consider these projections with any degree of certainty and that these projections in fact may not be met.

Effect of Inflation

Future Trends That May Affect Operating Results, Liquidity and Capital Resources

Much of our business is dependant upon new construction and the rehabilitation of existing properties.  This is a capital intensive industry segment and is affected by interest rates and general economic conditions.  Rising interest rate may result in delayed capital spending by some of our customers. In addition, our business is dependent on the quality and support of our outsourced installation contractors and may be our most critical issue in our future operations. Sufficient working capital is essential as most installation contractors and trades subcontractor require weekly payment for work completed creating additional demand on the limited cash available.

Effect Of Recent Accounting Pronouncements

In August 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting For Asset Retirement Obligations." (“SFAS No. 143”).  SFAS No. 143 addresses financial accounting and reporting for  obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  SFAS  No. 143 applies to legal obligations associated with retirement of long-lived assets that result from the acquisition,  construction, development or normal use of the asset. The adoption of this standard had no impact on the Company's consolidated results of operations, financial position or cash flows.

In August 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived  Assets," (“SFAS No. 144”) which addresses financial accounting and reporting for the impairment or disposal of long- lived assets. While SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," (“SFAS No. 121”), it retains many of the fundamental provisions of SFAS No. 121. The adoption of this standard had no impact on the Company’s consolidated results of operations, financial position or cash flows.

In August 2002, the Company adopted SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections" ("SFAS No. 145").  SFAS No. 145 revises the criteria for classifying the extinguishment of debt as extraordinary and the accounting treatment of certain lease modifications. The adoption of this standard had no impact on the Company’s consolidated results of operations, financial position or cash flows.

In January 2003, we adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," (“SFAS No. 146”) which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restruction)” (“EITF 94-3”). SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing any future restructuring costs as well as the amount recognized.  SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard had no impact on the Company’s consolidated results of operations, financial position or cash flows.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, "Accounting for Stock-

Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123” (“SFAS No. 148”).  SFAS No. 148 amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”).   SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.   Previously, many of those instruments were classified as equity.   SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  In July 2003, we adopted SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity" (“SFAS No. 150”).  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.  The adoption of this standard had no impact on the Company’s results of operations, financial position or cash flows.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of this statement will have any immediate material impact on us .

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153.   This statement addresses the measurement of exchanges of nonmonetary assets.   The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.   The guidance in that opinion; however, included certain exceptions to that principle.   This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.   A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.   This statement is effective for financial statements for fiscal years beginning after June 15, 2005.   Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued.   We believe the adoption of this statement will have no impact on our financial statements    .

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.”   This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.   The accounting for those operations and costs is subject to the guidance in SOP 04-2.   This statement is effective for financial statements for fiscal years beginning after June 15, 2005.   We believe the adoption of this statement will have no impact on our financial statements    .

Quantitative and Qualitative Disclosures About Market Risk

We do not engage in commodity futures trading activities and do not enter into derivative financial instrument transactions for trading or other speculative purposes. We also do not engage in transactions in foreign currencies that could expose us to market risk.

Off-Balance Sheet Arrangements

Other than operating lease commitments discussed in the notes to our audited consolidated financial statements included elsewhere in this prospectus, we have no off-balance sheet arrangements that would have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to various market risks, including interest rates and changes in foreign currency exchange rates.  Market risk is the potential loss arising from adverse changes in prevailing market rates and prices. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The table below shows our directors and executive officers; their respective ages; and, the date on which they become directors or officers.

Our directors and executive officers are as follows:

Name

Age

Position

Period Served Since

Francis L. Simola

66

Chairman of the Board

January 1993

President and CEO

Dean S. Calton

53

President, PowerCold Products, Inc.

October 1998

Vice President Engineering and Manufacturing

Robert Yoho

68

President, PowerCold ComfortAir Solutions, Inc.

July 2002

Director

June 2003

Joseph C. Cahill

51

Vice President, Administration and Finance

January 2002

Director, Corporate Secretary,

June 2003

CFO

March 2004

Grayling Hofer

47

Corporate Controller and

March 2002

Chief Accounting Officer

Treasurer

June 2003

A summary of the business experience and background of our officers and directors is set forth below.

Francis L. Simola    Mr. Simola has been Chairman, CEO and President of PowerCold since the Company's inception in January 1993.  Mr. Simola is the founder and President of Simco Group Inc., a private investment company that controls a major interest in PowerCold.

Dean S. Calton   Mr. Calton has been General Manager, Vice President Engineering and Manufacturing and President of PowerCold Products, Inc. since June 1998. Mr. Calton has over 24 years experience in the refrigeration and air condition industry.

Robert Yoho    Mr. Yoho has been President of PowerCold ComfortAir Solutions, Inc. since July 2002 and a Director since June 2003.  Mr. Yoho has over 30 years experience in the heating, ventilation and air conditioning equipment industry. Prior to joining PowerCold, Mr. Yoho was president of Applied Building Technology since 1983, an engineering and design firm specializing in controls and HVAC packaged systems.  ABT was acquired by PowerCold 2002.

Joseph C. Cahill     Mr. Cahill has been Vice President Administration and Finance since January 2002 and a Director and Corporate Secretary sine June 2003. Mr. Cahill has over 22 years experience as a senior executive for a co-generation business and a chemical company.  Prior to joining PowerCold Corporation Mr. Cahill was the Chief Operating Officer of Utility Metal Research from August 2000 through February 2002 , a privately held company whose primary business was the design, sale and installation of cogeneration equipment.  Prior to 2000 Mr. Cahill was most recently CFO and Vice President of Administration & Finance for the Canning-Gumm Company, the US subsidiary of a public UK chemical company, W. Canning, PLC and for more than 20 years held various management and senior management position at the Frederick Gumm Chemical Company prior to its acquisition in 1998. W. Canning, PLC was acquired by MacDermid, Inc.(MRD) in December of 1999.   Mr. Cahill was employed at Frederick Gumm Chemical and it’s successors from 1975 through August 2000.

Grayling Hofer    Mr. Hofer has been Corporate Controller and Chief Accounting Officer since March 2002 and Corporate Treasurer since June 2003.  Mr. Hofer has over 14 years experience in accounting, and 10 years with manufacturing and distribution.  Prior to joining PowerCold Mr. Hofer was the president of Manufacturers Assistance Group (1998-2002), a consulting group specializing in troubled and startup manufacturing operations.  Prior that that Mr. Hofer was Vice President of Operation for SewTexas (2001 -2002) a manufacturer of custom apparel and CFO for City Pipe and Supply Company (1997-1999) a commercial plumbing supply company.

Our Directors are elected every three years.  Our officers are elected annually by the Board of Directors. There are no family relationships among our Directors and Officers. Our Directors and Officers devote 100% of their time for operating activities during the last fiscal year 2004 ..

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including:

a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; and

d) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There are no arrangements or understandings between any two or more Directors or Executive Officers, pursuant to which he/she was selected as a Director or Executive Officer.  There are no family relationships, material arrangements or understandings between any two or more Directors or Executive Officers.

Audit Committee Report

We do not have an Audit Committee.  Our Board of Directors functions in the absence of an Audit Committee to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor our policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters. The Board, in light of the increased responsibilities placed on the Audit Committee during 2002 by the Sarbanes-Oxley Act and the SEC, expects to form an audit committee that is “independent” within the meaning of the new regulations from the SEC regarding audit committee membership. The formation of the Audit Committee is dependant upon obtaining Directors & Officers Liability Insurance, the recruitment of independent outside board members, and locating and retaining an “audit committee financial expert” who satisfies that definition under the Sarbanes-Oxley Act. The recruitment of qualified candidates is dependant upon finding candidates who are qualified and willing to serve in such capacity.

We do not have a compensation committee or other committees of the Board of Directors.

Executive Compensation

We have no formal plan for compensating our Directors for their service in their capacity as Directors.  The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of us other than services ordinarily required of a Director.  No Director received any compensation for his services as a Director, including his committee participation and/or special assignments, other than indicated below.

We grant stock options to our Directors, Executive Officers and employees.

We have no plans or arrangements in respect of remuneration received or that may be received by Executive Officers of ours’ in Fiscal 2005 to compensate these officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds US$60,000 per Executive Officer.

No Executive Officer/Director received other compensation in excess of the lesser of US$25,000 or 10% of such officer's cash compensation, and all Executive Officers/Directors as a group did not receive other compensation, which exceeded US$25,000 times the number of persons in the group or 10% of the compensation.

Except for our stock option plan, we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our Directors or Executive Officers.  However, employees may receive a discretionary bonus at the option of the board of directors.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

We have no written employment agreements.

The table below shows the amount of money that was paid to our six officers over the last three years.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Francis M. Simola, President	2004	$0	Nil	140,000	845,799	Nil	Nil
and CEO Director	2003	$0	Nil	120,000	202,725	Nil	Nil
	2002	$0	Nil	120,000	Nil	Nil	Nil
Joseph C. Cahill, Corporate	2004	$74,769	Nil	Nil	400,000	Nil	Nil
Secretary CFO, Director	2003	$38,769	Nil	Nil	75,000	Nil	Nil
	2002	$41,506	Nil	82,779	Nil	Nil	Nil
Grayling Hofer, Treasurer	2004	$71,502	Nil	Nil	170,000	Nil	Nil
CAO	2003	$67,129	Nil	Nil	85,000	Nil	Nil
	2002	$48,460	Nil	2,000	Nil	Nil	Nil
Robert Yoho,	2004	$84,000	$25,000	Nil	300,000	Nil	Nil
President PCS Director	2003	$72,000	Nil	Nil	50,000	Nil	Nil
	2002	$66,000	Nil	200,000	100,000	Nil	Nil
Dean Calton,	2004	$73,112	Nil	Nil	100,000	Nil	Nil
President PCP	2003	$67,819	Nil	Nil	50,000	Nil	Nil
	2002	$64,615	Nil	Nil	50,000	Nil	Nil

Employee Stock Ownership Plan

We do not sponsor any employee stock ownership plan or similar plans.

Stock Option Program

Stock Options to purchase securities from us can be granted to Directors, Officers, and Employees of ours on terms and conditions.

Under our 2002 Employee Stock Option Plan, stock options for up to 5% of the number of our issued and outstanding common shares may be granted from time to time.  The plan was approved by stockholders on November 15, 2001.  The plan provides for the granting of 758,370 options to purchase PowerCold common stock. As of    April 25, 2005 , we have granted 575,000 options pursuant to the Plan. No stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each stock option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all stock options granted under the stock option program must be at least equal to the fair market value (subject to regulated discounts) of such common shares on the date of grant, and the maximum term of each stock option may not exceed ten years.

The names and titles of our Directors and Executive Officers to whom outstanding stock options have been granted and the number of common shares, subject to such options, are set forth in the following table as of    April 25, 2005 , as well as the number of options granted to Directors and all employees as a group.

Stock Options Outstanding

Name	Number of Options Granted	Exercise Price per Option ($)	Expiration Date of Stock Option
Francis L. Simola; President, CEO, Director	150,000	$1.00	9/10/2006
	545,879	$0.50	10/1/2006
	202,725	$1.60	1/24/2008
	100,000	$1.50	1/30/2009
	252,870	$1.65	1/30/2009
	181,818	$1.65	1/30/2009
	311,111	$1.65	7/30/2009
Joseph C. Cahill; CFO, Corporate Secretary, Director	50,000	$1.00	1/1/2008
	25,000	$1.50	12/30/2008
	50,000	$1.00	1/1/2009
	100,000	$1.50	1/30/2009
	150,000	$1.65	7/30/2009
	25,000	$1.50	12/30/2009
	50,000	$1.00	1/1/2010
	25,000	$1.50	12/30/2010
Robert Yoho; Director, President PCS	100,000	$1.50	7/26/2007
	25,000	$0.50	1/1/2008
	25,000	$1.50	7/1/2008
	25,000	$0.50	1/1/2009
	100,000	$1.50	1/30/2009
	25,000	$1.50	7/1/2009
	25,000	$0.50	1/1/2010
	25,000	$1.50	7/1/2010
	100,000	$1.50	12/31/2009
Grayling Hofer; Treasurer, CAO	10,000	$1.00	3/1/2008
	25,000	$1.50	6/1/2008
	50,000	$1.50	12/30/2008
	10,000	$1.00	3/1/2009
	25,000	$1.50	6/1/2009
	50,000	$1.50	12/30/2009
	10,000	$1.00	3/1/2010
	25,000	$1.50	6/1/2010
	50,000	$1.50	12/30/2010
Dean Calton; President PCP	100,000	$1.00	9/10/2006
	50,000	$0.50	2/1/2007
	100,000	$0.50	7/1/2007
	50,000	$0.50	2/1/2008
	100,000	$1.50	12/31/2009

Total Officers/Directors (persons) Total Employees/Consultants	3,324,403 2,074,100
Total Officers/Directors/Employees/Consultants	5,398,503

COMPENSATION PURSUANT TO STOCK OPTIONS

The following table sets forth information on option grants in fiscal year 2004 to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)(	Percent of Total Options Granted to Employees in Fiscal Year	($/Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					0% ($)	5% ($)	10% ($)
Francis L. Simola	100,000	3.8%	$ 1.50	01/30/09	$ 28,000	$ 77,158	$ 286,671
Francis L. Simola	434,688	16.3%	$1.65	01/30/2009	$56,509	$270,281	$528,888
Francis L. Simola	311,111	11.7%	$1.65	07/30/2009	$28,000	$177,560	$358,489
Robert Yoho	25,000	0.9%	$0.50	01/01/2009	$ 36,750	$ 50,357	$ 66,818
Robert Yoho	25,000	0.9%	$1.50	07/01/2009	$ 5,000	$ 16,742	$ 30,947
Robert Yoho	25,000	0.9%	$1.50	07/01/2010	$0	$9,722	$22,089
Robert Yoho	25,000	0.9%	$0.50	01/01/2010	$24,500	$34,722	$47,089
Robert Yoho	100,000	3.8%	$1.50	01/30/2009	$28,000	$77,178	$136,671
Robert Yoho	100,000	3.8%	$1.50	12/31/2009	$0	$38,890	$88,355
Joseph C. Cahill	50,000	1.9%	$1.00	001/01/2009	$ 48,500	$ 75,714	$ 108,635
Joseph C. Cahill	50,000	1.9%	$1.50	12/31/2009	$ 0	$ 19,445	$ 44,178
Joseph C. Cahill	100,000	3.8%	$1.50	07/30/2009	$24,000	$72,073	$130,229
Joseph C. Cahill	100,000	3.8%	$1.65	07/30/2009	$9,000	$57,073	$115,229
Joseph C. Cahill	50,000	1.9%	$1.50	01/30/2009	$14,000	$33,484	$68,335
Grayling Hofer	10,000	0.4%	$1.00	03/01/2009	$ 6,800	$ 11,442	$ 17,057
Grayling Hofer	10,000	0.4%	$1.00	12/31/2009	$4,800	$8,889	$13,836
Grayling Hofer	25,000	0.9%	$1.50	06/30/2009	$ 11,500	$ 25,038	$ 41,415
Grayling Hofer	25,000	0.9%	$1.50	12/31/2009	$0	$9,722	$22,089
Grayling Hofer	50,000	1.9%	$1.50	12/31/2009	$ 0	$ 19,445	$ 44,178
Grayling Hofer	50,000	1.9%	$1.50	12/31/2009	$0	$19,445	$44,178

Dean Calton	100,000	3.8%	$ 1.50	12/31/2009	$ 0	$ 38,890	$ 88,355

____________________________

2.

Potential realizable values are based on assumed annual rates of return specified by Securities and Exchange Commission rules. We caution any offeree that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings. The amounts shown in the table above as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Potential realizable values in the table above are calculated by:

*  Multiplying the number of shares of our common stock subject to the option by the fair market value on the date of the grant.

*  Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire  term of the option.

*  Subtracting from that result the total option exercise price.

The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2004 by the Named Executive Officers and the value of their unexercised options at December 30 , 2004 at a closing stock price of $ 1.48 ..

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End 2004 (#)		Value of Unexercised In-the-Money Options At December 30 , 2004 ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Francis L. S i mola	Nil	Nil	1,744,403	0	$ 606,961	$ 0
Joseph C. Cahill	Nil	Nil	475,000	0	$ 72,000	$ 0
Robert W. Yoho	Nil	Nil	450,000	0	$ 73,500	$ 0
Grayling Hofer	Nil	Nil	255,000	0	$ 14,400	$ 0

Dean Calton	Nil	Nil	400,000	0	$ 244,000	$0

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of our board members for breaches by them of their fiduciary duties. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

*	any breach of their duty of loyalty to us or our stockholders;
*	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	Unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and
*	any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition Nevada laws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether indemnification would be permitted under Nevada law. We currently do not maintain liability insurance for our directors and officers.

We intend to enter into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, will provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of  Jewett-Cameron, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a publicly-owned corporation and our shares are owned by United States residents, and residents of other jurisdictions.  No other corporation or any foreign government controls us directly or indirectly.  There are no arrangements that may result in a change of control of our company.

We are aware of two individuals who own more than five percent (5%) of our common stock. These two people are listed in the table below.

Table 1

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2) (#)
Common	Francis L Simola 9408 Meadowbrook Philadelphia, PA 19118	2,703,096 (3)(4)(5)	11.51% ..
Common	Henry Sanborn	2,372,081	10.10%
	505 Charles Street Ave Towson, MD 21204

________________________________

(1)

The nature of beneficial ownership for all shares is sole voting and investment power.

(2)

The per cent of class is all common stock.

(3)

Includes minor children

(4)

Simco Group Inc., ( 1,780,664 shares of common stock) a privately held Nevada Corporation, (100%) owned by Francis L. Simola  and Veronica M. Simola.

(5)

Director.

# Based on 23,485,817 shares outstanding as of 12/ 31 /2004.

The table below also lists as of December 31 , 2004, all Directors and Executive Officers who beneficially own our voting securities and the amount of our voting securities owned by the Directors and Executive Officers as a group.

Shareholdings of Directors and Executive Officers and 10% shareholders

The following table sets forth information as of December 31 , 2004, regarding the number of shares of the Company's common stock beneficially owned by (i) each director.(ii) executive officers, and (iii) 10% shareholders.

Table 2

Name and Address

Amount and Nature

Percent

of Beneficial Owner

of Beneficial Ownership (1)

of Class (2)

Francis L. Simola and (3)(5)(6)

922,432

3.93%

Veronica M. Simola

9408 Meadowbrook Ave.

Philadelphia, Pa. 19118

Simco Group, Inc. (4)

1,780,664

7.58%

1800 E. Sahara, Suite 107

Las Vegas, Nevada 89104

Henry Sanborn

2,372,081

10.10%

505 Charles Street Avenue

Towson, MD   21204

Joseph C. Cahill (5)(6)

82,779

0.35%

45 Overlea Lane

Aberdeen, NJ  07747

Robert W. Yoho (5)(6)

300,000

1.28%

13799 Park Blvd. North

Seminole, FL  33776

Dean Calton (6)

51,500

.22%

1346 LaVernia Road

LaVernia, TX  78121

Grayling Hofer (6)

7,000

0.03%

2406 Crow Valley

San Antonio, TX  78270

Total Common Stock Owned by Officers & Directors

3,144,375

13.39%

Laurus Master Fund, Ltd (7)

-0-

17.7%

c/o M&C Corporate Services LimitedP.O. Box 1234 G.T.

Ugland House, South Church Street

Grand Cayman, Cayman Islands

_____________________________________

(1)  The nature of beneficial ownership for all shares is sole voting and investment power.

(2)  The per cent of class is all common stock.

(3)  Includes minor children

(4)  Simco Group Inc., a privately held Nevada Corporation, (100%) owned by Francis L. Simola and Veronica M. Simola.

(5)  Director

(6)  Executive Officer

(7)               The Laurus Note      , dated July 29, 2004    , is convertible into our common stock under the terms and conditions of the            Note, whether by   Laurus or automatically      . Under the terms of the securities purchase agreement of the Note, we also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the Initial Exercise Date. The exercise prices of the warrants are $2.63 for the 300,000 shares and $3.07 for the remaining shares.   As of December 31, 2004 Laurus did not own any PowerCold common stock but under certain conditions may convert more than 4.99% up to a maximum of 19.99% with 75 day written notification that it will acquire more than 4.99%.   As of the date of this report, Laurus has not converted any of its derivative securities into common stock and will not until this registration becomes effective.   The Company has filed a registration statement under Form S-1 to register 5,072,995 shares on behalf of Laurus. Upon the issuance of the shares from this offering and the exercise of the warrants Laurus would own 17.7% of PowerCold common stock on the diluted basis of this offering.   The current price of PowerCold’s stock is well below the exercise price of the warrants owned by Laurus and would likely not be exercised.   Upon the issuance of the common stock only from this offering the ownership upon dilution would be 15.9%.    On a fully diluted basis, assuming the exercise of all options and warrants that are exercisable at or below $1.56 per share, the Laurus ownership would be 15.7% and 13.8% respectively.

SHARES AVAILABLE FOR FUTURE SALE

As of December 31 , 2004, we had 23,485,817 shares outstanding. As of December 31 , 2004, we had 8,254,410 common stock purchase warrants and stock options outstanding which include 575,000 options for shares of common stock under our 2002 Stock Option Plan.  We also filed a registration statement for 4,756,251 shares of common stock . All of our outstanding shares of common stock, as well as the shares of common stock issuable pursuant to the distribution reserve and upon exercise of outstanding stock unit awards and stock options, are or will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one of our affiliates, as that term is defined in Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, sales by an "affiliate" of ours are limited within any three month period to a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which a notice of sale is filed with the SEC. As currently defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Sales by affiliates under Rule 144 are also subject to certain other restrictions relating to manner of sale, notice and the availability of current public information about us.

 Prior to the offering, there has been a limited public market for our common stock, and no prediction can be made as to the effect, if any, that this offering will have on the market price of the common stock. Nevertheless, sales of significant amounts of such shares in the public market or the availability of large amounts of shares for sales could adversely affect the market price of the common stock and could impair our future ability to raise capital through an offering of its equity securities. See "Risk Factors"—Sales of our common stock in connection with this offering could adversely affect our stock price."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans from Executive Officers.     We have received funding on several occasions from Simco Group, Inc, (“Simco”), a separate legal entity wholly-owned by our chairman and chief executive officer. The Company received from Simco $196,760 in unsecured advances during 2002 and an additional $161,108 and $100,000 during 2003 and 2004, respectively.   The advances bear interest at 8% and are payable on demand.   No payments were made against the principal during 2002 or 2003 and $345,080 was repaid in 2004.   The debt was convertible to common stock as calculated at 50% of the bid price at the end of the quarter preceding conversion during 2003 and 2002. The loan made during 2004 is convertible at the fair market value of the stock at the date of conversion.   The beneficial conversion feature of these loans is recorded as additional paid in capital.   The interest expense, related to these loans, recorded in 2003 and 2002 is $218,979 and $195,538, respectively.

During 2001, Simco Group was issued 262,500 shares of common stock for payment of loans, interest and financing fees and consulting services. During 2000, Simco Group converted $400,000 of its loans to us into 800,000 shares of our common stock.

During 1999, our directors received an annual payment of 2,500 shares of common stock, at a fair market value of $1.00 per share, for directors’ fees.  After 1999, the directors were not compensated.

Stock Options Granted to Directors and Executive Officers.    For more information regarding the grant of stock options to directors and executive officers, please see “Management—Director Compensation” and “—Executive Compensation.”

Indemnification and Insurance.    Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Nevada. We intend to enter into indemnification agreements with all of our directors and executive officers and to purchase directors’ and officers’ liability insurance. In addition, our certificate of incorporation will limit the personal liability of our board members for breaches by the directors of their fiduciary duties. See “Management--Limitation of Liability and Indemnification.”  Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Executive Compensation And Employment Agreements.  Please see "Management--Executive Compensation" and "Management---Stock Options" for additional information on compensation of our executive officers. Information regarding employment agreements with several of our executive officers is set forth under "Management--Employment Agreements."

LEGAL MATTERS

Our attorney Charles A. Cleveland, P.S., Attorney at Law, Suite 304, Rock Pointe Corporate Center, 1212 North Washington, Spokane, Washington, 99201-2401, will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters.  Mr. Cleveland has been granted options to acquire 25,000 shares of common stock in consideration of past legal services.

EXPERTS

Our consolidated financial statements and the related financial statements for the year ended December 31, 2004 , included in this prospectus, have been audited by William & Webster, P.S. of Spokane, Washington, as set forth in their report included in this prospectus and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the SEC, a registration statement on Form S-1 under the Securities Act with respect to the common shares offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER SECURITIES LAWS AND OTHER MATTERS

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article XI of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities.

The Bylaws also provide that we can purchase and maintain insurance or other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL TAX CONSIDERATIONS

Purchasers of shares of our Common Stock will receive no tax benefits from their ownership other than those normally incurred pursuant to long-term/short-term capital gains and losses upon the sale of shares. Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 the maximum tax rate on most types of long-term capital gain is reduced from 20% to 15%. The rates return to normal for taxable years beginning after December 31, 2008.

Common stock that is beneficially owned by an individual United States holder at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes. The individual’s gross estate might also include the value of common stock which is held indirectly by the individual through one or more domestic or foreign entities.

Dividends on common stock paid to a United States holder are not subject to backup withholding tax. The maximum tax rate on dividends was generally reduced from 38.6% to 15% under the Jobs and Growth Tax Relief Reconciliation Act of 2003. This change in the law is effective for tax years beginning after December 31, 2002. The 15% rate continues through 2008 and drops to zero for 2008. The rates return to normal for taxable years beginning after December 31, 2008.

United States holders should consult with their own tax advisors to determine the effect of federal, state, and local tax laws with regard to the purchase, ownership and disposition of shares of common stock.

POWERCOLD CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004

POWERCOLD CORPORATION

TABLE OF CONTENTS

December 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

58

FINANCIAL STATEMENTS

Consolidated Balance Sheets

59

Consolidated Statements of Operations and Comprehensive Loss

61

Consolidated Statement of Stockholders’ Equity

6 2

Consolidated Statements of Cash Flows

6 4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 6

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

To the Board of Directors and Stockholders
PowerCold Corporation
La Vernia, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of PowerCold Corporation as of December 31, 2004, 2003, and 2002 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PowerCold Corporation as of December 31, 2004, 2003, and 2002, and the results of its operations, stockholders equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18 to the financial statements, certain errors resulting in an understatement of additional paid in capital and an understatement of net loss as of December 2003 and 2002, were discovered by management of the Company during the current year. Accordingly, an adjustment has been made to retained earnings as of December 2003 to correct the error.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has sustained substantial operating losses in recent years and has a large accumulated deficit. Additionally, intangible assets comprise a material portion of the Company's assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

March 25, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com

POWERCOLD CORPORATION
CONSOLIDATED BALANCE SHEETS

		December 31,
	2004	2003	2002

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,206,417	$374,678	$88,613
Restricted cash	100,000	-	-
Contracts and retentions receivable, net of allowance	5,411,110	2,388,495	296,179
Costs and estimated earnings in excess of billings
on contracts in progress	-	245,535	-
Inventory	120,926	11,156	180,433
Prepaid expenses	141,790	100,118	3,875
Total Current Assets	6,980,243	3,119,982	569,100

OTHER ASSETS
Property and equipment, net	335,675	135,858	130,598
Patent rights and related technology, net	1,248,805	1,306,731	926,716
Securities available for sale	-	19,317	38,800
Deposits	10,828	10,828	5,661
Total Other Assets	1,595,307	1,472,734	1,101,775

NET ASSETS FROM DISCONTINUED OPERATIONS	-	-	13,675

TOTAL ASSETS	$8,575,550	$4,592,716	$1,684,550

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED BALANCE SHEETS

		December 31,
	2004	2003	2002

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts and retentions payable	$3,577,077	$896,447	$269,359
Accrued expenses	189,387	356,583	65,891
Billings in excess of costs and estimated earnings
on contracts in progress	380,873	947,807	-
Commissions and royalty payable	252,948	8,180	55,066
Convertible note payable, related party	172,236	417,236	196,760
Convertible note payable, current portion	1,166,666	-	-
Notes payable, current portion	42,036	334,014	34,014
Current portion of capital lease payable	-	630	3,321
Total Current Liabilities	5,781,223	2,960,897	624,411

LONG-TERM LIABILITIES
Convertible note payable, net of current portion	2,755,590	-	-
Note payable, net of current portion	8,546	-	-
Capital lease payable, net of current portion	-	-	600
Total Long-term Liabilities	2,764,136	-

COMMITMENTS AND CONTINGENCIES	-	69,417	277,903

STOCKHOLDERS' EQUITY
Convertible preferred stock, Series A, $0.001
par value; 5,000,000 shares authorized, no
shares issued and outstanding	-	-	-
Common stock, $0.001 par value; 200,000,000
shares authorized, 23,485,817, 21,576,750, and 18,442,066,
shares issued and outstanding, respectively	23,486	21,577	18,442
Additional paid-in capital	20,621,207	17,798,978	14,345,316
Accumulated deficit	(20,614,502)	(16,277,470)	(13,620,922)
Accumulated other comprehensive income	-	19,317	38,800
Total Stockholders' Equity	30,191	1,562,402	781,636

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$8,575,550	$4,592,716	$1,684,550

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Years Ended December 31,
	2004		2003	2002

REVENUES
Contracts including equipment	$8,579,584		$3,350,409	$-
Equipment	511,159		720,067	1,505,890
Total Revenues	9,090,743		4,070,476	1,505,890
COST OF REVENUES
Direct labor and equipment-contracts	6,571,082		1,920,854	-
Direct labor and material-equipment	144,138		597,565	1,001,612
Warranty	265,899		-	-
Manufacturing supplies	126,266		16,409	196,608
Shipping and handling	98,892		92,300	50,901
Total Cost of Revenues	7,206,277		2,627,127	1,249,121
GROSS PROFIT	1,884,467		1,443,349	256,769
OPERATING EXPENSES
Sales, marketing and advertising	828,092		499,370	280,376
Salaries and benefits	1,577,212		1,137,926	1,067,326
General and administrative	149,055		877,831	616,837
Travel	101,644		243,422	169,885
Research and development	557,495		177,680	226,738
Legal and accounting	223,384		81,039	237,916
Consulting	265,700		275,839	553,876
Occupancy	133,751		109,158	107,373
Bad debt allowance	1,664,928		193,356	56,232
Loss on impairment of inventory	-		33,506	147,204
Depreciation and amortization	113,042		97,525	92,758
Total Operating Expenses	5,614,304		3,726,651	3,556,521
LOSS FROM OPERATIONS	(3,729,837)		(2,283,302)	(3,299,752)
OTHER INCOME (EXPENSES)
Interest income	28,774		-	5,409
Interest and financing expense	(635,969)		(355,086)	(198,452)
Other income (expense)	-		-	53,540
Total Other Income (Expenses)	(607,195)		(355,086)	(139,503)
LOSS BEFORE INCOME TAX	(4,337,032)		(2,638,388)	(3,439,255)
INCOME TAX EXPENSE	-		-	-
LOSS FROM CONTINUING OPERATIONS	(4,337,032)		(2,638,388)	(3,439,255)
LOSS FROM DISCONTINUED OPERATIONS	-		(18,160)	(852,188)
NET LOSS	(4,337,032)		(2,656,548)	(4,291,443)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on investments	(19,317)		(19,483)	(931,200)
COMPREHENSIVE LOSS	$(4,356,349)		$(2,676,031)	$(5,222,643)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED, CONTINUING OPERATIONS	$(0.20)		$(0.13)	$(0.25)
BASIC AND DILUTED, DISCONTINUED OPERATIONS	$-	$	nil	$(0.05)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	22,156,331		20,163,045	17,117,692

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
					Accumulated
	Common Stock		Additional		Other	Total
	Number of		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Equity
Balance, December 31, 2001	16,027,882	$16,027	$10,682,646	$(9,329,479)	$970,000	$2,339,194

Common stock issued for cash at and average of $1.54
per share less $4,642 for cost of issuance	1,658,666	1,659	2,560,467	-	-	2,562,126

Common stock issued as compensation at $0.58 per share	82,562	83	47,672	-	-	47,755

Common stock issued for services at $1.05 per share	440,956	441	462,309	-	-	462,750

Warrants exercised at $1.00 per share	32,000	32	31,968	-	-	32,000

Common stock rescinded for failure to perform	(50,000)	(50)	50	-	-	-

Common stock and options rescinded for
acquisition of PSI	(50,000)	(50)	(174,950)	-	-	(175,000)

Common stock and options issued for the acquisition of Applied
Building Technology, Inc. at $1.50 per share	300,000	300	491,116	-	-	491,416

Common stock options issued under the acquisition agreement
for Ultimate Comfort Systems	-	-	48,500	-	-	48,500

Benefical conversion feature of convertible debt	-	-	195,538	-	-	195,538

Unrealized loss on investments	-	-	-	-	(931,200)	(931,200)

Net loss, year ended December 31, 2002	-	-	-	(4,291,443)	-	(4,291,443)
Balance, December 31, 2002	18,442,066	$18,442	$13,840,318	$(13,620,922)	$38,800	$781,636

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)
					Accumulated
	Common Stock		Additional		Other	Total
	Number of		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Equity
Balance, December 31, 2002	18,442,066	$18,442	$14,345,316	$(13,620,922)	$38,800	$781,636
Common stock issued as prepaid consulting at $0.75 per share	160,000	160	119,840	-	-	120,000
Common stock and warrants issued for cash at an average of
$0.89 per shares less issuance costs of $25,800	2,317,300	2,317	2,029,808	-	-	2,032,125
Common stock issued for consulting at $0.79 per share	122,000	122	95,878	-	-	96,000
Warrants exercised at $1.50 per share	335,384	336	503,441	-	-	503,777
Common stock shares cancelled	(5,000)	(5)	(3,745)	-	-	(3,750)
Common stock issued as compensation	5,000	5	3,745	-	-	3,750
Common stock issued for the acquisition of Applied Building
Technology, Inc. at $1.50 per share	200,000	200	299,800	-	-	300,000
Common stock options vested for the acquisition of Applied
Building Technology, Inc.	-	-	58,916	-	-	58,916
Warrants issued for financing expense	-	-	127,000	-	-	127,000
Beneficial conversion feature of convertible debt	-	-	218,979	-	-	218,979
Unrealized loss on investments	-	-	-	-	(19,483)	(19,483)
Net loss, year ended December 31, 2003	-	-	-	(2,656,548)	-	(2,656,548)
Balance, December 31, 2003	21,576,750	21,577	17,798,978	(16,277,470)	19,317	1,562,402
Warrants issued as financing fees	-	-	354,288	-	-	354,288
Common stock options vested for the acquisition of Applied
Building Technology, Inc.	-	-	69,417	-	-	69,417
Common stock issued for services paid in advance at and average of $0.90	120,000	120	107,880	-	-	108,000
Common stock issued for consulting services at an average of $0.97	128,000	128	123,122	-	-	123,250
Exercise of options at $1.00 per common share	210,000	210	209,790	-	-	210,000
Common stock with attached warrants issued for cash at an average of $0.82	390,625	391	319,609	-	-	320,000
Common stock issued for acquisition of patent at $1.50 per share	25,000	25	37,475	-	-	37,500
Common stock issued for loan conversions at $1.62 per share	156,962	157	253,345	-	-	253,502
Common stock warrants exercised for cash at an average of $0.89	878,480	878	778,197	-	-	779,075
Beneficial conversion feature of debt	-	-	569,106	-	-	569,106
Unrealized loss on investments	-	-	-	-	(19,317)	(19,317)
Net loss, year ended December 31, 2004	-	-	-	(4,337,032)	-	(4,337,032)
Balance, December 31, 2004	23,485,817	$23,486	$20,621,207	$(20,614,502)	$-	$30,191

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,337,032)	$(2,656,548)	$(4,291,443)
Loss from discontinued operations	-	18,160	852,188
Net loss from continuing operations	(4,337,032)	(2,638,388)	(3,439,255)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	113,042	97,525	92,758
Bad debt allowance	1,664,928	193,356	56,232
Impairment of inventory	-	33,506	147,204
Issuance of common stock for services	231,250	216,000	462,750
Issuance of common stock for compensation	-	3,750	47,755
Interest expense for beneficial conversion feature
of convertible debt	79,042	218,979	195,538
Warrants issued as financing expense	354,288	127,000	-
Settlement of commitments and contingencies	-	-	(109,603)
(Increase) decrease in assets:
Accounts receivable	(4,687,543)	(2,745,670)	(178,642)
Receivable from related party	-	-	1,686
Inventories	(109,770)	135,771	(85,784)
Prepaid expenses	(41,672)	(96,243)	18,625
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	2,758,203	930,893	118,377
Accounts payable, related party	-	-	-
Billings in excess of costs	(321,399)	702,272	-
Net cash used in operating activities	(4,296,662)	(2,821,249)	(2,672,359)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(229,367)	(25,551)	(87,328)
Purchase of technology	-	-	(400,000)
Deposits	-	(5,167)	3,309
Investment in discontinued operations	-	(155,056)	174,992
Net cash used in investing activities	(229,367)	(185,774)	(309,027)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(630)	(3,289)	(4,510)
Equipment financing	-	-	-
Proceeds from issuance of shares under private placement	1,600,077	2,835,901	2,594,127
Proceeds from notes payable	4,411,960	-	-
Short-term borrowings, net	(313,559)	300,000	(2,315)
Short-term borrowings, related party, net	(240,080)	160,476	196,760
Net cash provided by financing activities	5,457,768	3,293,088	2,784,062

Net increase (decrease) in cash	931,739	286,065	(197,324)
Cash at beginning of year	374,678	88,613	285,937

Cash at end of year	$1,306,417	$374,678	$88,613

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid		$71,462	$-	$2,430
Income taxes paid		$-	$-	$-

NON-CASH TRANSACTIONS:
Issuance of common stock for compensation		$-	$3,750	$47,755
Issuance of common stock for services		$231,250	$216,000	$462,750
Issuance of common stock for payment of interest and financing expenses	$		$127,000	$-
Issuance of common stock as stock offering costs	$		$-	$4,642
Issuance of common stock for payment of debt	$		$-	$-
Issuance of common stock and options for acquisition	$		$358,916	$491,416
Warrants issued as financing fees		$354,288	$-	-
Stock rescinded in disposition	$		$-	$(175,000)
Technology acquired by exchange of accounts receivable	$		$460,000	$-
Settlement of commitments and contingencies with options and
cancellation of options		$-	$208,486	$-
Beneficial conversion feature of convertible debt		$-	$218,979	$195,538
Equipment financed with note payable		$23,421	$-	$-

The accompanying notes are an integral part of these financial statements.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

PowerCold Corporation (“the Company”) was incorporated on October 7, 1987 in the State of Nevada.   PowerCold is a solution provider of energy efficient products for the refrigeration, air conditioning, power, hospitality, chain restaurants and chain retail industries. The Company designs, develops, markets and installs proprietary equipment to achieve electric power cost savings for commercial and industrial firms.   PowerCold's energy efficient products are designed to reduce power costs for air conditioning, refrigeration and on-site building power.

The Company derives its revenues from four principal product line applications.   The first is proprietary applications for the HVAC industry including a patented four pipe integrated piping system for large commercial buildings and turnkey HVAC systems for light commercial national chain store applications.   The second is a line of evaporative condensers, heat exchange systems and fluid coolers for the HVAC and refrigeration industry.   The third is the design and packaging of custom chiller systems for the HVAC and refrigeration industry.   The fourth is energy products including desiccant systems and engine driven chillers. The Company also provides engineering and project management for installation of its equipment in new construction.

PowerCold Technology, LLC is a Nevada limited liability company formed on February 22, 2004 (“PCT”) to hold title to all of the Company’s intellectual property as well as licensing such intellectual property.   PowerCold Technology, LLC licenses intellectual property rights to PowerCold Products, Inc and PowerCold ComfortAir Solutions, Inc.

PowerCold International, Ltd. is a Nevada corporation formed on July 1, 2003 (“PCI”).   It markets all Company products and system applications worldwide through various alliances and marketing agencies.   See Note 14 for subsidiaries and business segments.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.   The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.   These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153.   This statement addresses the measurement of exchanges of nonmonetary assets.   The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

The guidance in that opinion; however, included certain exceptions to that principle.   This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.   A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.   This statement is effective for financial statements for fiscal years beginning after June 15, 2005.   Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued.   Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.”   This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.   The accounting for those operations and costs is subject to the guidance in SOP 04-2.   This statement is effective for financial statements for fiscal years beginning after June 15, 2005.   Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”).   SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.   Previously, many of those instruments were classified as equity.   SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.   The Company has determined the adoption of this statement will have no effect on the Company’s financial statements.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Advertising Expenses

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials.   The Company expenses all advertising expenditures as incurred.   The Company’s advertising expenses were $3,015, $3,581 and $2,803 for the years ended December 31, 2004, 2003 and 2002, respectively.

Bad Debts Expense

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions.   The Company recognized $1,135,539 of bad debts and accrued an additional $529,389 in the year ended December 31, 2004.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Compensated Absences

Employees of the Company are entitled to paid vacation, sick, and personal days off, depending on job classification, length of service, and other factors.   The Company accrues vacation expense throughout the year.    Accrued vacation payable for the years ended December 31, 2004, 2003 and 2002 was $5,625, $4,072 and $3,456, respectively, and is included in accrued expenses on the Company’s balance sheet.

Concentration of Credit Risk

The Company maintains its cash in several commercial accounts at major financial institutions.   At December 31, 2004, the Company’s cash balance in one account exceeded Federal Deposit Insurance Corporation (FDIC) limits by $1,302,488 and at December 31, 2003, the Company’s cash balance in one account exceeded (FDIC) limits by $200,000.

Contracts and Retentions Receivable

Contracts and retentions receivable from the sale of heating and air-conditioning systems for commercial properties are based on contracted prices.   Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.   Normal contracts receivable are due 30 days after the date of the invoice.   Contract retentions are due 30 days after completion of the project and acceptance by the owner.   Receivables past due more than 120 days are considered delinquent.   Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.   The Company’s policy is not to accrue interest on trade receivables.

The Company carries its contracts and retentions receivable at cost less an allowance for doubtful accounts.   On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections and current credit conditions.   As of December 31, 2004, the Company’s allowance account was $529,389.   Additional information at December 31, 2004 and 2003 is as follows:

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

	2004	2003
Completed contracts, including retentions	$1,773,245	$1,169,666
Contracts in progress
Current accounts	3,750,529	1,096,947
Retentions	416,725	121,882
Total contracts and retentions	5,940,499	2,338,495
Less allowance for doubtful accounts	(529,389)	-
Contracts and retentions receivable	$5,411,110	$2,388,495

Derivative Instruments

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 149”). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” which is effective for the Company as of January 1, 2001.   These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.   They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.   For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2004, 2003 and 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Discontinued Operations

The Company adopted SFAS No. 144 effective August 1, 2001 and reports operating results of entities disposed of during the year as discontinued operations.   Assets and liabilities of certain dispositions have been restated as net assets from discontinued operations for the years ended December 31, 2002 and 2003.   See Note 16.

Earnings Per Share

On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share.   Basic earnings per share includes no dilution and is computed by dividing net income/loss available to common shareholders by the weighted average common shares outstanding for the period.   Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.   Although there are common stock equivalents outstanding, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive for the periods presented.

Fair Value of Financial Instruments

The Company's financial instruments as defined by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, advances from related party, trade accounts receivable, accounts payable, accrued expenses and notes payable.   These instruments are accounted for on the historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2004, 2003 and 2002.

Goodwill

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (hereinafter “SFAS No. 141”) and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (hereinafter “SFAS No. 142”). SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.   The Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 resulted in an increase in net income of approximately $10,000 in fiscal 2002 and in 2003.

Goodwill represents the excess of the purchase price and related direct costs over the fair value of net assets acquired as of the date of the acquisition.   Goodwill was amortized on a straight-line basis over ten years through December 31, 2001.   At January 1, 2002, the Company adopted SFAS No. 142, which eliminates amortization of goodwill.   The Company periodically reviews its goodwill to assess recoverability based on projected undiscounted cash flows from operations.   Impairments are recognized in operating results when a permanent diminution in value occurs.

All goodwill previously recorded on the balance sheet was considered fully impaired at December 31, 2003 due to the discontinued segment of Technicold Services, Inc.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.   Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities using statutory income tax rates in effect for the year in which the differences are expected to reverse.   See Note 15.

Investment in Securities

Investments in debt and marketable equity securities are designated as trading, held to maturity, or available for sale in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”   Trading securities are reported at fair value, with changes in fair value included in earnings.   Available for sale securities are reported at fair value, with net unrealized gains and losses included as a component of stockholder’s equity.   Held to maturity securities are reported at amortized cost.   Gains and losses on the sale of securities are determined using the specific identification method.   For all investment securities, unrealized gains and losses that are other than temporary are recognized as a component of earnings in the period incurred.   Market value is determined based on quoted market prices.   At December 31, 2004, 2003 and 2002, all of the Company’s investment securities were classified as available for sale.   See Note 9.

Patents Right and Related Technology

The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized as intangible assets and amortized, if it has a determinable life.   Capitalized costs are amortized using the straight-line method over the estimated economic life, typically ten to fifteen years, of the related asset.   The Company periodically reviews its capitalized patent costs to assess recoverability based on the projected undiscounted cash flows from operations.   Impairments are recognized in operating results when a permanent diminution in value occurs.   Research and development are charged to operations as incurred. See Note 8.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of intercompany accounts and transactions.   Wholly owned subsidiaries of the Company are listed in Note 13.

Product Warranties

The Company sold the majority of its products with one-year unconditional repair or replacement warranties.   Warranty expense is included in cost of sales.

Property and Equipment

Property and equipment are stated at cost.   Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.   See Note 7.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Reclassification & Restatements

Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the fiscal 2004 presentation.   The reclassifications principally consists of revised reporting of operating results of the discontinued segment of Technicold Services, Inc. in the prior fiscal period and, at December 31, 2004, the reclassification of fair market value of all outstanding options and warrants as paid-in-capital instead of a separate caption on the balance sheets and statement of stockholders’ equity.   These reclassifications have resulted in no changes to the Company’s accumulated deficit or net losses presented. See Note 19.

The financial statements for 2003 and 2002 have been restated to correct an error, the recognition of a beneficial conversion feature of the convertible loans made to the Company in 2003 and 2002.   The effect of the restatement was to increase the paid-in capital, increase the net loss and increase the interest expense for 2003 and 2002.   See Note 19.

Restricted Cash

The Company is required pursuant to its loan agreement with Laurus to maintain $100,000 in its lock box account at all times.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment to the customer.   Service revenue is recognized when services are performed and billable.

During the last quarter of 2003, the Company adopted the percentage-of-completion method of accounting for long-term contracts.   The Company believes that this method more accurately reflects periodic results of operations.   The financial statements for 2002 have not been retroactively restated for the change since the Company began its contracting activities during the year ended December 31, 2003.

The Company accounts for long-term contracts on the percentage-of-completion method, and revenue is recognized as work on contracts progresses, however, estimated losses on contracts in progress are charged to operations immediately.

Costs and estimated earnings in excess of amounts billed on contracts in progress are classified as current assets. Billings in excess of costs and estimated earnings on contracts in progress are classified as current liabilities. Contract retentions are included in contracts receivable.

Shipping and Handling Fees and Costs

The Emerging Issues Task Force ("EITF") issued EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs", which was adopted during fiscal 2001.

Stock-Based Compensation

The Company accounts for stock issued for compensation in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees."   Under this standard, compensation cost is the difference between the exercise price of the option and fair market of the underlying stock on the grant date.   In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company discloses the pro forma effects on net income and earnings per share as if compensation had been measured using the "fair value method" described therein.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 (hereinafter “SFAS No. 148”), “Accounting for Stock-Based Compensation – Transition and Disclosure”.   SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.   In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.   The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002.   As the Company accounts for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” the adoption of SFAS No. 148 has no impact on the Company’s financial condition or results of operations.   See Note 13.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensations.”   This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance.   This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.   It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.   This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.   This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123.   This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has not yet determined the impact to its financial statements from the adoption of this statement.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.   Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.   Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements, which contemplate continuation of the Company as a going concern, have been prepared in conformity with accounting principles generally accepted in the United States of America.   At December 31, 2004, the Company had an accumulated deficit of $20,614,502 and recurring losses from operations for each year presented.   Property, equipment and intangibles comprise a material portion of the Company's assets.   The recovery of these assets is dependent upon achieving profitable operations.   The ultimate outcome of these uncertainties cannot presently be determined.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Management plans to exploit its proprietary applications and technology and plastic products, while focusing on growth segments of the hospitality industry, national account chain stores and restaurants.   Management expects to improve its cash management by addressing past due accounts receivable through rigorous collections policy.   The Company intends to raise capital through the licensing of its heat exchange technology in markets outside of North America with five and ten year licensing agreements that include annual renewal fees and royalties on sales.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company has received funding on several occasions from Simco Group, Inc, (“Simco”), a separate legal entity wholly owned by the Company's chairman and chief executive officer.   This funding is unsecured, and due on demand.

During the year ended December 31, 2004, the Company repaid $245,080 of a related party note to Simco.   In addition, $95,500 of consulting fees have been paid to Simco in advance by issuing 106,111 shares of common stock.

During the year ended December 31, 2003, the Company received an additional $161,108 as a short-term loan from Simco and Simco was issued 160,000 shares of common stock for consulting services of $120,000.   See Note 10 and 12.

During the year ended December 31, 2002, the Company received $196,760 as a short-term loan from Simco.   See Note 10.

NOTE 5 – ACQUISITIONS

Acquisition of Applied Building Technology, Inc.

Effective August 1, 2002, PowerCold Corporation acquired 100% of the assets of Applied Building Technology, Inc. (“ABT”), a St. Petersburg, Florida based supplier of complete standardized heating, ventilation and air conditioning packages for standard-sized commercial buildings.   ABT’s assets were transferred into PowerCold’s wholly owned subsidiary, PowerCold ComfortAir Solutions, Inc., formerly known as Ultimate Comfort Systems.

Acquisition of Power Sources, Inc .

On December 1, 2001, PowerCold acquired all of Power Sources, Inc. (hereinafter “PSI”), a privately held firm engaged in the developing and marketing of cogeneration systems technology.    PSI had no substantial operations prior to PowerCold’s acquisition.   The Company disposed of its interest in PSI in the year ended December 31, 2002.   All issued common stock and common stock options were rescinded. See Note 16.

Acquisition of Heating and Air Conditioning System Technology

On December 1, 2000, the Company acquired the technology rights, patent rights, and license agreement for integrated piping technology relating to a heating and air conditioning system.   This acquisition gave the Company United States transfer rights to the technology and all related assets.   This technology was then placed into a newly formed, wholly owned subsidiary of the Company, PowerCold ComfortAir Solutions, Inc. formerly, Ultimate Comfort Systems.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Acquisition of Rotary Power Enterprise, Inc.

Pursuant to the terms of the Rotary Power Enterprise, Inc. acquisition agreement, effective October 1, 1998, the Company issued 100,000 shares of common stock in exchange for 100% of the outstanding stock of Rotary Power Enterprise, Inc., which was formed during 1998 for the purpose of developing a new product line for PowerCold.   Rotary Power was absorbed into PowerCold Products in the year ending December 31, 2002.

NOTE 6 – INVENTORY

Inventories are stated at the lower of average cost or market.   The cost of finished goods includes the cost of raw material, direct and indirect labor, and other indirect manufacturing costs.

Inventories at December 31, 2004, 2003 and 2002 consist of raw materials.

The Company recorded a loss on impairment of materials inventory of $33,506 at December 31, 2003 and $147,204 at of December 31, 2002.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	December 31, 2004	December 31, 2003	December 31, 2002
Machinery and equipment	$266,256	$139,128	$139,128
Prototypes and molds	96,850	96,850	71,030
Furniture and fixtures	146,283	38,325	38,326
Total Property and Equipment	509,389	274,033	248,484
Less Accumulated Depreciation	173,714	138,175	117,886
Net Property and Equipment	$335,675	$135,858	$130,598

Depreciation expense for the years ended December 31, 2004, 2003 and 2002 was $46,333, $20,289 and $19,417, respectively.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (hereinafter “SFAS No. 143”).   SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs.   This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.   The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets.   The Company adopted SFAS No. 143 and the adoption did not have a material impact on the financial statements of the Company.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 8 — INTANGIBLE ASSETS

The Company’s intangible assets are summarized as follows:

	December 31, 2004	December 31, 2003	December 31, 2002
Patents and related technology	$1,902,263	$1,902,263	$1,441,416
Less: Accumulated amortization	653,458	595,532	514,700
Net Intangibles Assets	$1,248,805	$1,306,731	$926,716

Amortization expense for the years ended December 31, 2004, 2003 and 2002 was $57,926, $77,236 and $73,341, respectively.

The Company holds four patents for heat exchange and condenser technology for air conditioning, which expire 17 years from date of issue.   The Company also holds a ten-year license on patented integrated piping technology, has five trademarks, and five patents pending.

In order to acquire the licensed chiller technology and the related licensed chiller intellectual property from Alturdyne, Inc., PowerCold paid $400,000 in 2002, and in 2003 forgave an account receivable of $460,000 due from Alturdyne.

NOTE 9 — INVESTMENTS

In 1996, as part of a planned merger which never took place, the Company invested $1,000,000 in Rotary Power International, Inc. (hereinafter “RPI”) in exchange for 2,000,000 shares of RPI’s common stock.   As the Company’s investment in RPI represented more than 20% but less than 50% of RPI’s common stock outstanding, the equity method was used to account for the Company’s interest.   Although the Company advanced additional funds of $216,768 to RPI, deteriorating financial conditions and increasing losses in RPI caused the Company to write off its entire investment in RPI by the end of 1997.

During 2001, the Company’s investment in RPI decreased to less than 20% of RPI’s stock outstanding.   In view of the changed circumstances, the Company’s management elected to recognize its investment in RPI as available for sale securities.   As of December 31, 2001, the fair market value of these securities was $970,000.   At December 31, 2002, the fair market value of the securities was reduced to $38,800.   At December 31, 2003, the fair market value of the securities was reduced to $19,317. At December 31, 2004 the fair market value of the securities was reduced to $0. This change in value has been recognized as other comprehensive loss in accordance with SFAS No. 115.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 10 – NOTES PAYABLE

Long-Term Note Payable

On July 29, 2004 the Company entered into a securities purchase agreement with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) for the purchase of a $5,000,000   convertible term note (“note”). Under the terms of the securities purchase agreement, the Company also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the initial exercise date. The exercise prices of the warrants are $2.63 for 300,000 shares and $3.07 for the remaining shares.

The note, which matures on July 29, 2007, bears interest at the prime rate of interest plus 1 percentage point, with a minimum interest rate of 5% and a maximum rate of 8%.   The note is convertible into common stock with a conversion price of $1.87 on July 29, 2004, subject to conversion by Laurus as well as an automatic conversion.   The fixed conversion price of $1.87 per share is applicable when the PowerCold stock average closing price for the five days prior to the repayment is at or above 110% of the fixed conversion price.   Conversion at less than the fixed conversion price is set at 90% of the average of the five lowest trading days in the 22 trading days prior to the conversion date.   The fixed price cannot be less than $1.10 per share. The beneficial conversion feature of this note has been recorded additional paid-in capital of $569,106 and as a discount to the note, amortizable over three years.   At December 31, 2004 $79,042 has been amortized.   The Company also retains the right to prepay the note at 125% of the unpaid balance for 12 months from July 29, 2004; 115% of the unpaid balance for 12-24 months from July 29, 2004; and 110% of the unpaid balance after 24 months from July 29, 2004. As consideration for investment banking services in connection with the securities purchase agreement, the Company paid 4.29% of the gross proceeds to Laurus Capital Management, LLC, (an affiliate of Laurus Master Fund, Ltd), who received consideration for investment banking services in connection with the securities purchase agreement. Laurus Capital Management LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd, the selling shareholder, 0.04% to Loeb & Loeb, LLP a California limited liability partnership as the escrow agent for the transaction and 8.5% of the gross proceeds to the Dragonfly Capital Partners, LLC (an affiliate of Oberon Group, LLC, a North Carolina Limited Liability Company).

Laurus can convert to equity any portion of the principal balance and accrued but unpaid interest subject to the limitations of the 35% aggregate trading limit for the 22 days prior to redemption and the 4.99% total holdings limitation with the only exceptions being default and prior 75 day notification by Laurus that they will exceed the 4.99% ownership limitation but will be restricted to a 19.99% limitation not to exceed 4,457,995 shares.

Monthly amortizing payments of the aggregate principal amount outstanding under the note begin on February 1, 2005 in the amount of $166,667 plus interest. The Company has recorded a discount on the note for deferred financing costs of $641,500 which will be amortized over the life of the loan.   Amortization expense at December 31, 2004 was $53,460.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

The Company also agreed to file a registration statement within 45 days from July 29, 2004, registering the number of shares underlying the secured convertible term note and the warrants, and to have that registration statement declared effective with the Securities and Exchange Commission within 120 days from July 29, 2004.   In the event that the registration statement is not declared effective by the Securities and Exchange Commission by the required deadline, the Company is obligated to pay to Laurus Master Fund 1% of the original principal amount of the convertible note, for each 30-day period, or portion thereof, during which the registration statement is not effective.

Future minimum principal payments on the note are as follows:

Year	Annual Maturity Amount
2005	$1,166,666
2006	$1,666,667
2007	$2,166,667

Vehicle Loan

During the year ended December 31, 2004, the Company purchased a truck for $23,421.   The note is secured by the vehicle and is for thirty-five months and no interest.   The monthly payment is $650.   At December 31, 2004, the note balance was $16,581.   Future principal payments are as follows:

Year	Annual Maturity Amount
2005	$8,035
2006	$8,546

Current Notes Payable

At December 31, 2004, 2003 and 2002, notes payable included of a line of credit is payable to Royal Bank of Canada for $34,014 U.S.   The Company made interest only payments on this line of credit which is unsecured.   Interest expense on this loan was $2,430 for each of the years ended December 31, 2002 and 2001.   During the year ended December 31, 2003, the Company discontinued making the interest payments and is disputing the loan which was in the name of Steven and Susan Clark and remains in dispute as of the date of this filing.

The Company received from Simco $196,760 in unsecured advances during 2002 and an additional $161,108 and $100,000 during 2003 and 2004, respectively.   The advances bear interest at 8% and are payable on demand.   No payments were made against the principal during 2002 or 2003 and $345,080 was repaid in 2004.   The debt was convertible to common stock as calculated at 50% of the bid price at the end of the quarter preceding conversion during 2003 and 2002. The loan made during 2004 is convertible at the fair market value of the stock at the date of conversion.   The beneficial conversion feature of these loans is recorded as additional paid in capital.   The interest expense, related to these loans, recorded in 2003 and 2002 is $218,979 and $195,538, respectively.

At year end December 31, 2003, the Company issued a promissory note for $300,000 with a non-detachable warrant to purchase up to 60,000 shares of common stock until May 10, 2004.   This note was due May 10, 2004 and had no stated interest rate. In consideration of an additional 30,000 warrants to purchase common stock at $1.50 per share for a term of 3 years to expire on July 28, 2007 the promissory note redemption date was extended to July 28, 2004 and repaid at that time.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 11 – CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock, which contains no voting privileges.   Shareholders are entitled to cumulative dividends, and each share of preferred stock may be converted into the Company’s common stock.   No shares of preferred stock have been issued.

NOTE 12 – COMMON STOCK

Upon incorporation, the Company was authorized to issue 200,000,000 shares of its $0.001 par value common stock.

During the year ended December 31, 2004, the Company issued 1,909,067 shares of common stock. The Company issued 248,000 shares of common stock for consulting fees of $108,000 and the services of $123,250.   In addition 390,625 shares of common stock with 192,032 warrants attached were issued in a private placement for cash of $320,000.    Of the attached warrants 31,407 are exercisable at $2.50 per share until June 30, 2007 and 160,625 are exercisable at $2.00 per share until July 19, 2009.   The calculated Black-Scholes fair market valuation was $108,732. Additionally, 878,480 warrants were exercised for cash of $779,075 and 210,000 options were exercised for cash of $210,000.   The Company issued 156,962 common stock shares for a loan conversion of $253,501 and 25,000 shares of common stock toward a partial interest in a patent acquisition at $1.50 per share for a value of $37,500.

During the year ended December 31, 2003, the Company issued 282,000 shares of common stock for prepaid consulting fees of $120,000 and services of $96,000.   In addition 2,317,300 shares of common stock were issued for cash of $2,032,125 and 200,000 shares with a fair market value of $1.50 were issued for an acquisition of Applied Building Technologies. Additionally, 335,384 warrants were exercised for cash of $503,776.   The Company issued 5,000 shares of common stock as compensation for $3,745 and cancelled 5,000 shares upon termination of an employee.

During the year ended December 31, 2002, the Company issued 1,658,666 shares of common stock for cash of $2,562,126.   In the same period, 32,000 warrants were exercised at $1.00 per share; 82,562 shares of common stock were issued for compensation at the fair market value of the stock of $0.58 per share; and an additional 440,956 shares of common stock were issued for services at the fair market value of the stock of $1.05 per share.   For the acquisition of ABT, the Company issued 300,000 shares of common stock with a fair market value of $1.50 per share.   See Note 5.

NOTE 13 – STOCK-BASED COMPENSATION AND STOCK OPTIONS

During the year ended December 31, 2004, the Company issued 3,075,799 common stock options with an average exercise price of $1.61 per share and a fair market value of $1,897,463.   These options expire from January 2007 through January 2010.   Options issued as compensation totaled 2,635,799 with an average exercise price of $1.51 per share and a fair market value of $1,768,982.   Common stock options issued for services totaled 440,000 with an average exercise price of $2.17 per share and a fair market value of $128,481.

During the year ended December 31, 2003, the Company issued 712,725 common stock options with an average exercise price of $1.37 per share and a fair market value of $492,597 as compensation.   These options expire from February 2004 through December 2008.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

During the year ended December 31, 2002, the Company issued 167,500 common stock options with an exercise price of $0.50 per share and a fair market value of $361,875 as compensation.   These options expire from February through August 2005.

The Company issued 108,333 common stock options for acquisitions with a fair market value on the date of grant for $89,916, with an exercise price of $1.00 to $1.50.   The Company also issued 255,000 common stock options for services for the fair market value on the date of grant for $192,100, with an exercise price of $1.50 to $3.00.   These options expire from October 2004 through December 2005.

The board of directors approved the exercise price of the options issued to employees to be at market value at the time of grant commencing January 2004.   In prior periods, the exercise price was discounted because the stock is restricted.

The following is a summary of the Company's open stock option plans:

Equity compensation approved by security holders	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
2002 Stock Option Plan	575,000	$1.50	183,370
Total	575,000		183,370

The Company applies APB Opinion No. 25 in accounting for options and, accordingly, recognized no compensation cost for its stock options in 2004, 2003, and 2002.   The following reflects the Company's pro forma net loss and net loss per share as if the Company had determined compensation costs based upon fair market values of options at the grant date, as well as the related disclosures required by SFAS 123:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Net loss as reported	$(4,337,032)	$(2,656,548)	$(4,291,443)
Adjustment required by SFAS 123	(3,794,926)	(492,597)	(553,975)
Pro forma net loss	$(8,131,958)	$(3,149,145)	$(4,845,418)
Pro forma net loss per share, basic and diluted	$(0.40)	$(0.16)	$(0.28)

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

	Number of Shares Under Option	Weighted Average Exercise Price
Outstanding January 1, 2002	3,692,558	$0.84
Granted	530,833	1.22
Exercised	-	-
Rescinded or expired	(127,500)	.88
Outstanding and exercisable at December 31, 2002	4,095,891	1.06
Granted	712,725	1.37
Exercised	(300,000)	0.50
Rescinded or expired	(456,333)	1.06
Outstanding and exercisable at December 31, 2003	4,052,283	1.16
Granted Exercised Rescinded or expired	6,151,598 (210,000) (1,549,579)	1.61 1.00 1.38
Outstanding at December 31, 2004	8,444,302	$1.36

Exercisable at December 31, 2004	8,444,302	$1.36

Weighted average fair value of options granted during 2004		$0.62

At December 31, 2004, exercise prices for outstanding options ranged from $0.50 to $3.50.   The weighted average contractual life remaining of such options was 2.8 years.

In accordance with Statement on Financial Accounting Standard No. 123, the fair value of the options granted was estimated using the Black-Scholes Option Price Calculation.   The following assumptions were made to value the stock options:

Risk-free Interest Rate	4.25%
Expected Life	1 to 5 years
Expected Volatility	35%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.

In addition, option valuation models require the input of subjective assumptions including the expected stock price volatility.   Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Some options issued have been approved by the Company’s board of directors but have not been approved by the Company’s shareholders.   Under the 2002 Stock Option Plan, 758,370 shares were approved by the Company’s board of directors and the Company’s shareholders and 575,000 have been issued in accordance with the plan

NOTE 14 – REPORTABLE SEGMENTS

PowerCold currently has four reportable business segments: PowerCold Corporation, PowerCold Products (formerly known as RealCold Products, Inc.), and PowerCold ComfortAir Solutions Inc. (formerly known as Ultimate Comfort Systems, Inc.), and PowerCold Technology, LLC.

PowerCold Products, Inc. designs and produces unique products for the refrigeration industry.   PowerCold ComfortAir Solutions, Inc. develops HVAC solution for commercial and industrial applications as well as construction management and consulting services.   PowerCold Technology, LLC holds the technology rights, patent rights and license agreement for an integrated piping technology for heating and air conditioning systems and all other intellectual property and patents of the company and licenses the technology to PowerCold Corporation subsidiaries and other entities that enter into technology licensing agreements.    PowerCold Corporation (“Corporate”) provides financial services for its subsidiaries.

Segment information (after intercompany eliminations) for the years ended December 31, 2004, 2003 and 2002 are as follows:

		December 31, 2004		December 31, 2003		December 31, 2002
Revenues:
Corporate PowerCold International, Ltd.	$	- -	$	- -	$	- -
PowerCold Technology, LLC		-		-		-
PowerCold Products, Inc.		-		620,209		628,217
PowerCold ComfortAirSolutions		9,090,743		3,450,267		877,673
Total Revenues		$9,090,743		$4,070,476		$1,505,890

	December 31, 2004	December 31, 2003	December 31, 2002

Operating income (loss):
Corporate PowerCold International, Ltd	$(1,245,821) (102,542)	$(1,613,998) -	$(2,999,593) -
PowerCold Technology, LLC	(39,465)	-	-
PowerCold Products, Inc.	(1,490,215)	(759,357)	(1,113,179)
PowerCold ComfortAirSolutions	(1,458,989)	(283,193)	(178,671)
Net Loss	$(4,337,032)	$(2,656,548)	$(4,291,443)

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

	December 31, 2004	December 31, 2003	December 31, 2004
Identifiable assets:
Corporate PowerCold International, Ltd	$1,605,795 -	$1,520,292 -	$747,986 -
PowerCold Technology, LLC	1,248,805	-	-
PowerCold Products, Inc.	310,487	352,255	577,966
PowerCold ComfortAirSolutions	5,410,463	2,720,169	358,598
Total Identifiable Assets	$8,575,550	$4,592,716	$1,684,550

Depreciation and amortization:
Corporate	$-	$-	$-
PowerCold International, Ltd	-	-	-
PowerCold Technology, LLC	19,309	-	-
PowerCold Products, Inc.	75,507	86,301	81,963
PowerCold ComfortAirSolutions	18,226	11,224	10,795
Total Depreciation and Amortization	$113,042	$97,525	$92,758

All of the Company’s assets are held within the United States.

PowerCold's reportable segments are strategic business units that offer different products or services.   They are managed separately because each business requires different technology and marketing strategies.

The Company did have sales in foreign countries through its subsidiaries, PowerCold Products, Inc and PowerCold ComfortAirSolutions, Inc.   During the years ended December 31, 2004, 2003 and 2002, the Company had total foreign sales in the amount of $264,364 (2.9% of total revenue); $157,582 (3.9% of total revenue) and $253,271 (16.8% of total revenue), respectively.

NOTE 15 –INCOME TAXES

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109, “Accounting for Income Taxes.”   Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.   A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

At December 31, 2004, the Company had a net deferred tax asset calculated at an expected rate of 34 % of approximately $4,100,000, principally arising from net operating loss carryforwards for income tax purposes.   As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset is present at December 31, 2004 and in prior years.

At December 31, 2004 the Company has net operating loss carryforwards of approximately $12,000,000, which expire in the years 2015 through 2024.   The Company recognized approximately $309,000 of losses from issuance of common stock warrants for expense in fiscal 2004, which are not deductible for tax purposes and are not included in the above calculation of deferred tax assets.   The change in the allowance account from December 31, 2003 to December 31, 2004 was $1,300,000.

The significant components of the approximate deferred tax asset at December 31, 2004, 2003 and 2002 were as follows:

	December 31, 2004	December 31, 2003	December 31, 2002
Net operating loss carryforward	$12,000,000	$8,300,000	$5,800,000
Warrants issued for expenses	$309,000	$97,000	$-

Unrealized net gain (loss) on investments	$(19,000)	$19,000	$931,000
Deferred tax asset	$4,100,000	$2,800,000	$1,900,000
Deferred tax asset valuation allowance	$(4,100,000)	$(2,800,000)	$(1,900,000)

NOTE 16 – LEASES

Operating Leases

The Company leases sales offices in Largo, Florida for $5,576 per month under an operating lease agreement, which expires July 31, 2008.

The Company leased sales offices and plant space in LaVernia, Texas for $3,625 per month under an operating lease agreement, which expired March 30, 2004. The Company currently rents this space on a month to month basis at $3,000.

Total rent expense for the years ended December 31, 2004, 2003 and 2002 was $124,145, $85,169 and $36,000, respectively.

The Company rents office space in San Antonio, Texas.   The rent is $690 per month on a month to month basis.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Future minimum rental commitments are as follows:

Year Ending December 31,	Amount

2005	$66,912
2006	69,245
2007	71,894
2008	43,192
Total	$251,243

NOTE 17 – DISPOSITION OF TECHNICOLD SERVICES, INC., CHANNEL FREEZE TECHNOLOGIES, INC. AND POWER SOURCES, INC.

During the year ended December 31, 2003, the Company elected to fully dispose of Technicold Services, Inc (“TSI”), and recorded costs associated from discontinued operations of $18,160.

The assets and liabilities disposed of from the discontinued operations of TSI were as follows:

Cash Other asset Equipment, net	$8,187 675 1,238
Goodwill, net	16,866

Total Assets	$26,966
Account payable	$6,136
Assets in excess of liabilities	$20,830

During the year ended December 31, 2002, the Company elected to fully dispose of Channel Freeze Technologies, Inc. (“CFTI”) and recorded costs associated from discontinued operations of $563,358.   The Company returned to CFTI’s previous owners the entity’s patent and intellectual property in exchange for a release from an unpaid liability of $200,000 and a release from any other contingent or future liabilities.   The assets and liabilities disposed of from the discontinued operation of CFTI were as follows:

Manufacturing equipment, net	$3,000
Patents and intellectual property, net	665,951
Total Assets	$668,951
Account payable	$200,000
Assets in excess of liabilities	$468,951

During the year ended December 31, 2002, the Company disposed of Power Sources, Inc. (“PSI”) by returning the acquired assets and liabilities to the original owner.   The stock and options given as part of the acquisition were rescinded.   The Company   recorded a net loss on disposition of $288,830, which has been reported as loss from discontinued operations.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

The assets and liabilities disposed of from discontinued operations of PSI were as follows:

Cash	$879
Accounts receivable	921,050
Notes receivable	13,000
Total Assets	$934,929

Accounts payable	$791,392
Assets in excess of liabilities	$143,537

Costs associated with the disposal of TSI, CFTI and PSI were accounted for in discontinued operations.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (hereinafter “SFAS No. 146”).   SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities.   SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract.   SFAS No. 146 was issued in June 2002, effective December 31, 2002 with early adoption encouraged.   The effect on the Company’s financial statement of the adoption of SFAS No. 146 is reflected in discontinued operations.

NOTE 18 – RESTATEMENT OF PRIOR YEARS’ FINANCIAL STATEMENTS

In accordance with generally accepted accounting principles, the financial results of the business segments discontinued (of TSI, CFTI and PSI) are reported as discontinued operations.

The Company’s financial results of prior periods have been reclassified to reflect the discontinued operations of TSI in 2003.   Condensed results of discontinued segments are as follows:

	December 31, 2003	December 31, 2002
Net Sales
CFTI	$-	$-
PSI	-	-
TSI	17,750	90,032
Total	$17,750	$90,032

Income (Loss) Before Income Taxes
CFTI	$-	$(94,401)
PSI	-	(145,299)
TSI	2,670	9,495
Total	2,670	(230,205)
Income Tax	-	-
Net Income (Loss)	$2,670	$(230,205)

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”).   SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.”   This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations to include a “component of an entity” (rather than a segment of a business).   A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity.   A component of an entity that is classified as held for sale, or has been disposed of, is presented as a discontinued operation if the operations and cash flows of the component will be (or have been) eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component.

The Company adopted SFAS No. 144 effective August 1, 2001.   Consequently, the operating results of TSI, which was disposed of during the year ended December 31, 2003, and of CFTI and PSI, which were disposed of during the year ended December 31, 2002, are included in discontinued operations.   Assets and liabilities of TSI, CFTI and PSI have been restated as net assets from discontinued operations for the years ended December 31, 2002 and 2001.   See Note 16.

The accompanying financial statements for 2003 and 2002 have been restated to correct an error for the recognition of a beneficial conversion feature of the convertible loans made in 2003 and 2002.   The effect of the restatement was to increase additional paid in capital, increase net loss and increase interest expense for 2003 and 2002 by $218,979 and $195,538 net of income tax,   respectively, ($0.01 per share).   Accumulated deficit at the beginning of 2002 was not affected by this correction.

The fair market value of the stock at the date of the convertible debt issue in 2003 and 2002 was $1.39 and $1.61 per share, respectively.

	2003	2002
Debt at year-end	$ 220,566	$ 196,760
Conversion at 50% of fair market value at date of issuance of convertible debt	0.695	0.805
Number of convertible shares deemed converted	317,361	244,422

At the average of 50% of fair market value
Conversion of 2002 debt 1.61-.81=.80		0.80
conversion of 2003 debt 1.39-.70=.69	0.69
Value of the beneficial conversion	$ 218,979	$ 195,537

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 20 – COMMITMENTS AND CONTINGENCIES

PowerCold’s subsidiaries are named as defendants in three separate lawsuits.   In each action, the claims sought by plaintiffs are less than $60,000.   The Company is vigorously defending these claims and expects that its aggregate liability in these matters will not exceed $64,000, which has bee accrued at December 31, 2004.

PowerCold has filed several claims against payment bonds issued on the behalf of contractors totaling $331,137. Several lawsuits have been filed by the Company to recover past due receivables of approximately $675,812. In one instance, a claim of $128,590, if unpaid, is expected to be arbitrated, and others are contemplated if collection efforts prove unsatisfactory. In addition, the Company has reserved $529,389 as an allowance for doubtful accounts based upon the age of certain receivables, some of which are retentions on completed jobs.

NOTE 21 – ECONOMIC DEPENDENCY

The Company sells its products and engineering and contracting services throughout the United States and other countries.     During the years ended December 31, 2004, 2003 and 2002, product and contracting services were provided to the following major customers:

Major PowerCold Products, Inc customers constituting 10% or more of annual revenue.

2002

Alturdyne Inc. $100,204; 15.8% of revenue; E-PAK Technology, Inc. $315,991; 49.8% of revenue

2003

Shun Sheong Electrical Engineering $129,066; 39.9% of revenue; ACCRA-TEMP, Inc. $35,135; 10.9% of revenue; E-PAK Technology, $39,510; 12.2% of revenue; Trane – Clarksville, $44,035; 13.6%.

2004

None

Major PowerCold ComfortAir Solutions, Inc customers constituting 10% or more of annual revenue.

2002

Facility Service PLC, $277,633, 31.7% of revenue; Buron Construction $191,360, 21.8%of revenue; Dick Anderson Co., $208,044, 23.7% of revenue

2003

Zakco Commercial Consultants, Inc, $800,000, 19.3% of revenue; Alturdyne, $460,000, 11.1% of revenue

2004

Wingate Inn New Orleans (Gulf Development LLC) $1,485,754, 16.3% of revenue; Wingate Inn NV, $1,251,644, 13.8% of revenue; Health First $920,116, 10.1% of revenue.

NOTE 22— CONTRACTS IN PROGRESS

The Company recognizes construction contract revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared with total estimated contract costs.   Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined.   Revenues recognized in excess of amounts billed are classified as current assets under “costs and estimated earnings in excess of billings on contracts in progress.”   The Company anticipates that substantially all incurred costs associated with contract work in progress at December 31, 2004 will be billed and collected in 2005.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

For the year ended December 31, 2004 contract amounts, costs, estimated earnings, and the related billings to date on completed contracts and contracts in progress were as follows:

	Contract Revenues Earned	Contract Costs Incurred	Gross Profit
Construction contracts in progress at December 31, 2004	$8,579,584	$6,571,082	$2,008,502
Construction contracts completed during the year	4,793,203	3,511,448	1,281,755
Total construction activity	$3,786,381	$3,059,634	$726,747

Contracts in progress as of December 31, 2004 were as follows:

Cumulative costs to date	$3,059,634
Cumulative gross profit to date	726,747
Cumulative revenue earned	3,786,381
Less progress billings to date	4,167,254

Net over billings	$380,873

The following is included in the accompanying balance sheet under these captions as of December 31, 2004:

Costs and estimated in excess of billings on contracts in progress	$-
Billings in excess of costs and estimated earnings on contracts in progress	380,873
Net over billings	$380,873

NOTE 23 – BACKLOG

The following schedule summarizes the backlog on contracts during the year ended December 31, 2004.   Backlog represents the amount of revenue from contractual agreement signed before year-end on which work has not yet begun.

New contracts during the year	$11,041,369
Less contract revenue earned during the year	8,579,584
Backlog balance, for installation contracts only, at December 31, 2004	$2,461,785

The Company also entered into additional contracts with estimated revenues of $2,961,005 between January 1, 2005 and March 15, 2005 which in addition to the backlog will be recognized as revenue as work is performed during 2005.

POWERCOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 24 — SUBSEQUENT EVENTS

On July 29, 2004, the Company entered into a securities purchase agreement with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) for the purchase of a $5,000,000 of a convertible term note. Under the terms of the securities purchase agreement, the Company also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the initial exercise date. The exercise prices of the warrants are $2.63 for the 300,000 shares and $3.07 for the remaining shares.   The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Regulation D, Rule 506 of the Securities Act of 1933.

The securities purchase agreement, secured convertible term note and the registration rights agreement with Laurus, all dated July 29, 2004, were amended on March 9, 2005 to reschedule the originally required effectiveness date (November 27, 2004) of the registration statement filed with the SEC to June 15, 2005, and to reschedule the initial principal payments due February, March, April and May 1, 2005 to April, May, June and July 1, 2007.   For the amended rescheduled payments and new effective date the Company has agreed to issue a new warrant purchase agreement to Laurus for 665,000 shares for a term of five years at $1.70 per share.   The Company will take a fair market value charge of $125,302 for the issuance of 215,000 warrants for the rescheduled principal payments over the period from February 1, 2005, through August 1, 2007.    In addition the Company will take a fair market value charge of $262,260 for the issuance of 450,000 warrants as a result of   the registration statement filed with the SEC not being effective as of November 27, 2004 and being extended to June 15, 2005.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker or dealer.

POWERCOLD CORPORATION

5,072,995 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common shares being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, and the National Association of Securities Dealers, Inc.

Filing Fee—Securities and Exchange Commission	$1,059.89

Fee—National Association of Securities Dealers	0
Fees and Expenses of Counsel	11,650 ..00
Printing Expenses	844.98
Fees and Expenses of Accountants	7,860 ..00
Blue Sky Fees and Expenses	0
Transfer Agent Fees and Expenses	1,000
Miscellaneous Expenses	1,246.77

Total	$23,661.64 *

*

All expenses are estimated except the Commission filing fee.

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers or directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the company’s best interests, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation (Article 12) and the Company's Bylaws (Article 11) provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 15. Recent Sales of Unregistered Securities

For the previous three years, the Company has sold the following securities which were not registered under the Securities Act.  We believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder ("Regulation D. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In each instance, the recipients were accredited investors, as that term is defined in Rule 501 of Regulation D, or were employees or independent contractors of ours. All recipients had adequate access, through their relationships with us, to information about us. Set forth below is a description of the issuances of unregistered securities made by the Company since its inception.  All investors in the unregistered securities are accredited investors or employees, past employees, officers or directors. There are no non-accredited investors.   Each investor that purchases our stock completes and certifies as true a “Suitability Questionnaire” regarding investor knowledge and experience and their status as an accredited investor.   The Company made the determination that each purchaser was an    accredited investor from individual investor representations as “accredited” as that term is understood under   Regulation D, Rule 506 of the Securities Act of 1933.

A.

Issuances of Unregistered Securities

On January 24, 2002, we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to January 24, 2002.  The total number of shares issued to this investor was 16,667.  The shares of common were purchased at a price of $1.50 per unit.  The aggregate purchase price for these shares of common stock was $25,000.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 3,333 shares of our Company’s common stock at $1.50 per share for a period of two years from the Initial Exercise Date, 1/24/2002 as defined in the Warrant Agreement.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933

On February 1, 2002 we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to February 1, 2002.  The total number of shares issued to this investor was 50,000.  The shares of common were purchased at a price of $1.75 per unit.  The aggregate purchase price for these shares of common stock was $87,500.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 10,000 shares of our Company’s common stock at $2.50 per share for a period of two years from the Initial Exercise Date, 2/1/2002 as defined in the Warrant Agreement.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On February 1, 2002 we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to February 1, 2002.  The total number of shares issued to this investor was 33,333.  The shares of common were purchased at a price of $1.515 per unit.  The aggregate purchase price for these shares of common stock was $50,500.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 6,667 shares of our Company’s common stock at $1.50 per share for a period of two years from the Initial Exercise Date, 2/1/2002 as defined in the Warrant Agreement.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On February 20, 2002 we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to February 20, 2002.  The total number of shares issued to this investor was 100,000.  The shares of common were purchased at a price of $1.75 per share.  The aggregate purchase price for these shares of common stock was $175,000.  There were no warrants issued.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On March 8, 2002 we accepted offers to purchase our shares of common stock from 2 individual investors. These investors executed the investor subscription agreement prior to March 8, 2002.  The total number of shares issued to these investors was 93,750.  The shares of common were purchased at a price of $1.60 per unit.  The aggregate purchase price for these shares of common stock was $150,000.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 18,750 shares of our Company’s common stock at $3.00 per share for a period of two years from the Initial Exercise Date, 3/8/2002 as defined in the Warrant Agreement.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investors represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Between March 15, 2002 and March 18, 2002 two investors exercised warrants to purchase 13,334 shares of common stock at a price of $1.00 per share. These investors acquired 13,334 shares from the exercise of such warrants. The aggregate purchase price for these shares of common stock was $13,334. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the foregoing individuals were existing shareholders of the Company. They also represented themselves as still being “accredited” as that term is understood under Regulation D, Rule 501 of the Securities Act of 1933.

On March 21, 2002 and March 22, 2002 we accepted offers to purchase our shares of common stock from 6 individual investors. These investors executed the investor subscription agreement prior to March 22, 2002.  The total number of shares issued to these investors was 918,179.  The shares of common were purchased at a price of $1.65 per unit.  The aggregate purchase price for these shares of common stock was $1,514,995.30.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 183,636 shares of our Company’s common stock at $2.75 per share for a period of two years from the Initial Exercise Date, 3/21/2002 and 3/22/2002, as defined in the Warrant Agreement.  Chesapeake Securities Corporation acted as placement agent in connection with our March 21 & 22, 2002, securities purchase agreements. Chesapeake Securities Corporation introduced us to the selling security holders and assisted us with structuring the securities purchase agreements. As consideration for Chesapeake Securities Corporation‘s services as placement agent in connection with these securities purchase agreements, we issued 47,228 shares of PowerCold common stock at a price of $1.65 to Chesapeake Securities Corporation and 150,000 warrants to Dennis Roth exercisable at a price of $1.00 per share expiring on 07/12/2005. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the investors represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Between April 22, 2002 and May 30, 2002 five investors exercised warrants to purchase 41,667 shares of common stock at a price of $1.00 per share. These investors acquired 41,667 shares from the exercise of such warrants. The aggregate purchase price for these shares of common stock was $41,667. As consideration for Chesapeake Securities Corporation‘s services as original placement agent in connection with the securities/warrant unit purchase agreements, we issued 2,813 shares of PowerCold common stock at a price of $1.65 to Chesapeake Securities Corporation The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the foregoing individuals were existing shareholders of the Company. They also represented themselves as still being “accredited” as that term is understood under Regulation D, Rule 501 of the Securities Act of 1933.

Between October 17, 2002 and December 9, 2002 three individual investors and two foreign investors exercised warrants to purchase 345,000 shares of common stock at a price of $1.25 per share. These investors acquired 345,000 shares from the exercise of such warrants. The aggregate purchase price for these shares of common stock was $431,250. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the foregoing investors were existing shareholders of the Company. They also represented themselves as still being “accredited” as that term is understood under Regulation D, Rule 501 of the Securities Act of 1933.

Between December 11, 2002 and December 15, 2002 we accepted offers to purchase our shares of common stock from 6 individual investors.  These investors executed the investor subscription agreement prior to December 15, 2002.  The total number of shares issued to this investor was 100,196.  The shares of common were purchased at a price of $1.15 per share.  The aggregate purchase price for these shares of common stock was $115,225.40.  There were no warrants issued.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the investor represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On January 3, 2003 one investor exercised warrants to purchase 300,000 shares of common stock at a price of $0.50 per share. This investor acquired 300,000 shares from the exercise of such warrants. The aggregate purchase price for these shares of common stock was $150,000. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The individual was an existing shareholder of the Company. The individual also represented himself as still being “accredited” as that term is understood under Regulation D, Rule 501 of the Securities Act of 1933.

On January 23, 2003 we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to January 23, 2003.  The total number of shares issued to this investor was 100,000.  The shares of common were purchased at a price of $1.25 per share.  The aggregate purchase price for these shares of common stock was $125,000.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 20,000 shares of our Company’s common stock at $2.25 per share for a period of four years from the Initial Exercise Date, 1/23/2003 as defined in the Warrant Agreement.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On February 20, 2003 we accepted an offer to purchase our shares of common stock from 1 individual investor.  This investor executed the investor subscription agreement prior to February 20, 2003.  The total number of shares issued to this investor was 200,000.  The shares of common were purchased at a price of $0.75 per share.  The aggregate purchase price for these shares of common stock was $150,000.  Pursuant to the provisions of the private placement memorandum and investment subscription agreement, we also issued common stock purchase warrants to this investor to purchase 40,000 shares of our Company’s common stock at $1.75 per share for a period of four years from the Initial Exercise Date, 2/20/2003 as defined in the Warrant Agreement. There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933

As of June 16, 2003, we entered into securities purchase agreements with 36 individuals and entities for the purchase of an aggregate of $1,550,000.00 of our common stock. The shares of our common stock were purchased at a price of $1.00 per unit. Under the terms of the securities purchase agreements, we also issued common stock purchase warrants to the investors to purchase an aggregate of 310,000 shares of our common stock at $1.25 ($2.00 per agreement with quarterly price reduction of $0.25 commencing on June 17, 2003 until registration is filed) per share for a period of three years from the Initial Exercise Date as defined in the warrant agreement.  Philadelphia Brokerage Corporation acted as placement agent in connection with the May 15, 2003, securities purchase agreements. Philadelphia Brokerage Corporation introduced us to the selling security holders and assisted us with structuring the securities purchase agreements. As consideration for Philadelphia Brokerage Corporation‘s services as placement agent in connection with these securities purchase agreements, we paid 8.0% of the gross proceeds, to Philadelphia Brokerage Corporation, and issued it a Warrant to purchase up to 70,000 shares of our common stock, exercisable at a price of $0.01 per share for a term of six years. On July 8, 2003, Philadelphia Brokerage Corporation exercised warrants to purchase 70,000 shares for $700 retaining a portion of the shares (24,500) and distributed the balance of the shares to certain employees. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the investors represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

As of September 30, 2003, we accepted offers to purchase shares of our common stock from 11 individuals and entities.  These investors executed the investor subscription warrant purchase agreements prior to September 30, 2003. The total number of shares issued to such investors was 335,384.  The shares of common stock were purchased at a price of $1.50 per unit. The aggregate purchase price for these shares of common stock was $503,076. Chesapeake Securities Corporation acted as placement agent in connection with the December 31, 2003, securities purchase agreements. The securities in the  foregoing  offering  were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933 All of the investors represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Between January 12, 2004 and February 27, 2004 we entered into loan agreements with individuals and entities in the principal amount of $1,650,000.00.  The loans mature at various times from May 10, 2004 through June 28, 2004. The loans include a conversion option of $1.50 per share. Under the terms of the loans we also issued common stock purchase warrants to purchase an aggregate of 330,000 shares of our common stock at $1.50 per share for a period of one year from the closing date of the offering. The maturity date of the loan was extended to July 28, 2004 in consideration of an additional 165,000 warrants to purchase common shares at a price of $1.50 per share for a period of three years from the date of the bridge loan extension agreement. All of the foregoing individuals were existing shareholders of the Company. They also represented themselves as still being “accredited” as that term is understood under Regulation D, Rule 501 of the Securities Act of 1933.

On May 20, 2004, George Briley, a former director exercised an option issued on October 1, 1999 to purchase 150,000 shares of common stock at a price of $1.00 per share.  The aggregate purchase price for these shares of common stock was $150,000. The securities in the foregoing offering were originally provided as compensation for services rendered for the Company.

On June 1, 2004, Frank Hawkins (an affiliate of Hawk Associates) exercised a warrant he was assigned from Hawk Associates, to purchase 60,000 shares of common stock at a price of $1.00 per share. Mr. Hawkins acquired 60,000 shares from his exercise of such warrants. The aggregate purchase price for these shares of common stock was $60,000. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.

On June 8, 2004, we accepted offers to purchase 100,000 shares of our common stock from 1 individual. This investor executed an investor subscription agreement prior to June 8, 2004. The shares of common stock were purchased at a price of $1.25 per share. The aggregate purchase price for these shares of common stock was $125,000.  No warrants were issued and there was no placement agent. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Between June 25, 2004 and June 28, 2004, we accepted offers to purchase our shares of common stock from 4 individuals. These investors executed investor subscription agreements prior to June 28, 2004. The shares of common stock were purchased at a price of $1.60 per share. The total number of shares issued to such investors was 209,375. The aggregate purchase price for these shares of common stock was $335,000. Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to the individual investors to purchase 31,407 shares of common stock, exercisable for three years from the Initial Exercise Date.  The exercise price for the warrants is $2.50 per share.  There was no placement agent. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  All of the investors represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Prior to July 19, 2004 a single investor acquired 90,295 shares for $153,501.50 for the conversion of a short term loan to PowerCold common stock at $1.70 per share.  We issued warrants to purchase up to 120,000 shares of our common stock, exercisable at a price of $2.00 per share for a term of five years.  There was no placement agent.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933. The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On July 19, 2004, we accepted offers to purchase our shares of common stock from 1 individual. This investor executed an investor subscription agreement prior to July 19, 2004. The shares of common stock were purchased at a price of $1.60 per share. The total number of shares issued to such investors was 81,250.  The aggregate purchase price for these shares of common stock was $130,000.  Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to the individual investor to purchase 40,625 shares of common stock, exercisable for five years from the Initial Exercise Date.  The exercise price for the warrants is $2.00 per share.  There was no placement agent. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investor represented himself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

Prior to July 28, 2004 Michael Sasso & Donna Sasso acquired 16,667 shares for $25,000, Jennifer Zimmer & Mark Zimmer acquired 16,667 shares for $25,000, and Joseph M. Evancich acquired 33,333 shares for $50,000 with the exercise of their conversion option for owned bridge loan units to PowerCold common stock at $1.50 per share.  The remaining bridge loan holders accepted cash for repayment of the bridge loan units. Philadelphia Brokerage Corporation acted as placement agent in connection with the loan agreements. As consideration for Philadelphia Brokerage Corporation‘s services as placement agent in connection with these securities purchase agreements, we paid 1.5% of the gross proceeds, to Philadelphia Brokerage Corporation, and issued it, on March 1, 2004, a Warrant to purchase up to 115,500 shares of our common stock, exercisable at a price of $1.00 per share for a term of six years. Philadelphia Brokerage Corporation subsequently transferred and assigned warrants to acquire 115,500 shares to certain of its employees. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  The investors were existing shareholders and represented themselves as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.

On July 29, 2004 we entered into a securities purchase agreement with Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) for the purchase of a $5,000,000 of a convertible term note (“Note”). Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to Laurus to purchase 615,000 shares of common stock, exercisable for three years from the Initial Exercise Date. The exercise prices of the warrants are $2.63 for the 300,000 shares and $3.07 for the remaining shares.  The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.  A Form D was issued in conjunction with the offering. Laurus represented itself as “accredited” as that term is understood under  Regulation D, Rule 506 of the Securities Act of 1933.   The   Securities Purchase Agreement, Secured Convertible Term Note and the Registration Rights Agreement with Laurus, all dated July 29, 2004, were amended on March 8, 2005 to reschedule the required effectiveness date, November 27, 2004, of the registration statement filed with the SEC to June 15, 2005, reschedule the principal payments due February, March, April and May 1, 2005 to April, May, June and July 1,

2007 in consideration for the issue a new warrant purchase agreement for 665,000 for a term of five years at $1.70 per share.   The Company will take a fair market value charge of $125,302, for the issuance of 215,000 warrants for the rescheduled principal payments, over the period from February 1, 2005 through August 1, 2007.   In addition the Company will take a fair market value charge for the issuance of 450,000 warrants for the extension of the registration effectiveness date until June 15, 2005 in the amount of $262,260 over the period from November 27, 2004 through June 15, 2005. Laurus waives any claim of default that may have arisen under Section 4.1 of the Term Note which occurred solely as the result of the company’s failure to pay the principal portion of the monthly amount due on the first business day of February 2005 and March 2005 and the failure of the Company to obtain effectiveness of its registration statement by November 27, 2004.   All interest payments have been made in accordance with the terms of the convertible note.

On August 30, 2004 we issued common stock purchase warrants to Dragonfly Capital Partners, LLC to purchase 300,000 shares of common stock, exercisable for three years from the Initial Date of Exercise as consideration for Dragonfly Capital Partners, LLC’s services as placement agent in connection with the Laurus convertible debt offering.   The exercise price of the warrants is $1.87 per share.   The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.

On December 13, 2004, Henry Sanborn (a beneficial owner of 5% or more of the company’s common stock) exercised warrant purchase agreements to purchase 518,480 shares of common stock for $419,075 at an average price of $0.81 per share. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.

On December 28, 2004 we issued common stock purchase warrants to Henry Sanborn to purchase 59,375 shares of common stock, exercisable for five years from the initial exercise date.   The exercise price of the warrants is $1.70 per share.   These warrants were issued by us in connection with the exercise of 518,480 warrants for $419,075 and were not registered under any securities laws.

Between December 12, 2004 and December 30, 2004, twenty investors exercised warrant purchase agreement for 350,000 shares of common stock at $1.00 per share. The total number of shares issued to such investors was 350,000. The aggregate purchase price for these shares of common stock was $350,000. The securities in the foregoing offering were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933.   All of the investors represented themselves as “accredited” as that term is understood under   Regulation D, Rule 506 of the Securities Act of 1933.

B.

Issuances of Unregistered Securities for Service

(a) Individual	(b) Number of Options Granted/Grant Date/Expiration Date	(c) Exercise Price	(d) Shares Issued/Date issued	(e) Services Performed	(f) Exemption
Irwin Renneisen			10,000 (issued 02/19/2001)	Business consulting services	§4(2) of 1933 Act
Joseph Evancich			7,500 (issued 05/17/2001)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Hawk Associates			25,000 (issued 06/01/2001)	public relations services performed from 1/1/01 through 6/30/01	§4(2) of 1933 Act
Philip Dubois			3,750 (issued 05/30/2001) 8,000 (issued 09/04/2001) 10,000 (issued 10/02/2001)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Liss/Crow Wing LP			100,000 (issued 01/22/2001)	Financial consulting services rendered in 2001	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Simco Group, Inc.			42,500 (issued 07/16/2001) 50,000 (issued 10/02/2001)	Financing and interest expense	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Vince Gargiulo			3,000 (issued 07/18/2001) 5,000 (issued 02/20/2004)	Web site services and expense	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Chesapeake Securities			9,385 (issued 10/29/2001)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Mariano Borusso	50,000; 12/1/01; 12/01/04	$1.50	50,000 (issued 12/01/2001)	Exchange for asset acquisition of Power Sources Inc.	§4(2) of 1933 Act
Frank Campi	10,000 7/1/01; 7/01/04	$0.75	50,000 (issued 11/08/2000)	Engineering services	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Dennis Roth (employee of Chesapeake Securities Research Corp)			37,544 (issued 10/29/2001) 10,500 (issued 12/20/2001)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act
Kristina Allen*			5,000 (issued 01/25/2002)	Employment bonus	§4(2) of 1933 Act
Chesapeake Securities Research Corp.	-0-	-0-	5,160(issued 06/19/2003)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act
Bill Bahr*			10,000 (issued 02/19/2001) 1,500 (issued 02/20/2002)	Employment bonus	§4(2) of 1933 Act
Albert Maldonaldo*			1,500 (issued 12/20/2002)	Employment bonus	§4(2) of 1933 Act
Miquel Macias*			1,000(issued 02/20/2002)	Employment bonus	§4(2) of 1933 Act
Beto Hernandez*			500 (issued 02/20/2002)	Employment bonus	§4(2) of 1933 Act
Jose Acosta*			500 issued (12/20/2002)	Employment bonus	§4(2) of 1933 Act
Julio Palacios*			500 (issued 12/20/2002)	Employment bonus	§4(2) of 1933 Act

(a) Individual	(b) Number of Options Granted/Grant Date/Expiration Date	(c) Exercise Price	(d) Shares Issued/Date issued	(e) Services Performed	(f) Exemption
George Briley (retired officer & director)	204,100; 10/1/99; 10/1/04	$1.00	(options exercised on 05/20/2004 for 150,000 shares for $150,000	services as a director and officer	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Gotlieb W Keller	75,000; 7/26/02; 7/26/05	$1.50	100,000 (issued 7/26/02)	exchange for assets of ABT	§4(2) of 1933 Act
Jose Morattalla	25,000; 12/23/02; 12/23/05	$1.75	25,000 (issued 12/23/02)	Acquisition of Intellectual Property	§4(2) of 1933 Act
J. E. Liss & Company			100,000 (issued 01/22/2001)	Financial consulting services rendered in 2000	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Joseph Py			50,000 (issued 5/6/2002)	Financial consulting services rendered in 2001	§4(2) of 1933 Act
Terry Dunne			110,000 (issued 04/01/2001) 20,000 (issued 04/01/2001)	Financial consulting services rendered in 2001 Investor relations services in connection with a private placement	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Hawk Associates	;60,000 6/30/02: 6/30/05 70,000; 12/31/02; 12/31/05	60,000 @ $1.35 70,000 @ $1.50	(options transferred to Frank Hawkins- exercised by him on 6/6/04 of prior options granted 6/6/01 for $60,000)	public relations services performed from 1/1/02 through 6/30/02; and public relations services from 7/1/02 through 12/31/02	§4(2) of 1933 Act
Charles Cleveland	25,000; 9/10/01; 9/10/06	$1.00	-0-	legal services	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Simco Group, Inc.			120,000 (issued @ 10,000 per month during 2002)	Financial consulting services (affiliate of President)	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Simco Group, Inc			22,500 (issued 3/20/2002)	Financial consulting services (affiliate of President)	§4(2) of 1933 Act
Simco Group, Inc			100,000 (issued 6/17/2002)	Financial consulting services (affiliate of President)	§4(2) of 1933 Act
Simco Group, Inc			100,000 (issued 03/30/2004) 40,000 (issued 06/10/2004)	Financial consulting services (affiliate of President)	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
Stan Gray	50,000; 8/2/02; 8/1/04 50,000; 11/3/03; 8/1/05 50,000; 2/3/04; 8/1/06 50,000; 5/3/03; 8/1/06	50,000 @ $2.00 50,000 @ $2.50 50,000 @ $3.00 50,000 @ $3.50	-0-	Investor relations services performed for a period of two years	§4(2) of 1933 Act
Summit Investor Relations, Inc			72,000 (issued 8/1/2002) 20,000 (issued 03/03/2004) 20,000 (issued 06/10/2004)	Financial public relations services	§4(2) of 1933 Act
Richard Sweetser	75,000; 12/1/02; 12/1/05	$1.50	-0-	for services as an advisor to the Board of Directors	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
George More	75,000; 1/1/03/ 1/1/06	$1.50	-0-	for services as an advisor to the Board of Directors	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506
WGS Capital, Inc./Peter Spreadbury	45,000; 2/8/04; 2/8/07	$1.65	-0-	Investor relations services	§4(2) of 1933 Act
Bruce Babcock	75,000; 3/1/04; 3/1/07	$1.65	-0-	Services as an advisor to the Board of Directors	§4(2) of 1933 Act/ §3(b), Regulation D, Rule 506

(a) Individual	(b) Number of Options Granted/Grant Date/Expiration Date	(c) Exercise Price	(d) Shares Issued/Date issued	(e) Services Performed	(f) Exemption
Dennis Roth (employee of Chesapeake Securities Research Corp)	120,000; 7/12/01; 7/12/05 150,000; 7/12/02; 7/12/05	$1.00 $1.00	3,000 (issued 8/22/03); 6,000 (issued 7/24/02); 500 (issued 11/14/03; 20,640 (issued 6/19/03);	Investor relations/services in connection with a private placement	§4(2) of 1933 Act
Vince Gargiulo*			5,000 (issued 1/31/04)	Internet Web Site Maintenance services	§4(2) of 1933 Act
Kristina Allen*			5,000 (issued 1/25/02)	Employment bonus
Chesapeake Securities Research Corp.	-0-	-0-	5,160(issued 6/19/03)	Investor relations/services in connection with a private placement	§4(2) of 1933 Act
Bill Bahr*			1,500 (issued 2/20/02)	Employment bonus	§4(2) of 1933 Act
Albert Maldonaldo*			1,500 issued12/20/02)	Employment bonus	§4(2) of 1933 Act
Miquel Macias*			1,000(issued 2/20/02)	Employment bonus	§4(2) of 1933 Act
Beto Hernandez*			500(issued 2/20/02)	Employment bonus	§4(2) of 1933 Act
Jose Acosta*			500 issued (12/20/02)	Employment bonus	§4(2) of 1933 Act
Julio Palacios*			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Jaivier Garcia*			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Rudy Moralas*			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Mark Risse*			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Cheryl Witherall*			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Kristy Allen *			500 (issued 12/20/02)	Employment bonus	§4(2) of 1933 Act
Dean Calton*			3,000(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Joseph Browning*			3,889(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Joseph Cahill (Director/Officer)			7,779(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
James Chieieleison*			8,000(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Dean Calton (President PowerCold Products)			8,000(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Henry Mark*			6,667(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Kristy Allen*			2,560(issued 2/20/02)	Compensation in lieu of cash	§4(2) of 1933 Act
Gray Hofer (Officer)			2,000(issued 2/20/02)	Employment bonus	§4(2) of 1933 Act
Joseph Cahill (Director/Officer)			25,000 (issued 1/3/02)	Compensation for services from 1/1/02 through 6/30/02	§4(2) of 1933 Act
Joseph Cahill (Director/Officer)			50,000(issued /17/02)	Services rendered relating to Power Sources, Inc.	§4(2) of 1933 Act
Roger Canales, Sr. *			2,667(issued 7/15/02)	Employee compensation at termination	§4(2) of 1933 Act
Chesapeake Securities			47,228(issued /30/02) 2,813(issued 5/6/02) 5,160(issued 6/30/03	Investment placement services	§4(2) of 1933 Act
Econ Investor Relations			12,000(issued /15/02)	Financial public relations	§4(2) of 1933 Act
Philadelphia Brokerage Corp.			70,000(issued 8/5/03)	Obtained through warrant exercise issued for investment placement services	§4(2) of 1933 Act
Shareholders Intelligence Services			50,000(issued8/13/03)	Investor relations services	§4(2) of 1933 Act
Stan Gray Summit Investor Relations			72,000(issued10/1/03)	Investor relations services	§4(2) of 1933 Act
Robert W. Yoho (Director/Officer)			200,000 (issued 12/26/02)	ABT asset purchase	§4(2) of 1933 Act

_____________________________

* Employees

Item 16. Exhibits and Financial Statement Schedules

3.1

Instruments defining the rights of security holders including indentures Incorporated by reference to the Company's Registration Statement As Exhibit 4.7, on Form 8-A/12g, as filed on May 25, 2000.

3.2

Articles of Incorporation, of the Company. Incorporated by reference to the Company's Registration Statement as Exhibit 4.1, on Form 8-A/12g, as filed on May 25, 2000.

3.3

Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to the Company's Registration Statement As Exhibit 4.5, on Form 8-A/12g, as filed on May 25, 2000.

3.4

Amended and Restated By-laws of the Company. Incorporated by reference to the Company's Registration Statement As Exhibit  4.6 on Form 8-A/12g, as filed on May 25, 2000.

4.

Form of common stock Certificate of the Registrant. Incorporated by reference to the Company's Registration Statement As Exhibit 5, on Form 8-A/12g, as filed on May 25, 2000.

4.1

Securities Purchase Agreement, Incorporated by reference to Form 8K exhibit 10.1, as filed on August 2, 2004.

4.2

Secured Convertible Term Note Incorporated by reference to Form 8K exhibit 10.2, as filed on August 2, 2004.

4.3

Common Stock Purchase Warrant Incorporated by reference to Form 8K exhibit 10.3, as filed on August 2, 2004.

4.4

Registration Rights Agreement Incorporated by reference to Form 8K exhibit 10.4, as filed on August 2, 2004.

4,5

Penalty Waiver- Laurus Incorporated by reference to Form S1/A, amendment 2, as filed on January 14, 2005.

5.1

Opinion of Counsel

10.

Material Contracts

10.1

York International Corp. Agreement, Incorporated by reference to Form S1/A, amendment 2, as filed on January 14 2005.

10.2

Shun Cheong,

10.3

Wingate New Orleans (Gulf Development LLC)

10.4

Wingate Henderson NV (Sparkle LLC)

10.5

Health First, Inc.

21

Subsidiaries of the registrant, incorporated by reference to Form S1/A exhibit 21, as filed November 12, 2004.

23.1

Accountant's Consent to Use Opinion

23.2

Counsel's Consent to Use Opinion (Included in Exhibit 5.1)

24.1

Power of Attorney (included as part of the signature pages for certain directors except as otherwise filed herein)

99.1

Form F-N*

* To be filed via amendment

Item 17. Undertakings

*

(a) Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form S-8 (§239.16b of this chapter) or Form F-3 (§239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, State of Pennsylvania, on April 29 , 2005.

.

POWERCOLD CORPORATION

By: /s/ Francis L. Simola

President, Principal Executive Officer, CEO

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Francis L. Simola, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to  make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Date	Title
/s/ Francis L. Simola	April 29 , 2005	President, CEO, Principal Executive Officer, Director

/s/ Grayling Hofer	April 29 , 2005	Treasurer, Principal Accounting Officer

/s/ Joseph C. Cahill	April 29 , 2005	Secretary, /Principal Financial Officer, Director